AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 23, 2004.
                                                 REGISTRATION NO. 333-__________
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------

                               USURF AMERICA, INC.
                 (Name of Small Business Issuer in its Charter)

           NEVADA                          4813                   91-2117796
(State or Other Jurisdiction   (Primary Standard Industrial      (IRS Employer
     of Incorporation or       Classification Code Number)   Identification No.)
        Organization)

         390 INTERLOCKEN CRESCENT, SUITE 900, BROOMFIELD, COLORADO 80021
                                 (303) 789-7100
          (Address and Telephone Number of Principal Executive Offices
                        and Principal Place of Business)


                               DOUGLAS O. MCKINNON
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               USURF AMERICA, INC.
                       390 INTERLOCKEN CRESCENT, SUITE 900
                           BROOMFIELD, COLORADO 80021
                                 (303) 789-7100
            (Name, Address and Telephone Number of Agent for Service)

                                   COPIES TO:
                          CHRISTOPHER K. BRENNER, ESQ.
                          CHRISTOPHER K. BRENNER, P.C.
                               14 N. SIERRA MADRE
                        COLORADO SPRINGS, COLORADO 80903
                                 (719) 471-7026
                               FAX: (719) 471-7036

      APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: From time to time after this registration statement is declared effective.
      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]____________________
      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]_______________________
      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]_______________________
      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|


                         CALCULATION OF REGISTRATION FEE
===================================================================================================================================
                                                                              PROPOSED MAXIMUM  PROPOSED MAXIMUM
          TITLE OF EACH CLASS OF SECURITIES                 AMOUNT TO BE       OFFERING PRICE       AGGREGATE         AMOUNT OF
                  TO BE REGISTERED                          REGISTERED(1)       PER SHARE(2)    OFFERING PRICE(2) REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.0001 par value per share..............    13,953,870 shares      $0.0925(3)       $1,290,733(3)        $151.92
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.0001 par value per share(5)...........    20,000,000 shares       $0.075(4)       $1,500,000(4)        $176.55
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.0001 par value per share(5)...........    53,400,000 shares       $0.050(5)       $2,670,000(4)        $314.26
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.0001 par value per share(5)...........    11,903,420 shares       $0.101(6)       $1,196,535(4)        $140.83
-----------------------------------------------------------------------------------------------------------------------------------
   Total(7)...........................................    99,257,290 shares                        $6,657,268          $783.56
-----------------------------------------------------------------------------------------------------------------------------------

(1) All shares of common stock registered pursuant to this registration statement are being offered by the selling shareholders.
(2)   Estimated solely for the purpose of calculating the registration fee.
(3) Computed in accordance with Rule 457(c) under the Securities Act, using the average of the high and low prices reported on the Over-The-Counter Bulletin Board on December 21, 2004.
(4) Computed in accordance with Rule 457 (g) under the Securities Act, using the maximum conversion price of the preferred stock.
(5) Computed in accordance with Rule 457 (g) under the Securities Act, using the weighted average conversion price of the debentures.
(6) Computed in accordance with Rule 457 (g) under the Securities Act, using the weighted average exercise price of the warrants.
(7) Represents shares of common stock issuable upon the exercise of warrants, conversion of preferred stock and conversion of convertible debentures held by the selling shareholders.

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

--------------------------------------------------------------------------------
THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.
--------------------------------------------------------------------------------

                 SUBJECT TO COMPLETION, DATED DECEMBER 23, 2004

PROSPECTUS


                               USURF AMERICA, INC.


                             UP TO 99,257,290 SHARES
                                 OF COMMON STOCK


      This prospectus relates to the sale of up to 99,257,290 shares of our common stock by the selling shareholders identified on page 27 of this prospectus. Of these shares, 13,953,870 shares were issued and outstanding as of December 21, 2004, and 85,303,420 shares are issuable upon the exercise of warrants, conversion of preferred stock AND THE CONVERSION OF CONVERTIBLE NOTES that we have issued to the selling shareholders.

      The selling shareholders may sell the shares of common stock from time to time at the prevailing market price for the shares or in negotiated transactions. We will not receive proceeds from the sale of shares of common stock by selling shareholders. We may, however, receive total proceeds of up to $ 1,196,535 upon the exercise of the warrants held by the selling shareholders.

      Our common stock is quoted on the Over-The-Counter Bulletin Board under the symbol "USUR". On December 21, 2004, the last reported sale price per share of our common stock, as reported on the OTC Bulletin Board, was $0.090 per share.

                               -------------------

      INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 2 BEFORE PURCHASING OUR COMMON STOCK.

                               -------------------

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                     The date of this prospectus
is December 23, 2004.

                                TABLE OF CONTENTS

                                                                            PAGE
FORWARD-LOOKING STATEMENTS....................................................ii
PROSPECTUS SUMMARY.............................................................1
RISK FACTORS...................................................................2
USE OF PROCEEDS................................................................5
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.......................5
DIVIDEND POLICY................................................................6
MANAGEMENT'S DISCUSSION AND  ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS....................................................6
BUSINESS......................................................................11
MANAGEMENT....................................................................19
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................22
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT................23
LEGAL PROCEEDINGS.............................................................25
PLAN OF DISTRIBUTION..........................................................26
SELLING SHAREHOLDERS..........................................................27
DESCRIPTION OF SECURITIES.....................................................28
LEGAL MATTERS.................................................................29
EXPERTS.......................................................................29
AVAILABLE INFORMATION.........................................................29
INDEX TO FINANCIAL STATEMENTS................................................F-1

      YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. IF ANYONE PROVIDES YOU WITH DIFFERENT OR ADDITIONAL INFORMATION, YOU SHOULD NOT RELY ON IT. THIS PROSPECTUS IS NOT AN OFFER TO SELL OUR COMMON STOCK IN ANY STATE OR OTHER JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR OF ANY SALE OF OUR COMMON STOCK. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THE DATE OF THIS PROSPECTUS.

                           FORWARD-LOOKING STATEMENTS

      This prospectus contains forward-looking statements. Such forward-looking statements include statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words "may", "will", "should", "expect", "anticipate", "estimate", "believe", "intend" or "project" or the negative of these words or other variations on these words or comparable terminology. This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. These statements may be found under the sections titled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," and elsewhere in this prospectus. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, the inclusion of forward-looking statements in this prospectus should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved.

      Any forward-looking statement speaks only as of the date on which it is made. Except to fulfill our obligations under the United States securities laws, we undertake no obligation to update any such statement to reflect events or circumstances after the date on which the statement is made.

--------------------------------------------------------------------------------

                               PROSPECTUS SUMMARY

USURF AMERICA, INC.

      USURF America, Inc. is a facilities-based provider of high-speed "last mile" connectivity, delivering Internet access and interactive broadband services to underserved markets. We operate as a provider of video (cable television) and data (Internet) services to business as well as residential customers, and we offer telecommunications services including local, long distance and enhanced telephone (voice) services. We currently provide services to customers in Colorado, Texas and Arizona. We also market and sell telecommunications-related hardware and software.

      Our current business plan involves obtaining, as many voice, video and data customers as possible by offering various combinations of bundled packages and communications services. Our growth strategy also includes acquisitions of telecommunications-related businesses and/or properties which would provide an immediate or potential customer base for our services.

      In April 2004, we acquired all of the issued and outstanding common stock of Connect Paging, Inc., doing business as Get-A-Phone ("GAP"). GAP is a Texas-based communications company operating as a local exchange carrier in areas currently served by SBC and Verizon Southwest. At the time of the acquisition, GAP had more than 11,000 customers and annual revenues of approximately $9,600,000.


FINANCIAL CONDITION

      We have incurred substantial losses since our inception in 1996. At September 30, 2004, our accumulated deficit was $56.31 million, our net loss for the nine months ended September 30, 2004 was $13.30 million, and our operating activities used $3.2 million in cash for the nine months ended September 30, 2004. Our net loss for the year ended December 31, 2003 was $3.7 million and our operating activities used $1.1 million in cash for 2003.

      In its opinion on our financial statements for the year ended December 31, 2003, our independent auditor, Hein & Associates LLP, expressed substantial doubt about our ability to continue as a going concern.


CORPORATE INFORMATION

      We were incorporated under the laws of the State of Nevada on November 1, 1996, under the name "Media Entertainment, Inc." In July 1999, we changed our corporate name to "USURF America, Inc."

      Our principal executive offices are located at 390 Interlocken Crescent, Suite 900, Broomfield, Colorado 80021. Our telephone number is (719) 260-6455 and our fax number is (719) 260-6456. Our web site is located at www.usurf.com. The reference to our web site does not constitute incorporation by reference of the information contained at the site and you should not consider it a part of this prospectus.

                                  RISK FACTORS

      Investing in our common stock involves risks. You should carefully consider the risks described below before purchasing our common stock. If any of the following risks occur, our business, financial condition and results or operations could be materially adversely affected, the trading of our common stock could decline, and you may lose all or part of your investment. You should acquire shares of our common stock only if you can afford to lose your entire investment.


OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM EXPRESSED IN THEIR AUDIT REPORT RELATED TO OUR FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2003, SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

      In its opinion on our financial statements for the year ended December 31, 2003, our independent auditor, Hein + Associates LLP, expressed substantial doubt about our ability to continue as a going concern because of our recurring losses and negative working capital.


WE HAVE A HISTORY OF SIGNIFICANT LOSSES AND WE MAY NEVER ACHIEVE OR SUSTAIN PROFITABILITY. IF WE ARE UNABLE TO BECOME PROFITABLE, OUR OPERATIONS WILL BE ADVERSELY EFFECTED.

      We have incurred annual operating losses since our inception. As a result, at September 30, 2004, we had an accumulated deficit of $56,310,384. Our gross revenues for the year ended December 31, 2003, were $403,764, with a loss from operations of $3,583,460 and a net loss of $3,654,356. Our gross revenues for the years ended December 31, 2002 and 2001, were $0 and $7,446, respectively, with losses from operations of $3,969,548 and $2,954,189, respectively, and net losses of $4,160,422 and $2,498,468 respectively.

      As we pursue our business plan, we expect our operating expenses to increase significantly, especially in the areas of sales and marketing. As a result of these expected cost increases, we will need to generate increased revenues to become profitable. Accordingly, we cannot assure you that we will ever become or remain profitable. If our revenues fail to grow at anticipated rates or our operating expenses increase without a commensurate increase in our revenues, our financial condition will be adversely affected. Our inability to become profitable on a quarterly or annual basis would have a materially adverse effect on our business and financial condition. Also, the market price for our stock could fall.


WE ARE DEPENDENT UPON LONG-TERM FINANCING. IF WE ARE UNABLE TO RAISE CAPITAL AS WE NEED IT, OUR OPERATIONS COULD BE JEOPARDIZED

      Our ability to implement our business plan and grow is dependent on raising a significant amount of capital. We have sustained our operations in large part from sales of our equity. We may not be able to successfully generate revenues or raise additional funds sufficient to finance our continued operations. In the long term, failure to generate sufficient revenues or obtain financing would have a material adverse effect on our business and would jeopardize our ability to continue our operations.


WE HAVE IN THE PAST AND MAY IN THE FUTURE ENGAGE IN ACQUISITIONS, WHICH WILL CAUSE US TO INCUR A VARIETY OF COSTS AND WHICH MAY NOT ACHIEVE ANTICIPATED OR DESIRED RESULTS.

      From time to time we engage in discussions with third parties concerning potential acquisitions of businesses, products, technologies and other assets. Acquisitions may require us to make considerable cash outlays and can entail the need for us to issue equity securities, incur debt and contingent liabilities, incur amortization expenses related to intangible assets, and can result in the impairment of goodwill, which could harm our profitability. Acquisitions involve a number of additional risks, including:

      o difficulties in and costs associated with the assimilation of the operations, technologies, personnel and products of the acquired companies,

      o assumption of known or unknown liabilities or other unanticipated events or circumstances,

      o risks of entering markets in which we have limited or no experience, and

      o     potential loss of key employees.

      Any of these risks could harm our ability to achieve profitability of acquired operations or to realize other anticipated benefits of an acquisition.


WE HAVE SENIOR SECURED CONVERTIBLE DEBENTURES TOTALING $4,420,000 DUE IN 2005 AND 2006, COLLATERALIZED BY ALL OUR ASSETS. WE DO NOT HAVE THE FUNDS AVAILABLE TO PAY THESE DEBENTURES IF NOT CONVERTED INTO COMMON STOCK. IF THE DEBENTURES ARE NOT PAID OR CONVERTED, THE DEBENTURE HOLDERS COULD FORECLOSE ON OUR ASSETS.

      During 2004, we entered into a series of private placements totaling $4,420,000 in senior secured debentures, convertible into common stock at $0.05 per share. If not converted, we will owe $2,095,000 to the debenture holders on September 15, 2005 and $2,325,000 to the debenture holders on June 15, 2006. The debentures bear interest at rates from six percent (6%) to twelve percent (12%) and are collateralized by our assets. We do not currently have the funds to pay these debentures and we cannot assure you that we will have the funds to pay them on the due dates. If the debentures are not paid or converted, the debenture holders could foreclose on our assets.

WE RELY ON LOCAL TELEPHONE COMPANIES AND OTHER COMPANIES TO PROVIDE CERTAIN TELECOMMUNICATIONS SERVICES. A DISRUPTION OF THESE SERVICES COULD HAVE AN ADVERSE EFFECT ON OPERATIONS.

      Our wholly owned subsidiary, Connect Paging, Inc. d/b/a Get-A-Phone is a Texas-based communications company operating as a local exchange carrier in areas currently served by SBC and Verizon Southwest We buy certain telecommunications from SBC and Verizon and resell these to our customers. If we were not able to buy these services or if we experienced a disruption of these services, it would adversely effect our ability to operate in these areas.

WE HAVE THE ABILITY, WITHOUT SHAREHOLDER APPROVAL, TO ISSUE PREFERRED STOCK AND DESIGNATE THE RIGHTS, PREFERENCES AND PRIVILEGES THAT MAY BE SENIOR TO COMMON STOCK.

      In November 2004, we issued 10,000 shares of Series A Convertible Preferred Stock ("Series A Stock") at $100.00 per share, for a total consideration of $1,000,000. The Series A Stock is convertible into our common stock at a conversion price ranging from $0.05 to $0.075 as calculated in accordance with the Certificate of Designation. The Series A Stock has a liquidation preference ahead of the common shares in the event of any dissolution or winding up of our company and is entitled to any dividends that may be declared from time to time by the Board of Directors.

      We have a total of 100,000,000 authorized shares of preferred stock. The Board of Directors may determine, without shareholder approval, the rights, preferences and privileges of the preferred stock. Depending on the rights, preferences and privileges granted when the preferred stock is issued, it may have the effect of delaying, deferring or preventing a change in control without further action by the shareholders, may discourage bids for our common stock at a premium over the market price of the common stock and may adversely affect the market price of and the voting and other rights of the holders of our common stock.

WE CAN ISSUE COMMON STOCK WITHOUT SHAREHOLDER APPROVAL THAT MAY CAUSE DILUTION TO EXISTING SHAREHOLDERS.

      We have 400,000,000 authorized shares of common stock that can be issued by the Board of Directors. At December 20, 2004, we had available for issue 198,039,912 shares of common stock. Under most circumstances the Board of Directors has the right to issue these shares. If all of these shares were issued, it would substantially dilute the existing shareholders.

OUR COMMON STOCK HAS EXPERIENCED SIGNIFICANT PRICE VOLATILITY IN THE PAST AND WE EXPECT IT TO EXPERIENCE HIGH VOLATILITY IN THE FUTURE. THIS HIGH VOLATILITY SUBSTANTIALLY INCREASES THE RISK OF LOSS TO PERSONS OWNING OUR COMMON STOCK.

      The trading price for our common stock has been, and we expect it to continue to be, highly volatile. For example, the closing bid price of our stock has fluctuated between $0.04 and $0.35 per share since January 1, 2002. The price at which our common stock trades depends upon a number of factors, including our historical and anticipated operating results and general market and economic conditions, which are beyond our control. In addition, the stock market has, from time to time, experienced extreme price and volume fluctuations. These broad market fluctuations may lower the market price of our common stock. Moreover, during periods of stock market price volatility, share prices of many telecommunications companies have often fluctuated in a manner not necessarily related to their operating performance. Accordingly, our common stock may be subject to greater price volatility than the stock market as a whole.


FUTURE SALES OF COMMON STOCK MAY CAUSE THE PRICE OF OUR COMMON STOCK TO DECLINE.

      Future sales of substantial amounts of common stock pursuant to Rule 144 under the Securities Act of 1933 or otherwise by certain shareholders could have a material adverse impact on the market price for the common stock at the time. As of the date of this prospectus, there are 87,515,688 outstanding shares of our common stock held by shareholders which are deemed "restricted securities" as defined by Rule 144 under the Securities Act. Under certain circumstances, these shares may be sold without registration pursuant to the provisions of Rule
144. In general, under Rule 144, a person (or persons whose shares are aggregated) who has satisfied a one-year holding period may, under certain circumstances, sell within any three-month period a number of restricted securities which does not exceed the greater of one (1%) percent of the shares outstanding or the average weekly trading volume during the four calendar weeks preceding the notice of sale required by Rule 144. In addition, Rule 144 permits, under certain circumstances, the sale of restricted securities without any quantity limitations by a person who is not an affiliate of ours and has satisfied a two-year holding period. Any sales of shares by shareholders pursuant to Rule 144 may cause the price of our common stock to decline.

      In addition, future sales of shares of common stock by shareholders and us, including sales by the selling shareholders pursuant to this prospectus and subsequent sale of common stock by the holders of warrants, could have an adverse effect on the trading price of our securities. The sale of a significant amount of these shares at any given time could cause the trading price of our common stock to decline.


OUR COMMON STOCK IS SUBJECT TO PENNY STOCK RULES WHICH MAY BE DETRIMENTAL TO INVESTORS.

      Our common stock has traded at a price substantially below $5.00 per share, subjecting trading in the stock to certain SEC rules requiring additional disclosures by broker-dealers. These rules generally apply to any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions, commonly referred to as a "penny stock." Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and institutional or wealthy investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to the sale. The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Such information must be provided to the customer orally or in writing before or with the written confirmation of trade sent to the customer. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from effecting transactions in our common stock. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules.

OUR COMMON STOCK WAS DE-LISTED FROM THE AMERICAN STOCK EXCHANGE AND IS NOW TRADED ON THE OTC BULLETIN BOARD, WHICH MAY BE DETRIMENTAL TO INVESTORS.

      Our stock common stock was de-listed from the American Stock Exchange effective March 9, 2004 because we failed to maintain the continued listing standards of AMEX. As a result, effective March 22, 2004 our common stock is traded on the OTC Bulletin Board. Stocks traded on the OTC Bulletin Board generally have limited trading volume and exhibit a wide spread between the bid/ask quotation.


WE OPERATE IN A HIGHLY COMPETITIVE MARKET, AND WE MAY NOT BE ABLE TO COMPETE EFFECTIVELY AGAINST ESTABLISHED COMPETITORS WITH GREATER FINANCIAL RESOURCES AND MORE DIVERSE STRATEGIC PLANS.

      We face competition from many communications providers with significantly greater financial, technical and marketing resources, longer operating histories, well-established brand names, larger customer bases and diverse strategic plans and technologies. Intense competition has led to declining prices and margins for many communications services. We expect this trend to continue as competition intensifies in the future. We expect significant competition from traditional and new communications companies, including local, long distance, cable modem, Internet, digital subscriber line, fixed and mobile wireless and satellite data service providers, some of which are described in more detail below. If these potential competitors successfully focus on our market, we may face intense competition which could harm our business. In addition, we may also face severe price competition for building access rights, which could result in higher sales and marketing expenses and lower profit margins.


REGULATION OF THE INTERNET.

      Due to the increasing popularity and use of the Internet by broad segments of the population, it is possible that laws and regulations may be adopted with respect to the Internet pertaining to content of Web sites, privacy, pricing, encryption standards, consumer protection, electronic commerce, taxation, and copyright infringement and other intellectual property issues. No one is able to predict the effect, if any, that any future regulatory changes or developments may have on the demand for our Internet access or other Internet-related services. Changes in the regulatory environment relating to the Internet access industry, including the enactment of laws or promulgation of regulations that directly or indirectly affect the costs of telecommunications access or that increase the likelihood or scope of competition from national or regional telephone companies, could materially and adversely affect our business, operating results and financial condition.


WE WILL INCUR CERTAIN EXPENSES IN CONNECTION WITH THIS REGISTRATION.

      We are required to pay the fees and expenses incurred by us in connection with the registration of the shares under this registration statement. We have also agreed to indemnify certain of the selling shareholders against losses, claims, damages and liabilities arising out of relating to any misstatements or omissions in this registration statement or prospectus, including liabilities under the Securities Act.


                                 USE OF PROCEEDS

      This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling shareholders identified in this prospectus. We will receive no proceeds from the sale of shares of common stock in this offering. However, we may receive up to $1,196,535 in proceeds upon the exercise of warrants held by the selling shareholders. Any proceeds we receive upon the exercise of warrants will be used for working capital and general corporate purposes.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

      Until March 9, 2004, our common stock traded on the American Stock Exchange under the symbol "UAX." Effective March 22, 2004, our common stock began trading on the OTC Bulletin Board under the symbol "USUR" The market represented by the OTC Bulletin Board is extremely limited and the price for our common stock quoted on the OTC Bulletin Board is not necessarily a reliable indication of the value of our common stock. The following table sets forth the high and low closing sales prices for our common stock as reported by AMEX through the first quarter of 2004, and the high and low bid prices for our shares of common stock as reported on the OTC Bulletin Board for the period beginning in the first quarter of 2004. Quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

YEAR                        PERIOD                              HIGH       LOW
----   -----------------------------------------------------   -----     ------
2004   Fourth Quarter (through December 20, 2004)              $0.13     $0.06
       Third Quarter                                            0.09      0.05
       Second Quarter                                           0.19      0.06
       First Quarter (OTC Bulletin Board beginning March 22)
       First Quarter (AMEX through March 8)                     0.24      0.20
2003   Fourth Quarter                                           0.35      0.15
       Third Quarter                                            0.24      0.13
       Second Quarter                                           0.29      0.04
       First Quarter                                            0.09      0.05
2002   Fourth Quarter                                           0.13      0.04
       Third Quarter                                            0.11      0.04
       Second Quarter                                           0.12      0.04
       First Quarter                                            0.25      0.08

      Our common stock is subject to Rule 15g-1 through 15g-9 under the Securities Exchange Act of 1934, which imposes certain sales practice requirements on broker-dealers who sell our common stock to persons other than established customers and "accredited investors" (generally, individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouses). For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to the sale.

      As of December 20, 2004, we had approximately 201,960,088 shares of common stock issued and outstanding, which shares were held by approximately 1,235 holders of record. Certain shares of common stock are held in "street" name and may, therefore, be held by numerous beneficial owners.


                                 DIVIDEND POLICY

      Our board of directors determines any payment of dividends. We have never declared or paid cash dividends on our common stock. We currently intend to retain all available funds for use in the operations of our business and do not anticipate paying any cash dividends on our common stock in the foreseeable future. Any determination to pay dividends in the future will be dependent on our results of operations, our financial condition, restrictions imposed by applicable law and other factors deemed relevant by our board of directors.


                           MANAGEMENT'S DISCUSSION AND
            ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

      The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the financial statements and the related notes contained elsewhere in this prospectus. This discussion contains forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth the sections titled under "Risk Factors" and elsewhere in this prospectus.

OVERVIEW

      During 2003 and the first half of 2004, we continued to implement and expand our business plan beyond solely offering wireless Internet access service. We currently operate as a provider of video (cable television) and data (Internet) services to business and residential customers. In addition, with the acquisition of Connect Paging, Inc., doing business as Get-A-Phone, we offer additional telecommunications services including local, long distance and enhanced telephone (voice) services. We also market and sell telecommunications-related hardware and software. Our current business plan involves obtaining, through internal growth, as many voice, video and data customers as possible offering various combinations of bundled packages of communications services. Our growth strategy also includes acquisitions of telecommunications-related businesses and/or properties which would provide an immediate or potential customer base for our services.


GOING CONCERN

      Our auditor stated in its report on our financial statements for the period ended December 31, 2003 and 2002 that we have experienced recurring losses and operated with negative working capital and, as a result, there exists substantial doubt about our ability to continue as a going concern. For the nine months ended September 30, 2004 and 2003, we incurred a net loss of $13,298,539 and $1,990,795, respectively. As of September 30, 2004, we had an accumulated deficit of $56,310,384. Management is actively seeking customers for its services. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event we cannot continue in existence. These factors raise substantial doubt about our ability to continue as a going concern.


CRITICAL ACCOUNTING POLICIES

      Our critical accounting policies are those having the most impact on the reporting of our financial condition and results and those requiring significant judgments and estimates. These policies include those related to (1) accounts receivable, (2) inventory valuation, (3) amortization and recoverability of long-lived assets, including goodwill, (4) litigation accruals and (5) revenue recognition. Management bases its estimates and judgments on its historical experience and other relevant factors, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

      While management believes that the historical experience and other factors considered provide a meaningful basis for the accounting policies applied in the preparation of our consolidated financial statements, management cannot guarantee that its estimates and assumptions will be accurate. If such estimates and assumptions prove to be inaccurate, we may be required to make adjustments to these estimates in future periods.

      There have been no material changes to our critical accounting policies during the nine months ended September 30, 2004. There were no material changes to our critical accounting policies during the fiscal year ended December 31, 2003, except for the adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets."

      REVENUE RECOGNITION

      We charge our customers monthly service fees and recognize the revenue in the month the services are provided or equipment is sold. Allowances for estimated returns and discounts are recognized when sales are recorded and are based on our experience. Significant management judgments and estimates must be made and used in connection with establishing these allowances in any accounting period. Material differences may result in the amount and timing of revenues for any period if management makes different judgments or utilizes different estimates.

      ASSET IMPAIRMENT - GOODWILL

      In assessing the recoverability of our fixed assets, goodwill and other non-current assets, we consider changes in economic conditions and make assumptions regarding estimated future cash flows and other factors. If these estimates or their related assumptions change in the future, we may be required to record impairment charges.

      LITIGATION

      We have been involved in lawsuits and other claims. We assess the likelihood of any adverse judgments or outcomes to these matters, as well as the potential range of probable losses. A determination of the amount of accrual required, if any, for these contingencies is made after careful analysis of each matter. The required accrual may change in the future due to new developments in any matter or changes in approach (such as a change in settlement strategy) in dealing with these matters.

      INVENTORIES

      Our inventories are valued at the lower of cost or market value. We also identify obsolete items of inventory that are not forecasted to be used in our future operations and record an allowance for those items. To date, we have performed full physical inventory counts on an annual basis. In the future, if we expand our operations, it is possible that we may instead rely on cycle counts at warehouses and distribution centers to measure inventory. Currently, however, inventories do not represent a material item on our balance sheet and are generally not a significant factor in our operations.

      ACCOUNTS RECEIVABLE

      We maintain an allowance for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. We provide a general allowance for customer accounts based on historical collection and write-off experience from our operations and the telecommunications industry, and a specific allowance for any individually significant customers who are known to be experiencing financial difficulties. Judgment is critical because some customers may experience financial difficulties. If the financial condition of any such customer were to worsen, additional allowances might be required.

RESULTS OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003

      REVENUES

      For the nine months ended September 30, 2004 and 2003, USURF had $5,098,714 and $236,448, respectively in revenue, an increase of $4,862,266. This increase is primarily due to the acquisition of Connect Paging, Inc. d/b/a Get-A-Phone in April 2004. During the nine months ended September 30, 2004, USURF's revenues were derived primarily from the sale of telecommunication services, Internet access services, telecommunications-related hardware and services and satellite-based CATV access services. These revenues are recognized and recorded as services are performed.

      OPERATING EXPENSES

      For the nine months ended September 30, 2004 and 2003, operating expenses were $9,120,309 and $2,087,446, respectively. During the nine months ended September 30, 2004, operating expenses consisted primarily of professional and consulting fees of $4,283,727, of which $4,249,931 was paid in stock, salaries and commissions of $1,030,871, and other general and administrative expenses of $2,993,418 consisting primarily of bad debt related to Get-A-Phone accounts receivable ($1,516,788), right of entry expense ($336,278), software expense ($127,054) and insurance expense ($122,516).

      NET LOSS

      For the nine months ended September 30, 2004, we had a net loss of $12,448,539. In the comparable period of the prior year, we had a net loss of $1,990,795.

      LIQUIDITY

      At September 30, 2004, USURF had a net working capital deficit of $1,711,155, compared to a net working capital deficit of $757,040 at December 31 2003. A net working capital deficit means that current liabilities exceeded current assets. Current assets are generally assets that can be converted into cash within one year and can be used to pay current liabilities.

      In January 2004, we entered into an agreement with Atlas Capital Services, LLC ("Atlas") to provide financing directly or indirectly to us. Under the terms of the agreement, we will pay to Atlas a fee equal to 10% of the principal amount of the transaction amount to be paid as proceeds are received by us from each transaction.

      Prior to the arrangement with Atlas, we issued $1,200,000 in common stock in private placements. During the nine months ended September 30, 2004, Atlas arranged for the private placement of debt and equity securities through which we raised $5,420,000 in gross proceeds. We received $1,000,000 from Evergreen Venture Partners, LLC for the sale of common stock and $4,420,000 from Crestview Capital Master LLC for secured convertible debentures.. The debentures are convertible into common stock at a conversion price of $0.05 per share.. At September 30, 2004, we had cash on hand of $260,795.

      Subsequent to September 30, 2004, we executed a Subscription Agreement whereby we agreed to issue and sell to the Monarch Pointe Fund, Ltd. and Mercator Advisory Group, LLC, referred to in this discussion as the "Purchasers", 10,000 shares of Series A Convertible Preferred Stock ("Series A Stock") at $100.00 per share, for gross proceeds of $1,000,000. In connection with the purchase and sale of the Series A Stock, the Purchasers will receive Warrants to purchase up to an aggregate of 7,000,000 shares of our common stock, at an exercise price of $0.075 per share subject to certain adjustment.

      Currently, we believe we have sufficient cash from the sale of our securities to continue current business operations through the end of the first quarter, 2005. We anticipate that our capital needs will be met through financing transactions arranged by Atlas or Mercator Advisory Group, LLC. We will also seek other sources of financing to fund operations, although we may not be successful in such efforts. We may not be able to secure adequate capital as we need it. Without additional capital, we would be forced to curtail or cease our operations.


      CASH USED IN OPERATING ACTIVITIES

      During the nine months ended September 30, 2004, our operations used cash of $3,190,063 compared to $663,843 used during the same period in 2003. In each period reported, the use of cash was a direct result of the increase in net loss. During the nine months ended September 30, 2004, $990,036 of accreted interest expense and $1,568,688 loss on debt modification was recorded in relation to our notes payable with beneficial conversion features; during the same period in 2003 we did not incur any accreted interest expense or debt modification expense.

      CASH USED IN INVESTING ACTIVITIES

      During the first three quarters of 2004, we engaged in a significant amount of capital investment activity, primarily through the acquisition of business assets from other companies. The total value of capital investments for the period was $3,073,000 compared to only $413,149 for the same period in 2003. During the 2004 period, capital assets were also acquired through the issuance of stock valued at $2,656,998.

      CASH PROVIDED BY FINANCING ACTIVITIES

      During the first three quarters of 2004, the total value of our financing activities was $6,451,700 compared to a value of $1,225,733 provided during the same period in 2003. During the 2004 period, $1,600,000 of cash was provided through the sale of stock and $4,963,000 (presented as $4,059,685 net of unamortized discount of $360,315) was provided through debt issuance.

      OFF-BALANCE SHEET FINANCING ACTIVITIES

      We do not have any off-balance sheet arrangements that have, or are reasonably likely to have a current or future material effect on our financial condition, changes in financial condition, revenue or expenses, results of operations, liquidity, capital expenditures or capital resources.

YEAR ENDED DECEMBER 31, 2003 COMPARED TO THE YEAR ENDED DECEMBER 31, 2002

      REVENUES

      For the year ended December 31, 2003 we had $403,764 in revenue and for the year ended December 31, 2002 we had no revenues. During the year ended December 31, 2003, our revenues were derived primarily from the sale of Internet access services, telecommunications-related hardware and services, satellite-based CATV access services and software licensing. These revenues are recognized and recorded on an accrual basis.

      OPERATING EXPENSES

      For the year ended December 31, 2003 and 2002, operating expenses were $3,493,720 and $3,837,517, respectively. During the year ended December 31, 2003 and 2002, operating expenses consisted primarily of professional and consulting fees of $1,709,556 and $2,794,020, respectively, all of which were paid in stock, salaries and commissions of $1,028,246 and $899,967, respectively, most of which was paid in stock, and other general and administrative expenses of $755,918 and $143,530, respectively, consisting primarily of $130,384 and $7,336 in depreciation and $113,517 and $20,051 in rent.

      NET LOSS

      For the year ended December 31, 2003, we had a net loss of $3,654,356, or $0.04 net loss per share. For the year ended December 31, 2002, we had a net loss of $4,160,422 or $0.09 net loss per share.

      CASH USED IN OPERATING ACTIVITIES

      During the year ended December 31, 2003, our operations used cash of $1,056,395 compared to $646,837 used during the year ended December 31, 2002. For the year ended December 31, 2003, our net loss of $3,654,356 is offset by various non-cash expenses of $2,379,769. For each year reported, the use of cash was a direct result of the lack of revenues compared to operating expenses.

      CASH USED IN INVESTING ACTIVITIES

      The total value of our capital expenditures for the year ended December 31, 2003 was $1,326,009 compared to $73,359 for the year ended December 31, 2002. For the year ended December 31, 2003, this primarily consisted of cash for acquisitions and future acquisitions.

      CASH PROVIDED BY FINANCING ACTIVITIES

      During the year ended December 31, 2003, the total amount of our financing activities was $2,343,433 compared to $831,754 for the year ended December 31, 2002. During the year ended December 31, 2003, $2,286,433 of cash was provided through the sale of stock and the exercise of common stock warrants.

      LIQUIDITY AND CAPITAL RESOURCES

      At September 30, 2004, we had positive working capital of $1,203,061 compared to a net working capital deficit of ($757,040) at December 31, 2003. A net working capital deficit means that current liabilities exceeded current assets. Current assets are generally assets that can be converted into cash within one year and can be used to pay current liabilities.

      Currently, we believe that we have sufficient cash from the sale of securities and commitments from Atlas Capital financing transactions to continue our current business operations through the end of the first quarter, 2005. During the six months ended September 30, 2004, we received approximately $2,200,000 from the sale of securities and $3,670,000 in debt from the Atlas Capital financing transaction. At September 30, 2004, we had cash on hand of $280,048.

      We anticipate that our capital needs will be met through financing transactions arranged by Atlas Capital. We will also seek other sources of financing to fund our operations, although we may not be successful in such efforts. We may not be able to secure adequate capital as we need it. Without additional capital, we would be forced to curtail or cease our operations.

                                    BUSINESS


GENERAL

      We are a facilities-based provider of high-speed "last mile" connectivity, delivering Internet access and interactive broadband services to underserved markets. We operate as a provider of video (cable television) and data (Internet) services to business as well as residential customers, and with the recent acquisition of Get A Phone, sometimes referred to in this prospectus as GAP, we now offer telecommunications services including local, long distance and enhanced telephone (voice) services. We currently provide services to customers in Colorado, Texas and Arizona. We also market and sell telecommunications-related hardware and software.

      Our current business plan involves obtaining, through internal growth, as many voice, video and data customers as possible offering various combinations of bundled packages and communications services. Our growth strategy also includes acquisitions of telecommunications-related businesses and/or properties which would provide an immediate or potential customer base for our services.


2004 TRANSACTIONS

      CONNECT PAGING, INC.

      On April 20, 2004, we acquired all of the issued and outstanding common stock of Connect Paging, Inc., or GAP, doing business as Get-A-Phone. As consideration for this transaction we paid a total of $2,000,000 in cash and issued a total of 14,250,000 shares of our common stock to the shareholders of GAP. Using the average of the high and low prices of the stock on April 20, 2004, as reported by the OTC Bulletin Board, the total value of the common stock we issued in this transaction was $1,567,500. The total consideration we paid in the transaction is approximately $3,567,500.

      SOVEREIGN COMPANIES

      In February 2004, we signed five separate agreements to acquire certain assets of Sovereign Companies, LLC. The first agreement was for $199,698 for various equipment and subscribers. The second agreement was for $142,764 for various equipment and subscribers. The third agreement was for $47,381 for equipment. The fourth agreement was for $6,854 for equipment and the fifth agreement was for $83,073 for equipment.

      CRESTVIEW CAPITAL TRANSACTIONS

      In March 2004, Atlas Capital Services, LLC arranged for us to complete a private placement to Crestview Capital totaling $2,095,000 in debentures convertible into 20,950,000 shares of common stock at $0.10 per share, with warrants attached representing 13,782,895 shares of common stock. The warrants have an exercise price of $0.12 per share. The debentures, if not converted, are due to be paid on September 15, 2005 and bear interest at six percent (6%) payable quarterly. Under the terms of the private placement, the investors have the right to purchase up to an amount equal to $3,000,000 in principal amount of additional debentures. Any additional investment will be on terms identical to those of the original offering.

      In April 2004, we completed an additional private placement with Crestview Capital totaling $1,575,000 in debentures convertible into 19,687,500 shares of common stock at $0.08 per share, with warrants attached representing 7,579,403 shares of common stock. The warrants have an exercise price of $0.12 per share. The debentures, if not converted, are due in June 2006 and bear interest at eight percent (8%) payable quarterly. Under the terms of the private placement, the investors have the right to purchase up to an amount equal to $1,500,000 in principal amount of additional debentures. Any additional investment will be on terms identical to those of the original offering.

      In July 2004, we completed two additional private placements to Crestview Capital totaling $750,000 in debentures convertible into 15,000,000 shares of common stock at $0.05 per share. The convertible debentures, if not converted, are due in June, 2006 and bear interest at twelve percent (12%) payable quarterly. Under the terms of the private placement, the investors have the right to purchase up to an amount equal to $750,000 principal amount of additional debentures. Any additional investment will be on terms identical to those of the original offering.

      Additionally in July 2004, we repriced the purchase price and conversion price of the above first and second quarter transactions to $0.05 per share. As a result, we have reserved an additional 32,762,500 shares to be issued upon conversion of the outstanding convertible debentures. $2,000,000 of the proceeds from the above transactions has been used for the acquisition of Connect Paging. Inc. d/b/a/ Get-A-Phone and the remaining amount has and will be used for general working capital.


TELEPHONE (VOICE) SERVICES

      With the acquisition of GAP, we now provide local, long distance and enhanced communication services to Texas customers. GAP is a Texas-based communications company operating in areas currently served by SBC and Verizon Southwest. At the time of the acquisition, GAP had more than 11,000 customers and annual revenues of approximately $9,600,000. GAP currently has approximately 14,000 customers GAP is a competitive local exchange carrier, or CLEC, and is subject to regulation by the Texas Public Utilities Commission.


CABLE TELEVISION (VIDEO) SERVICES

      We currently operate as a private cable operator, or PCO, whereby we are not subject to franchise regulations. However, through our subsidiary, Usurf TV, Inc., we have applied for a franchise in Elbert County, Colorado.

      We deliver our cable television services by re-transmitting programming signals via antenna and principal head-end electronic equipment that receive and process signals from satellites, via both analog and digital transmissions. Currently, we obtain our programming through program access agreements with the National Cable Television Cooperative (NCTC), DirecTV, Headend in the Sky
(HITS), Dish Network and direct contracts with other content providers. We also process and distribute off-air transmission signals from local network affiliates and independent television stations. For analog services, our system architecture generally eliminates the need for set-top converter boxes when it is connected to cable-ready television sets, and enables us to activate service for subscribers without entering into an apartment. For digital services, a set-top converter box is required. In the future, we plan to employ the technology that provides the most attractive return on invested capital without compromising service.

      We offer our subscribers a complete array of popular cable television programming at competitive prices. Our expanded basic retail prices generally approximate the rates charged by the incumbent franchise CATV operators, and includes uninterrupted full-length motion pictures, regional sports channels, sporting events, concerts and other entertainment programming. Premium channels, including HBO(TM), Cinemax(TM) and Showtime(TM) are generally offered individually or in discounted packages with basic or other services. Digital service can be added and includes additional expanded basic channels, music channels, multiplex premium channels, pay-per-view availability and an interactive programming guide.

INTERNET (DATA) SERVICES

      WIRELESS ACCESS

      "Wireless Internet" is a relatively new type of communications spectrum designated by the FCC. Wireless Internet access requires a transmission facility maintained by an ISP employing a wireless system and the user's modem (a transmitter/receiver modem) equipped with an antenna. We use a combination of "off-the-shelf" components and company's new proprietary IP based software technology in constructing a wireless Internet system and delivering our wireless Internet services to customers. This change in equipment strategy is based on our management's belief that the off-the-shelf components coupled with its new proprietary IP technology, offer greater reliability and greater certainty of supply. Our services support all equipment meeting Wi-Fi (wireless fidelity) 802.11(x) standards operating in the unlicensed 2.4, 5.2 and 5.8GHz 802.11(x) spectra, and can be deployed far less expensively than other wireline and cable technologies.

      CURRENT MARKETS

      We are currently developing a network backbone and support infrastructure that will serve the front range of Colorado, from Greeley to Pueblo including the large municipalities of Denver and Colorado Springs. Our progress has been slowed due to our need to create the required network and systems to provide a quality service. We currently provide video (cable TV) and high-speed, broadband Internet access to multiple MDUs and MTUs in Denver and Colorado Springs. We have begun to market these services aggressively to office building owners and property managers who may be interested in providing our Internet access service to their tenants on a building-wide basis.

      In addition to our Denver and Colorado Springs operations, we have entered into agreements with developers to provide video, voice and data services to properties in northern Colorado.

      In the fourth quarter 2003, we began deployment of high speed data access to high-end, recreational vehicle, resort communities in the Phoenix, Arizona area.

      In each of our markets, our progress in developing our business has been impaired by a lack of capital. Unless we obtain needed capital, the growth of the business will continue to be slow.

      CABLE ACCESS

      We are able to offer high-speed Internet dedicated service via cable modems using the existing cable infrastructure at certain MDU properties. The properties are connected to the Internet via T-1 telephone lines leased from bandwidth providers.


TELECOMMUNICATIONS EQUIPMENT AND SOFTWARE SALES

      In February 2003, we acquired assets from a telecommunications company that have enabled us to begin to operate as a seller of telecommunications-related services, hardware and software. We offer a broad array of products and the start to this part of our business has shown some success. For the year ended December 31, 2003, revenues from the sale of services, hardware and software totaled approximately $219,000.


INTELLECTUAL PROPERTY SALES

      In October 2003, we acquired all the assets of Children's Technology Group, or CTG, a Golden, Colorado-based Internet portal providing a content-protected online environment for children. CTG's flagship product is Garfield Island(TM), available via download at www.GarfieldIsland.com , and features the world-famous cartoon cat. This acquisition was completed with a combination of cash and common stock.

      In October 2003, we also entered into an agreement to license certain software acquired in the CTG purchase to ZKid Network Company. We provide ZKid Network Company's product with an additional layer of security and greater empowerment to parents for the soon-to-be released KidsKeep Safe Internet Software Program. The terms of the agreement called for a license fee payment of $485,000 paid with a combination of $25,000 cash and two million shares of stock. The agreement also calls for a monthly fee, based upon sales, with a minimum of $4,000 per month. The license fee has been recorded as deferred revenue and is being amortized over the two year term of the agreement using the straight line method. The balance of deferred revenue at December 31, 2003 was $403,333. At December 31, 2003, the value of the stock had declined and accordingly, we recorded an unrealized comprehensive loss of $160,000 and reduced the carrying value of the stock by $160,000. We recognized approximately $62,000 of revenue relating to this agreement during 2003.

      Effective May 2004, we sold Children's Technology Group, Inc., dba MomsandDads, to ZKID Network Company (OTCBB: ZKID). The terms of the sale provided for ZKID to pay us $600,000 in stock consideration (the "Purchase Price'). At closing we received 4,000,000 shares of ZKID common stock valued at $0.15 per share. The terms of the purchase and sale agreement provide that if the shares issued to us do not have a market value of at least $600,000, then ZKID would issue additional shares to us for the difference. At September 30, 2004 the market value of the shares was $240,000 less than the Purchase Price and accordingly, we recorded securities receivable in that amount.


OUR SALES AND MARKETING STRATEGY

      For our bundled (voice, video and/or data) telecommunications services, we target MDU properties and planned community developments and the residents living there. Our selling cycle for obtaining "right-of-entry" (ROE) agreements that will permit us to offer our services to MDU tenants includes proposal presentation, contract negotiations and service implementation, a cycle that can require up to nine months. While we plan to bolster our growth through acquisitions, securing new ROE agreements through direct marketing efforts is an integral part of our strategy to grow and achieve operating efficiencies and positive cash flow.

      While royalty arrangements encourage property owners to enter into ROE agreements with us, we believe that delivery of competitive products and superior customer service that are targeted to our MDU niche market are the key to obtaining ROE agreements. We use a marketing strategy whereby we concentrate on entering into ROE agreements with the large national owners of high-quality MDU properties that own properties in our markets, in conjunction with marketing our services to smaller owners whose properties typically lie within a single geographic market.

      We offer property owners and management companies a great amenity that promotes increased occupancy, as well as an attractive new revenue source in the form of royalties. Under the ROE agreements, property owners generally are paid a percentage of net monthly receipts collected for services delivered to subscribers on a property. The percentage paid to property owners under this arrangement typically varies, depending upon the total number of subscribers to our services in relation to the total number of dwelling units on a property. We attempt to focus our efforts on negotiating long-term ROE agreements with owners of MDU portfolios, because we believe that strategic relationships with these owners are critical to market penetration and long-term success. These ROE agreements, to date, generally provide for a term of seven to 20 years and give us the right to be the preferred provider of voice, video and/or data services on the subject property. The property owner typically agrees to market and promote our services on a property.

      Once we have obtained the ROE agreement and services have been activated on the property, we utilize the on-site leasing personnel to market the services to the residents, which typically takes place at the time the residents sign their leases. The services are packaged at competitive prices, with discounts for signing-up for two or more services. For the resident, this easy sign-up process eliminates the need for them to contact several different service providers, and saves them money and time. In addition, we attempt to schedule service installations prior to the move-in date of the resident. This eliminates the inconvenience for the resident of having to meet the installation technicians, as is the case with the competition. All of our services are billed on a single invoice, and the resident only has one company to contact for any questions or concerns. We believe that the combination of convenience, savings, and quality service presented to the resident at the time of move-in is a very powerful marketing advantage. Additionally, the leasing agents are given an incentive to sell the services, since we pay them commissions (directly or through the property owner's management company) for signing up residents. The leasing agents are trained by us and are provided with marketing and other support literature to facilitate sales of the products and services.

      Our acquisition strategy is to pursue properties that we can acquire for costs comparable to or below those of a standard build-out. These generally tend to be ROE agreements held by small private telecommunications providers.


KEY SUPPLIERS

      We currently have agreements with Redline Performance Management Group and DirecTV for cable television programming. While alternative suppliers do exist for analog and digital cable programming, these alternatives are either not as robust and/or are not as economically advantageous as the product(s) offered by these programming suppliers. As a result, if we were required to replace Redline and DirecTV for any reason, it is likely we would not be able to offer our current programming packages to tenants or that the cost of providing these packages would significantly increase.


CUSTOMER SERVICE AND SUPPORT

      We are committed to the highest levels of customer satisfaction. We believe that maintaining high levels of customer satisfaction will remain as a key competitive factor. Currently, we provide customer support during normal business hours and after hours support through a third party, ensuring that our customers will always be able to reach support services. Our customer support operations can be expected to expand, if and when we obtain needed capital.


COMPETITION

      The market for cable television, Internet and telephony services is extremely competitive. Under the terms of our ROE agreements, we generally are required to provide products and services that are competitive with those offered by other providers. We compete for customers on the basis of price, services offered and customer service. Local franchised cable television providers, such as Comcast and Adelphia, represent our principal competition. These competitors are typically very large companies with significantly greater resources than ours.

      While technology and regulatory changes have allowed companies like us to compete more effectively with the incumbents, there is no assurance that we will be able to develop and execute upon financially viable business models. As is the case with us, telecommunications service providers like us have greater flexibility to customize their products and services than their competition, but they typically pay higher programming costs than the local franchise cable television providers and do not have the scale of those businesses to absorb fixed administrative, customer service and field operations costs. Additionally, companies like us that serve MDUs incur the higher churn associated with these residents (the average life cycle of an apartment resident is 18 months versus seven years for a single-family housing resident), which results in a greater percentage of marketing costs and customer service calls than those of the incumbent providers.

      We believe that the primary competitive factors determining success as an Internet access provider are: a reputation for reliability and high-quality service; effective customer support; access speed; pricing; effective marketing techniques for customer acquisition; ease of use; and scope of geographic coverage. We believe that we will be able to address adequately all of these factors, except that we will not be able to offer scope of geographic coverage for the foreseeable future. It is also possible that we will not address any of these competitive factors successfully. If we fail to do so, our business would likely never earn a profit. We currently lack capital necessary to compete effectively.

      We face competition from other Internet access providers, as well as large, national providers of telecommunications service providers who are beginning to enter this market.

      The market for Internet access services, in which our Internet access service will compete, is extremely competitive and highly fragmented. Current and prospective competitors include many large, nationally-known companies that possess substantially greater resources, financial and otherwise, market presence and brand name recognition than do we. We currently compete, or expect to compete, for the foreseeable future, with the following: national Internet service providers, numerous regional and local Internet service providers, most of which have significant market share in their markets; established on-line information service providers, such as America Online, which provide basic Internet access, as well as proprietary information not available through public Internet access; providers of web hosting, co-location and other Internet-based business services; computer hardware and software and other technology companies that provide Internet connectivity with their products; telecommunications companies, including global long distance carriers, regional Bell operating companies and local telephone companies; operators that provide Internet access through television cable lines; electric utility companies; communications companies; companies that provide television or telecommunications through participation in satellite systems; and, to a lesser extent, non-profit or educational Internet access providers.

      With respect to potential competitors, we expect that manufacturers of computer hardware and software products, as well as media and telecommunications companies will continue to enter the Internet services market, which will serve to intensify competition. In addition, as more consumers and businesses increase their Internet usage, we expect existing competitors to increase further their emphasis on Internet access and electronic commerce initiatives, resulting in even greater competition. The ability of competitors or others to enter into business combinations, strategic alliances or joint ventures, or to bundle their services and products with Internet access, could place us at a significant competitive disadvantage. We currently lack capital necessary to compete effectively and we may never obtain enough capital to permit us to compete effectively in our markets.

      Moreover, we expect to face competition in the future from companies that provide connections to consumers' homes, such as telecommunications providers, cable companies and electrical utility companies. For example, recent advances in technology have enabled cable television operators to offer Internet access through their cable facilities at significantly higher speeds than existing analog modem speeds. These types of companies could include Internet access in their basic bundle of services or offer such access for a nominal additional charge. Any such developments could reduce our market share, thereby impairing our ability to earn a profit.


INDUSTRY

      In recent years the United States cable television industry has changed from a provider of a single product, analog CATV, into a competitive provider of multiple entertainment, information and telecommunications services. Cable's new broadband infrastructure has allowed companies to expand into services such as telephony, high-speed Internet access and digital CATV.

      As a result of technological and regulatory changes that have occurred over the past few years, smaller companies have been able to compete more effectively in the CATV and telephony markets traditionally dominated by larger companies. This shift has enabled companies like ours to become effective competitors to the franchised local cable television operators in the cable television and telephony markets. In particular, the potential market for servicing MDU properties remains largely undeveloped, creating significant opportunities for alternative providers, like us, with the technological, operational, marketing and administrative ability to manage growth effectively. Based on our industry experience, our management has determined that there is a growing opportunity for alternative providers of communications services to market voice, video and data services to MDU property owners.

      The Internet is a collection of connected computer systems and networks that link millions of public and private computers to form, essentially, the largest computer network in the world. The Internet has experienced rapid growth in recent years and is expected to continue its growth, which is why we continue to develop our wireless high-speed, broadband Internet access service business.


GOVERNMENT REGULATION


GENERAL

      The telecommunications business is subject to regulations under both state and federal telecommunications laws which are fluid and rapidly changing. On the state level, rules and policies are set by each state's public utility commission or public service commission, or PUC. At the federal level, the Federal Communication Commission, or FCC, among other agencies, dictates the rules and policies which govern interstate communications providers. The FCC is also the main agency in charge of creating rules and regulations to implement the 1996 Telecommunications Act, referred to in this prospectus as the 1996 Act. The PUC reviews and must approve all CLEC transfers, which may impact any potential CLEC acquisitions.

Telephony Regulation

      The 1996 Act opened the local telecommunications markets to competition by mandating the elimination of many legal, regulatory, economic and operational barriers to competitive entry. These changes provided us with new opportunities to provide local telephone services on a more cost-effective basis.


CABLE TELEVISION REGULATION

      REGULATORY STATUS AND REGULATION OF PRIVATE CABLE OPERATORS

      Franchise cable operators are subject to a wide range of FCC regulations regarding such matters as the rates charged for certain services, transmission of local television broadcast signals, customer service standards/procedures, performance standards and system testing requirements. In addition, the operator's franchise, which can be issued at the municipal, county or state level, typically imposes additional requirements for operation. These relate to such matters as construction, provision of channel capacity and production facilities for public educational and government use, and the payment of franchise fees and the provision of other "in kind" benefits to the city.

      The operator of a video distribution system that serves subscribers without using any public right-of-way, as we do, referred to generally as a PCO, is exempt from the majority of FCC regulations applicable to franchised systems which do use public rights-of-way. Moreover, a state or local government cannot impose a franchise requirement on such operators.

      ACCESS TO PROPERTY

      Federal law provides franchise cable operators access to public rights-of-way and certain private easements. These provisions generally have been limited by the courts to apply only to external easements and franchise operators have not been able to use these rights to access the interior of MDUs without owner consent. In some jurisdictions, franchise operators have been able to use state or local access laws to gain access to property over the owner's objection and in derogation of a competing provider's exclusive contractual right to serve the property. These "mandatory access" statutes typically empower only franchise cable operators to force access to an MDU and provide residential service regardless of the owner's objections. Thus, in jurisdictions where a mandatory access provision has been enacted, a franchise operator would be able to access an MDU and provide service in competition with us regardless of whether we have an exclusive ROE with the owner. The ability of franchise operators to force access to an MDU and take a portion of the subscriber base could negatively affect our operating margin at a particular property. It is often the case, particularly at the local level, that the mandatory access provision is suspect under constitutional principles because, for example, it does not provide the MDU owner compensation for the "taking" of its property.

      The FCC has granted direct broadcast satellite, or DBS, and multi-channel, multi-point distribution service, or MMDS, operators rights on a national basis similar to the mandatory access provided to franchise cable operators in some state and local jurisdictions. The FCC has adopted rules prohibiting homeowners associations, manufactured housing parks and state and local governments from imposing any restriction on a property owner that impairs the owner's installation, maintenance or use of DBS and MMDS antennas one meter or less in diameter or diagonal measurement. We do not believe our business will be significantly impacted by these rights.

      INSIDE WIRING

      In 1998, the FCC issued rules governing the disposition of inside wiring by incumbent operators in MDUs upon termination of service when the incumbent operator owns the wiring. In some instances, a provider, such as us, faces difficulty in taking over a property because the ownership of the wiring is uncertain or contested and the property owner is hesitant to allow installation of additional wiring. These rules, in general, were designed to foster competition from new providers, require the incumbent operator to choose between sale, removal or abandonment of the wiring within certain time constraints.

      REGULATION OF FRANCHISE CABLE TELEVISION RATES

      The FCC, through local governments, regulates the rates that franchised cable systems can charge for basic monthly service and certain customer premises equipment, unless "effective competition" exists in a local market. This general requirement does not apply to charges for pay services. Further, the regulations allow certain bulk discounts to MDU customers, enabling franchised cable systems to be more competitive with private cable operators such as us.

      COPYRIGHT

      The broadcast programming to be distributed by us contains copyrighted material. Accordingly, we pay copyright fees for use of that material (copyright liability for satellite-delivered programming is typically assumed by the supplier). The U.S. Copyright Office has ruled that private systems located in "contiguous communities" (or operating from one head-end) will be treated as one system and that the revenue for such systems must be combined in the calculation of copyright fees. If the combined revenue figure is high enough, it results in more complicated fee calculations and higher fees. We intend to structure our programming to minimize the revenue associated with retransmission of television and radio broadcasts in an effort to maintain a simplified filing status and to reduce our copyright liability in the event we must file under the more complicated formula.


WIRELESS INTERNET REGULATION

      Our wireless Internet access products operate in unregulated spectra, the 2400 MHz, 5200 MHz and 5800 MHz being the primary frequencies, and we expect that such spectra will remain unregulated.


REGULATION OF INTERNET ACCESS SERVICES

      We provide Internet access, in part, using telecommunications services provided by third-party carriers. Terms, conditions and prices for telecommunications services are subject to economic regulation by state and federal agencies. As an Internet access provider, we are not currently subject to direct economic regulation by the FCC or any state regulatory body, other than the type and scope of regulation that is applicable to businesses generally. In April 1998, the FCC reaffirmed that Internet access providers should be classified as unregulated "information service providers" rather than regulated "telecommunications providers" under the terms of the 1996 Act. As a result, we are not subject to federal regulations applicable to telephone companies and similar carriers merely because we provide our services using telecommunications services provided by third-party carriers. As of the date of this prospectus, no state has attempted to exercise economic regulation over Internet access providers.

      Governmental regulatory approaches and policies to Internet access providers and others that use the Internet to facilitate data and communication transmissions are continuing to develop and, in the future, we could be exposed to regulation by the FCC or other federal agencies or by state regulatory agencies or bodies. In this regard, the FCC has expressed an intention to consider whether to regulate providers of voice and fax services that employ the Internet switching as "telecommunications providers," even though Internet access itself would not be regulated. The FCC is also considering whether providers of Internet-based telephone services should be required to contribute to the universal service fund, which subsidizes telephone service for rural and low income consumers, or should pay carrier access charges on the same basis as applicable to regulated telecommunications providers. To the extent that we engage in the provision of Internet or Internet protocol-based telephony or fax services, we may become subject to regulations promulgated by the FCC or states with respect to such activities. These regulations, if adopted, may adversely affect our ability to offer certain enhanced business services in the future.


PROPERTIES

      We own equipment, including office equipment, necessary to conduct our business. Our headquarters are located in Broomfield, Colorado and are leased through December 31, 2005.

      We own the rights to wireless cable channels in Poplar Bluff, Missouri, Lebanon, Missouri, Port Angeles, Washington, The Dallas, Oregon, Sand Point, Idaho, Fallon, Nevada, and Astoria, Oregon. We have abandoned our efforts to develop these wireless cable properties, due to current market conditions. Rather, we intend to develop these properties into operating wireless Internet systems, at such time as two-way data transmission on these frequencies is permitted. We cannot predict when this permission will be granted, if ever.


EMPLOYEES

      As of December 10, 2004, we have twenty-two full-time employees, including three officers. One of our officers has entered into an employment agreement with us. In addition, we contract for the services of consultants for engineering and installation services.

      None of our employees are covered by any collective bargaining agreement, nor have we ever experienced a work stoppage. Our management believes employee relations to be good. Much of our future success will depend, in large measure, upon our ability to continue to attract and retain highly skilled technical, sales, marketing and customer support personnel.


                                   MANAGEMENT


DIRECTORS AND OFFICERS

      The following table sets forth certain information regarding each of our directors and executive officers as of December 20, 2004.

NAME                        AGE                     TITLE(S)
--------------------------  ---  -----------------------------------------------
David A. Weisman(1) (2)(4)  42   Director, Chairman of the Board of Directors
Douglas O. McKinnon (1)(3)  54   Director, President and Chief Executive Officer
Richard E. Wilson (1)(2)(5) 62   Director
Byron Young(1)              31   Director
Ed Garneau(2) (5)           43   Director
Ronald S. Bass(3)           38   Principal Accounting Officer
Craig A. Cook(3)            58   Executive Vice President Corporate Development

----------
(1)   Member of the Executive Committee of the Board of Directors.
(2)   Member of the Audit Committee of the Board of Directors.
(3)   Member of the Disclosure Committee of the Board of Directors.
(4)   Member of the Nominating Committee of the Board of Directors.
(5)   Member of the Compensation Committee of the Board of Directors.


      Our officers serve at the discretion of our board of directors. Our directors serve until the next annual meeting of shareholders or until their respective successors are elected and qualified. There exists no family relationship between our officers and directors. Certain information regarding the backgrounds of each of our officers and directors is set forth below.

      DAVE WEISMAN. Mr. Weisman joined us in October 2004 as the Chairman of Usurf America's Board of Directors. Mr. Weisman also currently serves as Chairman and CEO of a broadband and communications technology and services company, Eagle Broadband, where he has led a highly successful corporate restructuring and turnaround that has established us as a broadband market leader and created more than $200 Million in shareholder value. Before Eagle Broadband, he was: Vice President, Sales & Marketing for IP Dynamics; co-founder and Vice President, Sales and Marketing for Canyon Networks; Vice President, Marketing and Customer Service for ACT Networks; co-founder and Vice President, Sales & Marketing for Thomson Enterprise Networks. Mr. Weisman also served as a pilot with the United States Air Force Reserve and saw active combat duty in Central America and Operation Desert Storm. He holds a B.A. in Economics and International Relations from U.C.L.A.

      DOUGLAS O. MCKINNON. Mr. McKinnon joined us in April 2002 as a director and our president and chief executive officer. Prior to joining us, he served as chief executive officer of IP Services, Inc., a next-generation communications services provider using broadband Internet Protocol (IP) and Asynchronous Transfer Mode (ATM) based networks, from April 1999 to April 2002. From February 1998 to March 1999 he served as executive vice president and chief financial officer of AVIRNEX Communications Group, Inc., a provider of retail telecommunications service including domestic and international long distance and enhanced services to small and medium-sized business customers. From November 1994 to January 1998, Mr. McKinnon served as vice president of ICG Communications, Inc, one of the country's largest competitive local exchange carriers offering local, long distance, ATM and frame relay services with a nationwide fiber optic infrastructure. Mr. McKinnon is a former practicing CPA with the SEC practice section of Coopers & Lybrand.

      RICHARD E. WILSON. Mr. Wilson has served as a member of our board of directors since March 2003. Since 2002, Mr. Wilson has served as a principal and executive vice president of business development of NetPort-Datacom, Inc., a privately held Mukilteo, Washington-based provider of international voice service. Mr. Wilson was co-founder of The Association of Communications Enterprises (ASCENT) (formerly the Telecommunications Resellers Association), a leading trade group representing entrepreneurial and small business communications companies. He served on that organization's board of directors in 1992 and 1993 and is currently Chairman Emeritus of ASCENT. During 2001 and 2002, Mr. Wilson was a principal in SigBioUSA, LLC, a Mulkiteo, Washington-based telecommunications consulting firm with expertise in both wireline and wireless telecommunications applications. From May 2000 to April 2001, Mr. Wilson was president and chief executive officer of Open Telecommunications North America, a wholly owned subsidiary of Open Telecommunications Australia, a publicly traded company in Australia that provides telecommunications-network-infrastructure related products and services. Also, from 2000 through January 2002, Mr. Wilson served as a director of GlobalNet International Telecommunications, Inc., an Illinois-based provider of global telecommunications services. GlobalNet was publicly traded under the symbol GBNE, until acquired by Titan Corporation in 2002.

      ED GARNEAU. Mr. Garneau joined our board of directors December 20, 2004. Mr. Garneau will also serve as a member of our audit committee. Mr. Garneau is the founder and, since 1994, has been the Chief Executive Officer of Sovereign Companies, a diversified real estate development company with broadband telecommunications installation and operations in 4 states currently representing 10 major developments or approximately 1100 homes. Prior to founding Sovereign, Mr. Garneau served eight years in the US Air Force as a fighter pilot.

      BYRON YOUNG. Mr. Young joined us as a member of our board of directors in August 2004. Concurrently, Mr. Young will remain active as President of USURF's newly acquired Texas subsidiary, Connect Paging Inc. d/b/a/ Get-A-Phone ("GAP"). Mr. Young purchased GAP in 2000, sold off all paging assets and refocused the company on dial tone. GAP has grown to over 14,000 customers to date and revenues exceeding $9 million annually. Prior to Connect Paging, Young founded Phone America in 1997 which was merged with Trans National Telecommunications, Inc. in 1999 and prior to Phone America, founded Paging Express, Inc. in 1994.

      RONALD S. BASS. Mr. Bass joined us as principal accounting officer in November 2003. Prior to joining us, Mr. Bass served as chief financial officer of Phantom Group from January 2002 to October 2003, chief financial officer of Knovada from May 2001 to October 2003, director of finance and operations at Vista Travel Ventures from March 1999 to May 2001, and manager administration at Group Voyagers from July 1993 to March 1999.. Mr. Bass brings more than 13 years of executive finance and operations experience including experience in equity funding, treasury management, financial analysis, tax planning, accounting system design and implementation, process engineering and risk management.

      CRAIG A. COOK. Mr. Cook joined us as Vice President of Operations starting in December 2004. He comes to Usurf from Sovereign Companies, having served as the Chief Operating Officer from 2001 to 2004. Concurrently, Mr. Cook will act as President of Usurf Communications, Inc. Previously, he was the Chief Operating Officer for Denver Public Schools from 1994 to 2001 and the Assistant Superintendent of Kansas City Public Schools, Kansas City, Missouri from 1988 to 1994. A retired Lieutenant Colonel in the U.S. Army, Cook served in various accounting and finance positions during his military service. He brings the discipline of an MBA from the University of Nevada, Reno, combined with a BSBA from the University of Idaho to his job.

EXECUTIVE COMPENSATION

           SUMMARY COMPENSATION TABLE

           The following table sets forth the total compensation received during each of the last three completed fiscal years by our chief executive officer and each executive officer who received total salary and bonus exceeding $100,000 during the 2003 fiscal year. Neither of the executive officers named below was employed by us in 2001.

                                                       ANNUAL COMPENSATION
                                                      -----------------------
NAME AND PRINCIPAL POSITION                   YEAR     SALARY         BONUS
-------------------------------------         ----    --------       --------
Douglas O. McKinnon                           2003    $180,000       $      0
President and Chief Executive Officer         2002    $127,500(1)    $310,456(1)
                                              2001    $      0       $      0

Kenneth J. Upcraft                            2003    $150,000       $      0
Executive Vice President                      2002    $ 62,500(2)    $ 58,220(2)
                                              2001    $      0       $      0

DAVID M. LOFLIN                                                             $
                                              2003    $      0              0
(FORMER PRESIDENT)                            2002    $150,000(3)    $200,000(3)
                                              2001    $150,000(3)    $133,000(3)

WADDELL D. LOFLIN                             2003    $      0       $      0
(FORMER VICE PRESIDENT AND                    2002    $ 79,167       $200,000(4)
SECRETARY)                                    2001    $100,000       $      0

JAMES KAUFMAN                                 2003
(FORMER VICE PRESIDENT)                       2002    $ 95,000       $200,000(5)
                                              2001    $120,000       $ 72,000(5)

----------

(1) A total of $91,044 of Mr. McKinnon's salary amount and $10,456 of his bonus amount were paid by the issuance of 1,450,000 shares of our common stock having a per share value of $.07 per share, the last closing price of our common stock, as reported by AMEX, on the date of issuance. A total of $300,000 of Mr. McKinnon's bonus amount was paid by the issuance of 3,000,000 shares of our common stock, upon his executing his employment agreement, which shares were valued at $.10 per share, the last closing price of our common stock, as reported by AMEX, on the date of issuance.

(2) A total of $47,500 of Mr. Upcraft's salary amount and $22,220 of his bonus amount were paid by the issuance of 996,000 shares of our common stock having a per share value of $.07 per share, the last closing price of our common stock, as reported by AMEX, on the date of issuance. A total of $36,000 of Mr. Upcraft's bonus amount was paid by the issuance of 600,000 shares of our common stock, upon his executing his employment agreement, which shares were valued at $.06 per share, the last closing price of our common stock, as reported by AMEX, on the date of his executing his employment agreement.

(3) A total of $150,000 of Mr. Loflin's 2002 salary amount was paid by the issuance of 618,000 shares of our common stock having a per share value of $0.173 per share and $200,000 of his 2002 bonus amount was paid by 2,000,000 shares of our common stock having a per share value of $0.10 per share. A total of $133,000 of Mr. Loflin's 2001 bonus amount was paid by the issuance of 700,000 shares of our common stock having a per share value of $.07 per share.

(4) A total of $200,000 of Mr. W. Loflin's 2002 bonus amount was paid by the issuance of 2,000,000 shares of our common stock having a per share value of $0.10 per share.

(5) A total of $200,000 of Mr. Kaufman's 2002 bonus amount was paid by the issuance of 2,000,000 shares of our common stock having a per share value of $0.10 per share. A total of $72,000 of Mr. Kaufman's 2001 bonus amount was paid by the issuance of 3000,000 shares of our common stock having a per share value of $0.24 per share.

      OPTION/SAR GRANTS IN LAST FISCAL YEAR

      We did not grant any options or stock appreciation rights to any of the executive officers named in the Summary Compensation Table during the fiscal year ended December 31, 2003.

    AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END
                               OPTIONS/SAR VALUES


    EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
                                   AGREEMENTS

      The executive officer named in the table below has entered into an employment agreement with us. The following table summarizes certain provisions of their employment agreements.

NAME OF OFFICER        POSITION(S)              TERM     ANNUAL SALARY    DATE
-------------------    -----------------------  -------  -------------  --------
Douglas O. McKinnon    President and            3 years  $180,000       04/15/02
                       Chief Executive Officer


      Under Mr. McKinnon's employment agreement, should we (1) experience a change in control or (2) change Mr. McKinnon's responsibilities, Mr. McKinnon has the right, in his sole discretion, to terminate his employment with us and we would be liable for all compensation remaining to be paid during the then-current term of his employment agreement, plus an additional period of one year.


COMPENSATION OF DIRECTORS

      Currently, non-employee directors do not receive annual payments for their service as directors, nor has our board established a per-meeting stipend. At such time as our cash position improves, it is likely that the board will begin to compensate non-employee directors. However, no determination of the amount of any such payment amounts has been made. Directors who are also employees receive no additional compensation for their service on the board and its committees.

      In March 2003, in connection with his agreement to become a board member, we issued Richard E. Wilson 200,000 shares of our common stock, valued at $.05 per share, the closing price on the date of award, as reported by AMEX having an aggregate value of $10,000. In November 2003, we issued Mr. Wilson an additional 200,000 shares valued at $0.19 per share, the closing price on the date of award, as reported by AMEX having an aggregate value of $38,000.


INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Article X of our Articles of Incorporation provides that no director or officer shall be personally liable to us or our shareholders for damages for breach of fiduciary duty as a director or officer; provided, however, that such provision shall not eliminate or limit the liability of a director or officer for (1) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (2) the payment of dividends in violation of law. Any repeal or modification of Article X shall be prospective only and shall not adversely affect any right or protection of a director or officer of USURF America existing at the time of such repeal or modification for any breach covered by Article X which occurred prior to any such repeal or modification. The effect of Article X is that directors and officers will experience no monetary loss for damages arising out of actions taken (or not taken) in such capacities, except for damages arising out of intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of law.

      As permitted by Nevada law, our bylaws provide that we will indemnify our directors and officers against expense and liabilities they incur to defend, settle or satisfy any civil action, including any action alleging negligence, or criminal action brought against them on account of their being or having been directors or officers unless, in any such action, they are judged to have acted with gross negligence or willful misconduct. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or control persons pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      On April 15, 2002, we entered into a securities purchase agreement with Evergreen Venture Partners, LLC, whereby we issued securities for cash in the amount of $250,000. We sold Evergreen a total of 3,645,833 shares of our common stock, 3,125,000 common stock purchase warrants to purchase a like number of shares at an exercise price of $.15 per share and 3,125,000 common stock purchase warrants to purchase a like number of shares at an exercise price of $.30 per share. Under the agreement, Evergreen has the right to name two persons to become members of our board of directors. As of the date of this prospectus, Evergreen has exercised this right as to one person, Richard E. Wilson, but has not yet named another person as a director. At the time of this transaction, our president and chief executive officer, Mr. McKinnon was a manager of Evergreen. Mr. McKinnon is no longer affiliated with Evergreen.

      Pursuant to the Evergreen agreement, on April 15, 2002, the following occurred:

      o We hired Douglas O. McKinnon as our new president and chief executive officer. Mr. McKinnon also became a member of our board of directors. In exchange for executing his employment agreement, Mr. McKinnon received 3,000,000 shares of our common stock. These shares were valued at $210,000.

      o Our former president, David M. Loflin, became chairman of the board, reduced the term of his remaining term of employment from approximately four years to six months, waived the payment of all accrued and unpaid salary and waived the repayment of all loans made to us by him. In exchange for executing an amendment to his employment agreement that reflected the foregoing provisions, Mr. Loflin received 2,000,000 shares of our common stock. These shares were valued at $140,000.

      o Our former vice president and secretary, Waddell D. Loflin, reduced the term of his remaining term of employment from approximately four years to six months and waived the payment of all accrued and unpaid salary. In exchange for executing an amendment to his employment agreement that reflected the foregoing provisions, Mr. Loflin received 2,000,000 shares of our common stock. These shares were valued at $140,000.

      o Our former vice president of corporate development, James Kaufman, reduced the term of his remaining term of employment from one year to six months and waived the payment of all accrued and unpaid salary. In exchange for executing an amendment to his employment agreement that reflected the foregoing provisions, Mr. Kaufmann received 2,000,000 shares of our common stock. These shares were valued at $140,000.

      As a result of these common stock issuances, we incurred an additional charge against our earning of approximately $300,000 in 2002, pursuant to FAS 123 promulgated by the Financial Accounting Standards Board.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information known to us regarding beneficial ownership of our common stock as of December 10, 2004, by (i) each person who is known to us to be beneficial owners of more than 5% of our common stock, (ii) each of our directors and the executive officers named in the Summary Compensation Table above, and (iii) our executive officers and directors as a group. Except as otherwise noted below, the address of each persons is 390 Interlocken Crescent, Suite 900, Broomfield, Colorado 80021.

                                       NUMBER OF SHARES       PERCENTAGE OF SHARES
NAME AND ADDRESS OF BENEFICIAL OWNER   BENEFICIALLY OWNED(1)  BENEFICIALLY OWNED(1)
------------------------------------   ---------------------  ---------------------
Crestview Capital Master LLC (2)        91,626,374                   31.2%
Evergreen Venture Partners, LLC(3)      32,316,667                   14.9%
Monarch Pointe Fund, Ltd. (4)           25,600,000                   11.2%
David A. Weisman                        17,500,000                    8.0%
Douglas O. McKinnon                      5,650,000                    2.8%
Richard E. Wilson(5)                       450,000                    *
Ed Garneau(6)                              800,000                    *
Ronald S. Bass                             575,000                    *
Craig Cook(7)                              266,666                    *
All executive officers and
directors as a group
   (5 persons)                          25,241,666                   12.5%

----------

*     Represents beneficial ownership of less than 1%.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options and warrants currently exercisable or convertible, or exercisable or convertible within 60 days of December 20, 2004, are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. Except as pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned. Percentages are based on 201,960,088 shares of common stock outstanding as of December 20, 2004.

(2) Includes 85,000,000 shares issuable upon conversion of convertible debentures and 6,626,374 shares issuable upon exercise of warrants held by Crestview. Crestview's business address is 95 Revere Dr., Suite A, Northbrook, Illinois, 60062.

(3) Includes 17,000,000 shares of our common stock held by Evergreen and 15,316,667 shares of common stock issuable upon exercise of warrants held by Evergreen. Evergreen Venture Partners, LLC's business address is 1535 Grant Street, Suite 140, Denver, CO 80203.

(4) Includes 20,000,000 shares issuable upon conversion of preferred shares and 5,600,000 shares issuable upon exercise of warrants held by Monarch. Monarch's business address is 555 South Flower St., Suite 4500, Los Angeles, California 90071.

(5)   Mr. Wilson's address is P.O. Box 2844, Kirkland, Washington 98083.

(6) Mr. Garneau's address is 140 E. 19th Street, Suite 500, Denver, Colorado 80203.

(7)   Mr. Cook's address is 140 E. 19th Street, Suite 500, Denver, Colorado
      80203.

                                LEGAL PROCEEDINGS


CYBERHIGHWAY INVOLUNTARY BANKRUPTCY

      On September 29, 2000, an involuntary bankruptcy petition was filed against CyberHighway in the Idaho Federal Bankruptcy Court, styled In Re:
CyberHighway, Inc., Case No. 00-02454. The petitioning creditors were ProPeople Staffing, CTC Telecom, Inc. and Hawkins-Smith. CyberHighway operated as an Internet service provided but is now a non-operating subsidiary of ours. There have been no developments in this matter since 2003. We are in the process of obtaining a final order of bankruptcy and having this matter discharged.


USURF TELECOM, INC. LITIGATION

      In June 2003, one of our subsidiaries, USURF Telecom, Inc., was named as a defendant in a lawsuit filed by Qwest Corporation. USURF Telecom has filed its answer, denying any liability. As of the date of this prospectus, there has been no activity in the case involving USURF Telecom, Inc. beyond the original filing of the lawsuit. Our management believes that Qwest's allegations are without merit. This case is styled: Qwest Corporation vs. Maxcom, Inc. (f/k/a Mile High Telecom, CLEC for Sale, Inc. and Mile High Telecom, Inc.), et al., District Court, City and County of Denver, Colorado, Case No. 03 CV 1676.

                              PLAN OF DISTRIBUTION

      The shares of common stock offered by this prospectus are being offered by the selling shareholders identified on page 27 of this prospectus. The common stock may be sold or distributed from time to time by the selling shareholders directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The selling shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The sale of the common stock offered by this prospectus may be effected in one or more of the following methods:

      o     ordinary brokers' transactions;

      o     transactions involving cross or block trades;

      o through brokers, dealers, or underwriters who may act solely as agents;

      o     "at the market" into an existing market for the common stock;

      o in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

      o     in privately negotiated transactions; or

      o     any combination of the foregoing.

      To comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the registration or qualification requirement is available and complied with.

      Brokers, dealers, underwriters, or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the selling shareholder and/or purchasers of the common stock for whom the broker-dealers may act as agent. The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions.

      Each selling shareholder may be deemed an "underwriter" within the meaning of the Securities Act.

      Neither we nor any selling shareholder can presently estimate the amount of compensation that any agent will receive. We know of no existing arrangements between any selling shareholder, any other shareholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares offered by this prospectus. At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters, or dealers and any compensation from the selling shareholder and any other required information.

      We will pay all expenses incident to the registration, offering, and sale of the shares to the public other than commissions or discounts of underwriters, broker-dealers, or agents.

      We have agreed to indemnify the selling shareholders against specified liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

      We have advised the selling shareholders that, while they are engaged in a distribution of the shares included in this prospectus, they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934. With certain exceptions, Regulation M precludes the selling shareholders, any affiliated purchasers and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby this prospectus.

      This offering will terminate on the date that all shares offered by this prospectus have been sold by the selling shareholders.


                              SELLING SHAREHOLDERS

      The following table presents information regarding the selling shareholders. None of the selling shareholders nor any of their affiliates has ever held any position or office with us or had any other material relationship with us, except for: Byron Young, member of the board of directors and president of USURF's wholly owned subsidiary, Connect Paging, Inc.; Brian Young, Vice President of Connect Paging, Inc.; Brandon Young, Vice President of Connect Paging, Inc.; Douglas McKinnon, former Manager of Evergreen Venture Partners LLC; and Richard Koontz, former Vice President of USURF. We will not receive any proceeds from the sales of stock by the selling shareholders. However, we may receive up to $1,196,535 in proceeds upon the exercise of warrants held by the selling stockholders.

      We are registering for resale shares issued by us in private placements, shares issuable on exercise of warrants issued by us in private placements, SHARES ISSUABLE UPON CONVERSION OF CONVERTIBLE NOTES AND SHARES ISSUABLE UPON CONVERSION OF PREFERRED STOCK. All such shares issued or to be issued are and will be restricted securities as that term is defined in Rule 144 under the Securities Act, and will remain restricted unless and until such shares are sold pursuant to this prospectus or otherwise are sold in compliance with Rule 144.

      The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling shareholder has sole or shared voting power or investment power and also any shares the selling shareholder has the right to acquire within 60 days. Percentages in the table below are based on a total of 201,960,088 shares of common stock outstanding on December 20, 2004. Shares of common stock subject to options, convertible notes and warrants currently exercisable or convertible, or exercisable or convertible within 60 days of December 20, 2004, are deemed outstanding for computing the percentage of the selling shareholder holding such option, warrant, or convertible note but are not deemed outstanding for computing the percentage of any other selling shareholder.



                                       CONVERTIBLE INTO COMMON SHARES               TOTAL SHARES OF SHARES OF      TOTAL SHARES OF
                                       RESULTING FROM CONVERSITION OF                 COMMON STOCK   COMMON         COMMON STOCK
                                   -------------------------------------   SHARES     BENEFICIALLY    STOCK      BENEFICIALLY OWNED
                                    PREFERRED                            ISSUED AND   OWNED BEFORE   OFFERED       AFTER OFFERING
SELLING SHAREHOLDER                   STOCK     DEBENTURES     WARRANTS  OUTSTANDING     OFFERING     HEREBY      NUMBER    PERCENT
--------------------------------   -----------  -----------   ---------- ------------ ------------  -----------  --------   --------
Monarch Pointe Fund, Ltd.           20,000,000                 5,600,000                25,600,000   25,600,000         0          0
Crestview Capital Master LLC                     50,000,000                             50,000,000   50,000,000         0          0
Atlas Equity Group, Inc.                          1,600,000      473,317                 2,073,317    2,073,317         0          0
Robert Schecter                                     700,000      212,597                   912,597      912,597         0          0
Shimon Fishman                                      600,000      179,702                   779,702      779,702         0          0
Richard Koontz                                      500,000      400,307                   900,307      900,307         0          0
John Pritzlaff                                                              4,500,000    4,500,000    4,500,000         0          0
Sovereign Companies, LLC                                                    2,150,942    2,150,942    2,150,942         0          0
Wentworth Telecom Services, LLC                                             1,537,707    1,537,707    1,537,707         0          0
Palmer Wells. LLC                                                           1,250,000    1,250,000    1,250,000         0          0
Settler's Chase Development, LLC                                              894,777      894,777      894,777         0          0
Edwin L. Buckmaster                                              266,666      800,000    1,066,666    1,066,666         0          0
September Serenade, Ltd.                                         200,000      600,000      800,000      800,000         0          0
Kenneth F. Miller                                                200,000      600,000      800,000      800,000         0          0
Mountain View at T-Bone                                                       510,343      510,343      510,343         0          0
Paul T. and Laura M. Garneau                                     133,333      400,000      533,333      533,333         0          0
Craig A. Cook                                                     66,666      200,000      266,666      266,666         0          0
Jeffrey W. Fiebig                                                 66,666      200,000      266,666      266,666         0          0
Pinnacle T-Bone, LLC                                                          110,101      110,101      110,101         0          0
Brent E. Couch                                                    33,333      100,000      133,333      133,333         0          0
Thomas D. Beck                                                    33,333      100,000      133,333      133,333         0          0
Mercator Advisory Group, LLC                                   1,400,000                 1,400,000    1,400,000         0          0
Ken & Connie Williamson                                        1,000,000                 1,000,000    1,000,000         0          0
Kristin McDonald                                                 312,500                   312,500      312,500         0          0
Mirabel, LLC                                                     312,500                   312,500      312,500         0          0
Phil Allen                                                       156,250                   156,250      156,250         0          0
Francis B. Jackson                                               156,250                   156,250      156,250         0          0
Joseph Decker II Trust                                           156,250                   156,250      156,250         0          0
Nemat Sanandji                                                   125,000                   125,000      125,000         0          0
Elite Financial Communications Inc.                              200,000                   200,000      200,000         0          0
Ted Decker                                                       187,500                   187,500      187,500         0          0
Bradley G. Stone                                                  31,250                    31,250       31,250         0          0
                                   -------------------------------------------------------------------------------------------------
                                    20,000,000   53,400,000   11,903,420   13,953,870   99,257,290   99,257,290         0          0
                                   -------------------------------------------------------------------------------------------------



                            DESCRIPTION OF SECURITIES


AUTHORIZED CAPITAL STOCK

      Our authorized capital stock consists of 400,000,000 shares of common stock, $.0001 par value per share. The following description of certain provisions of our common stock does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the our Articles of Incorporation, as amended.


DESCRIPTION OF COMMON STOCK

      As of December 20, 2004 there are 201,960,088 shares of our common stock outstanding. An additional 33,258,837 shares of common stock have been reserved for issuance pursuant to various warrants. Each share of common stock is entitled to one vote at all meetings of shareholders. All shares of common stock are equal to each other with respect to liquidation rights and dividend rights. There are no preemptive rights to purchase any additional shares of common stock, nor are there any subscription, conversion or redemption rights applicable to the common stock. Our Articles of Incorporation, as amended, prohibit cumulative voting in the election of directors. The absence of cumulative voting means that holders of more than 50% of the shares voting for the election of directors can elect all directors if they choose to do so. In such event, the holders of the remaining shares of common stock will not be entitled to elect any director. A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum at a meeting of shareholders. In the event of liquidation, dissolution or winding up, holders of shares of common stock will be entitled to receive, on a pro rata basis, all assets remaining after satisfaction of all liabilities.

TRANSFER AGENT AND REGISTRAR

      Securities Transfer Corporation, 2591 Dallas Parkway, Suite 102, Frisco, TX 75034, Frisco, Texas, is the transfer agent and registrar for our common stock.


                                  LEGAL MATTERS

      The legality of the shares of common stock being offered by this prospectus will be passed upon for us by Christopher K. Brenner P.C..


                                     EXPERTS

      Our financial statements for the year ended December 31, 2003 and 2002, as indicated in the report thereon, that appear in this prospectus have been audited by Hein + Associates LLP, independent auditor. The financial statements audited by Hein + Associates LLP have been included in reliance on its reports given as its authority as an expert in accounting and auditing. The financial statements of Connect Paging Inc. (successor to Extel Enterprises, Inc.) for the years ended December 31, 2003 and 2002, as indicated in the report thereon, that appear in this prospectus have been audited by Lewis B. Fox, independent auditor. The financial statements audited by Lewis B. Fox have been included in reliance on its reports given as its authority as an expert in accounting and auditing.

                              AVAILABLE INFORMATION

      We have filed a registration statement on Form SB-2 under the Securities Act of 1933 relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of USURF America, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

      We are subject to the informational requirements of the Securities Exchange Act of 1934, which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information may be inspected at the public reference room of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington D.C. 20549. Copies of such material can be obtained from the facility at prescribed rates. Please call the SEC toll free at 1-800-SEC-0330 for information about its public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov or our website at http://www.usurf.com. Information contained in our web site is not part of this prospectus.

      Our statements in this prospectus about the contents of any contract or other document are not necessarily complete. You should refer to the copy of our contract or other document we have filed as an exhibit to the registration statement for complete information.

      You should rely only on the information provided in this prospectus. We have not authorized anyone else to provide you with different information. The selling shareholders are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

      We furnish our shareholders with annual reports containing audited financial statements.

                          INDEX TO FINANCIAL STATEMENTS


                     YEARS ENDED DECEMBER 31, 2003 AND 2002
                                                                            PAGE
Report of Registered Public Accounting Firm..................................F-2
Consolidated Balance Sheets at December 31, 2003 and 2002....................F-3
Consolidated Statements of Operations for the Years Ended
  December 31, 2003 and 2002.................................................F-5
Consolidated Statements of Changes in Stockholders' Equity
  for the Years Ended December 31, 2003 and 2002.............................F-6
Consolidated Statements of Cash Flows for the Years Ended
  December 31, 2003 and 2002.................................................F-7
Notes to Consolidated Financial Statements...................................F-8

                  NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003

Consolidated Balance Sheets at September 30, 2004, and
  December 31, 2003 (audited)...............................................F-20
Consolidated Statements of Operations for the Nine months
  ended September 30, 2004 and 2003.........................................F-22
Consolidated Statements of Cash Flows for the Nine months
  ended September 30, 2004 and 2003.........................................F-23
Notes to Consolidated Financial Statements..................................F-29

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Board of Directors
USURF America, Inc.
Colorado Springs, Colorado

      We have audited the accompanying consolidated balance sheets of USURF America, Inc. (the "Company") as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of our management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

      We conducted our audits in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of USURF America, Inc. as of December 31, 2003 and 2002, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

      The accompanying financial statements have been prepared assuming USURF America, Inc. will continue as a going concern. As more fully described in Note 3, the Company has recurring losses, and negative working capital. These conditions raise substantial doubt about the Company's ability to continue as a going concern (management's plans in regard to those matters are also described in Note 3). The financial statements do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of this uncertainty.


/S/ HEIN & ASSOCIATES LLP
HEIN & ASSOCIATES LLP
DENVER, COLORADO


February 27, 2004

                      USURF AMERICA, INC. AND SUBSIDIARIES
                           COLORADO SPRINGS, COLORADO
                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 2003 AND 2002

                                     ASSETS

                                        2003            2002
                                     -----------    -----------
CURRENT ASSETS

   Cash and cash equivalents         $    72,597    $   111,568
   Marketable securities                 280,000              0
   Accounts receivable                    69,205            224
   Inventory                              71,906          2,715
   Deposits and other assets              44,910          4,942
                                     -----------    -----------
      Total Current Assets           $   538,618    $   119,449

PROPERTY AND EQUIPMENT
   Cost                                  681,511         73,359
   Less: accumulated depreciation        (98,836)        (7,336)
                                     -----------    -----------
      Total Property and Equipment       582,675         66,023

INTANGIBLES                              909,932        201,604

OTHER LONG TERM ASSETS                   805,000         20,000
                                     -----------    -----------
TOTAL ASSETS                         $ 2,836,225    $   407,076
                                     ===========    ===========

        The accompanying notes are an integral part of these statements.

                      USURF AMERICA, INC. AND SUBSIDIARIES
                           COLORADO SPRINGS, COLORADO
                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 2003 AND 2002

                      LIABILITIES AND STOCKHOLDERS' EQUITY


                                                                                2003            2002
                                                                            ------------    ------------
CURRENT LIABILITIES
   Notes payable, current portion                                           $    168,300    $     87,604
   Accounts payable                                                              429,954         131,146
   Accrued payroll                                                               119,835
   Other current liabilities                                                     156,379               0
   Deposits                                                                       17,867               0
   Deferred revenues                                                             403,333               0
   Notes Payable to Stockholder                                                        0           1,000
                                                                            ------------    ------------
   Total Current Liabilities                                                   1,295,658         219,750

   Commitments and Contingencies (Notes 6, 7, 11, 12, 13 & 15

STOCKHOLDERS' EQUITY
   Preferred stock, $.0001 par value; Authorized:
     100,000,000, none outstanding (Note 11)
    Common stock, $.0001 par value; Authorized: 400,000,000 shares;
       Issued and outstanding: 114,684,486 in 2003 and 71,445,338 in 2002         11,468           7,145
   Additional paid-in capital                                                 47,159,317      40,778,870
   Accumulated deficit                                                       (43,861,845)    (40,207,489)
   Subscriptions receivable                                                            0         (21,200)
   Deferred consulting                                                        (1,608,373)              0
   Other comprehensive loss                                                     (160,000)              0
                                                                            ------------    ------------
      Total Stockholders' Equity                                               1,540,567         187,326
                                                                            ------------    ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                  $  2,836,225    $    407,076
                                                                            ============    ============


        The accompanying notes are an integral part of these statements.

                      USURF AMERICA, INC. AND SUBSIDIARIES
                           COLORADO SPRINGS, COLORADO
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                     YEARS ENDED DECEMBER 31, 2003 AND 2002


                                                    2003            2002
                                                ------------    ------------
REVENUES
   Revenues                                     $    329,297    $          0
   License revenues                                   74,467
   Internet access costs, cost of goods sold        (493,504)              0
   Inventory write down                                    0        (132,031)
                                                ------------    ------------
   Gross profit (loss)                               (89,740)       (132,031)

OPERATING EXPENSES
   Professional fees                               1,709,556       2,794,020
   Salaries and commissions                        1,028,246         899,967
   Rent                                              113,517          20,051
   Depreciation and amortization                     130,384           7,336
   Other general and administrative                  512,017         116,143
   Total Operating Expenses                        3,493,720       3,837,517
                                                ------------    ------------
   LOSS FROM OPERATIONS                           (3,583,460)     (3,969,548)

OTHER INCOME (EXPENSE)
   Other income                                       27,048           5,593
   Litigation settlement                             (42,235)       (101,695)
   Impairment loss                                         0         (94,772)
   Interest expense                                  (55,709)              0
                                                ------------    ------------
   Total Other Income (Expense)                      (70,896)       (190,874)

LOSS BEFORE INCOME TAX                            (3,654,356)     (4,160,422)
                                                ------------    ------------
INCOME TAX BENEFIT                                         0               0

NET LOSS                                        $ (3,654,356)   $ (4,160,422)
                                                ------------    ------------
Net loss per common share                       $      (0.04)   $      (0.09)
                                                ------------    ------------
Weighted average number of shares outstanding     89,186,106      45,008,651

        The accompanying notes are an integral part of these statements.

                      USURF AMERICA, INC. AND SUBSIDIARIES
                           COLORADO SPRINGS, COLORADO
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                     YEARS ENDED DECEMBER 31, 2003 AND 2002



                                                COMMON          PAID-IN      ACCUMULATED   SUBSCRIPTIONS      DEFERRED
                                  SHARES         STOCK          CAPITAL        DEFICIT       RECEIVABLE      CONSULTING
                                -----------   ------------     ----------   ------------    ------------    ------------
Balance at 12/31/2001           23,848,108   $      2,385   $ 35,642,817   $(36,047,067)   $    165,750    $ (1,163,149)
Issuance of common stock
  for cash                      10,685,968          1,069        644,131             --         (10,000)             --
Issuance of common stock
  for legal fees                 5,975,000            597        425,402             --              --        (370,000)
Issuance of common stock
 for consulting fees             8,549,500            855        655,431             --              --              --
Issuance of common
  stock for debt conversion      6,000,000            600        599,400             --              --              --
Issuance of common stock
  for compensation               6,436,000            644        593,876             --              --              --
Issuance of common stock
 for exercise of warrants        2,700,000            270        148,330             --         (11,200)             --
Issuance of common stock
  for services                   2,000,000            200        142,800             --              --              --
Issuance of common stock
  for acquisitions               2,200,000            220        113,780             --              --              --
Issuance of common stock
  for subscriptions
  receivable                       912,036             91        223,813             --        (165,750)             --
Issuance of warrants
  to non-employees                      --             --        396,604             --              --              --
Amortization of deferred
   consulting                           --             --             --             --              --       1,163,149
Shares no longer subject
  to rescission                  2,138,726            214      1,192,486             --              --              --
Net loss                                --             --             --     (4,160,422)             --              --
                               -----------   ------------     ----------   ------------    ------------    ------------
Balance at 12/31/02             71,445,338   $      7,145   $ 40,778,870   $(40,207,489)   $    (21,200)   $   (370,000)
                               -----------   ------------     ----------   ------------    ------------    ------------
Issuance of common stock
 for cash                        6,994,865            699      1,006,301             --              --              --
Issuance of common stock
  for legal fees                   400,000             40         99,960             --              --        (100,000)
Issuance of common stock
  for consulting fees            3,981,500            398        653,727             --              --        (320,000)
Issuance of common stock
  for debt conversion              600,000             60         95,940             --              --              --
Issuance of common stock
  for compensation               4,525,000            452        284,298             --              --              --
Issuance of common stock
  for exercise of warrants      12,244,500          1,224      1,257,008             --              --              --
Issuance of common stock
  for services                  10,918,283          1,092      2,028,113             --              --      (1,464,000)
Issuance of common stock
  for acquisitions               3,575,000            358        585,642             --              --              --
Proceeds on subscriptions
   receivable                           --             --             --             --          21,200              --
Amortization deferred
   consulting                           --             --             --             --              --         645,627
Issuance of warrants to
   non-employees                        --             --        325,258             --              --              --
                                                                                     --              --              --
Unrealized loss-marketable
   securities                           --             --             --             --              --              --
Net loss                                --             --             --     (3,654,356)             --              --

Comprehensive loss                      --             --             --             --              --              --
Balance at 12/31/03            114,684,486   $     11,468     47,159,317   $(43,861,845)   $          0    $ (1,608,373)
                               -----------   ------------     ----------   ------------    ------------    ------------


                                  COMPREHENSIVE
                                      INCOME          TOTAL
                                   ------------    ------------
Balance at 12/31/2001                       --    $ (1,399,264)
Issuance of common stock
  for cash                                  --         635,200
Issuance of common stock
  for legal fees                            --          55,999
Issuance of common stock
 for consulting fees                        --         656,286
Issuance of common
  stock for debt conversion                 --         600,000
Issuance of common stock
  for compensation                          --         594,520
Issuance of common stock
 for exercise of warrants                   --         137,400
Issuance of common stock
  for services                              --         143,000
Issuance of common stock
  for acquisitions                          --         114,000
Issuance of common stock
  for subscriptions
  receivable                                --          58,154
Issuance of warrants
  to non-employees                          --         396,604
Amortization of deferred
   consulting                               --       1,163,149
Shares no longer subject
  to rescission                             --       1,192,700
Net loss                                    --      (4,160,422)
                                  ------------    ------------
Balance at 12/31/02                         --    $    187,326
                                  ------------    ------------
Issuance of common stock
 for cash                                   --       1,007,000
Issuance of common stock
  for legal fees                            --               0
Issuance of common stock
  for consulting fees                       --         334,125
Issuance of common stock
  for debt conversion                       --          96,000
Issuance of common stock
  for compensation                          --         284,750
Issuance of common stock
  for exercise of warrants                  --       1,258,232
Issuance of common stock
  for services                              --         565,205
Issuance of common stock
  for acquisitions                          --         586,000
Proceeds on subscriptions
   receivable                               --          21,200
Amortization deferred
   consulting                               --         645,626
Issuance of warrants to
   non-employees                            --         325,258
                                            --          44,200
Unrealized loss-marketable
   securities                         (160,000)       (160,000)
Net loss                                    --      (3,654,356)

Comprehensive loss                          --      (3,814,356)
Balance at 12/31/03               $   (160,000)   $  1,540,567
                                  ------------    ------------

        The accompanying notes are an integral part of these statements.

                      USURF AMERICA, INC. AND SUBSIDIARIES
                           COLORADO SPRINGS, COLORADO
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 2003 AND 2002

                                                                                   2003           2002
                                                                                -----------    ----------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                                                     $(3,654,356)   $(4,160,422)
   Adjustments to reconcile net loss to net cash used in operating activities
      Depreciation and amortization                                                 130,384          7,336
      Settlement of accruals and debt paid with stock                                     0        315,501
      Consulting and other fees paid with stock                                   1,174,957      1,592,435
      Legal fees paid with stock                                                    370,000        426,000
      Compensation expense paid with stock                                          284,750        594,520
      Warrants issued to non-employees                                              325,258        396,604
      Impairment loss and write down of assets                                       50,000         94,772
      Accretion of interest expense on convertible debt                              44,200
      Unrealized loss on marketable securities                                     (160,000)
      Impairment loss and write down of inventory                                         0        132,031

   Changes in operating assets and liabilities
      Accounts receivable                                                           (68,981)          (224)
      Marketable Securities                                                        (280,000)             0
      Inventory                                                                     (69,191)             0
      Other assets                                                                  (39,986)       (24,942)
      Accounts payable                                                              298,887         (4,908)
      Deferred revenue                                                              403,333              0
      Accrued expenses and other current liabilities                                134,350        (15,540)
                                                                                -----------    -----------
        Net cash used in operating activities                                   $(1,056,395)   $ $(646,837)
                                                                                -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES
   Capital expenditures for property and equipment                              $  (346,009)   $   (73,359)
   Cash paid for future acquisitions                                               (785,000)
   Cash paid for acquisitions                                                      (195,000)   $   (73,359)
                                                                                -----------    -----------
      Net cash used in investing activities                                     $(1,326,009)   $   (73,359)
                                                                                -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
   Payments received on subscriptions receivable                                $    21,200    $    58,154
   Proceeds on notes payable - stockholder                                                0          1,000
   Issuance of common stock for cash                                              1,007,000        635,200
   Warrants exercised                                                             1,258,233        137,400
   Proceeds from convertible debt                                                    57,000              0
                                                                                -----------    -----------
      Net cash provided by financing activities                                   2,343,433        831,754
                                                                                -----------    -----------
      Net increase (decrease) in cash and cash equivalents                          (38,971)       111,558
   Cash and cash equivalents, beginning of period                                   111,568             10
                                                                                -----------    -----------
   Cash and cash equivalents, end of period                                     $    72,597    $   111,568
                                                                                -----------    -----------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Cash paid for interest                                                       $    11,509    $         0
                                                                                -----------    -----------
   Stock issued for acquisition of assets                                       $   586,548    $   114,000
                                                                                -----------    -----------
   Notes issued and accruals for acquisition of assets                          $   267,600    $         0
                                                                                -----------    -----------
   Stock issued for forgiveness of debt                                         $    96,000    $   600,000
                                                                                -----------    -----------

        The accompanying notes are an integral part of these statements.

        USURF AMERICA, INC. AND SUBSIDIARIES COLORADO SPRINGS, COLORADO
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002


      1. BUSINESS AND BACKGROUND

      USURF America, Inc. (the "Company"), formerly Internet Media Corporation, was incorporated as Media Entertainment, Inc. in the State of Nevada on November 1, 1996. We currently operate as a provider of video (cable television) and data (Internet) services to business and residential customers. We also markets and sell telecommunications-related hardware and software.

      2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

      The accompanying consolidated financial statements include all our accounts and all our controlled wholly owned subsidiaries. Intercompany transactions and balances have been eliminated in the consolidation. For the years ended December 31, 2003 and 2002, CyberHighway, Inc., a wholly-owned subsidiary, is not consolidated. As a result of the subsidiary's Chapter 7 bankruptcy, we do not have control of the entity and, therefore, has not been consolidated (Note 13).

USE OF ESTIMATES

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Specific estimates include lives of assets, intangibles, collectability of receivables and notes, purchase price adjustments and valuation of allowance on net operating loss carryforward. Actual results could differ from those estimates.

CASH EQUIVALENTS

      We consider all highly liquid investments with original maturities of three months or less from the date of purchase to be cash equivalents.

MARKETABLE SECURITIES

      Marketable securities consist of publicly traded equity securities, which are classified as "available-for-sale" under SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS No. 115"). In accordance with SFAS No. 115, we are required to carry these investments at their fair or market value. Changes in market value are reflected in other comprehensive loss in the Statement of Stockholders' Equity.

RECEIVABLES AND CREDIT POLICIES

      Accounts receivable consist of uncollateralized customer obligations due under normal trade terms requiring payment within 30 days of the invoice date. In most cases, trade receivables are applied to a specific identified invoice. Management reviews trade receivables periodically and reduces the carrying amount by a valuation allowance that reflects management's best estimate of the amount that may not be collectible.

OTHER LONG TERM ASSETS

      Other long term assets consist primarily of notes receivable representing advances made to entities which we have agreements in place to acquire. Should the acquisition not occur, we have the rights to the assets of the entities under collateral agreements.

        USURF AMERICA, INC. AND SUBSIDIARIES COLORADO SPRINGS, COLORADO
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002


INVENTORY

      Inventories are stated at the lower of cost or market, and represents equipment purchased from suppliers. During 2002, we determined that certain items of its inventory had become impaired and recorded a write-down of its inventory in the approximate amounts of $132,000. No impairment was deemed necessary during 2003.

PROPERTY AND EQUIPMENT

      Property and equipment are stated at cost and are depreciated over the estimated useful lives of the assets.

DESCRIPTION                                   LIFE
----------------------                      --------
Furniture and Fixtures                      5 years
Equipment                                   3-5 years
Automobiles                                 5 years

      In the event that facts and circumstances indicate that the carrying value of long-lived assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset's carrying amount to determine if a write-down to market value or discounted cash flow value is required.

REVENUE RECOGNITION

      We charge our video and data customers monthly service fees and recognizes the revenue in the month the services are provided or equipment is sold.

COSTS OF ACCESS REVENUES

      Costs of access revenues primarily consist of telecommunications expenses inherent in the network infrastructure.

COMPREHENSIVE INCOME/LOSS

      SFAS No. 130 establishes standards for reporting and display of comprehensive income/loss and its components and accumulated balances. Comprehensive income/loss is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Comprehensive net loss is set forth in the following table.

                                                  2003             2002
                                               -----------     -----------
Net loss                                       $(3,654,356)    $(4,160,422)
Unrealized loss on Marketable securities          (160,000)              0
Comprehensive net loss                         $(3,814,356)    $(4,160,422)
Loss per share                                 $     (0.04)    $     (0.09)

INCOME TAXES

      We account for income taxes under the liability method of SFAS No. 109, whereby current and deferred tax assets and liabilities are determined based on tax rates and laws enacted as of the balance sheet date.

        USURF AMERICA, INC. AND SUBSIDIARIES COLORADO SPRINGS, COLORADO
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002


FINANCIAL INSTRUMENTS AND CONCENTRATION OF CREDIT RISK

      Financial instruments, which potentially subject us to concentrations of credit risk, consist principally of cash. We maintain cash in bank deposit accounts, which, at times, may exceed federally insured limits. We have not experienced any losses in such accounts and believe it is not exposed to any significant credit risk on cash.

FAIR VALUES OF FINANCIAL INSTRUMENTS

      The carrying amounts of financial instruments including cash, trade receivables, accounts payable and accrued expenses approximate fair value because of the immediate or short-term maturities of these instruments.

LOSS PER COMMON SHARE

      The loss per common share is presented in accordance with the provisions of SFAS No. 128, Earnings Per Share. Basic loss per common share has been computed by dividing the net loss available to the common stockholder by the weighted average number of shares of common stock outstanding for the period. The effect of considering all potential dilutive securities (totaling 8,476,727 and 12,558,727 at December 31, 2003 and 2002, respectively) is not presented as the effects would be anti-dilutive.

INTANGIBLE ASSETS

      Intangible assets are stated at cost and are amortized over the estimated useful lives of the assets.

DESCRIPTION                                   LIFE
--------------------------                  -------
Contracts                                   15 years
Right of entry agreements                   7 years
Customer base                               7 years
Websites and graphics                       7 years
Software                                    7 years

      We assess the recoverability of intangible assets by determining whether the amortization of the intangible asset balance over its remaining life can be recovered through undiscounted future operating cash flows of the acquired operation. The amount of impairment, if any, is measured based on projected discounted future operating cash flows using a discount rate reflecting our average cost of funds. The assessment of the recoverability of intangible assets will be impacted if estimated future operating cash flows are not achieved.

STOCK BASED COMPENSATION

      Transactions in equity instruments with non-employees for goods or services are accounted for on the fair value method, as described in SFAS No.
123. During 2003 and 2002 no options were granted to employees, officers or directors.

STOCK FOR SERVICES

      We have issued stock pursuant to various consulting agreements. Deferred consulting costs, which are valued at the stock price on the date of the agreements, are recorded as a reduction of stockholders' equity and are amortized over the respective lives of the agreements.

IMPACT OF RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

      SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities, was issued in April 2003 and amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. The adoption of SFAS No. 149 did not have a material impact on its financial position or results of operations.

        USURF AMERICA, INC. AND SUBSIDIARIES COLORADO SPRINGS, COLORADO
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002


      SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity, was issued in May 2003 and requires issuers to classify as liabilities (or assets in some circumstances) three classes of freestanding financial instruments that embody obligations for the issuer. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS No. 150 did not have a material impact on its financial position or results of operations.

      The FASB issued Interpretation ("FIN") No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, in November 2002 and FIN No. 46, Consolidation of variable Interest Entities, in January 2003. FIN No. 45 is applicable on a prospective basis for initial recognition and measurement provisions to guarantees issued after December 2002; however, disclosure requirements are effective immediately. FIN No. 45 requires a guarantor to recognize, at the inception of a guarantee, a liability for the fair value of the obligations undertaken in issuing the guarantee and expands the required disclosures to be made by the guarantor about its obligation under certain guarantees that it has issued. The adoption of FIN No. 45 did not have a material impact on our financial position or results of operations. FIN No. 46 requires that a company that controls another entity through interest other than voting interest should consolidate such controlled entity in all cases for interim periods beginning after June 15, 2003. The adoption of FIN No. 46 did not have a material impact on its financial position or results of operations.

      3. GOING CONCERN

      These financial statements are presented on the basis that we are a going concern. Going concern contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time. The appropriateness of using the going concern basis is dependent upon obtaining additional financing or equity capital and, ultimately, to achieve profitable operations. The uncertainty about these conditions raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

      Management plans to raise capital by obtaining financing and, eventually, through public offerings. Management intends to use the proceeds from any borrowings to acquire and develop markets to implement its business plan and sell its telecommunications services and telecommunications-related equipment. We believe that these actions will enable it to carry out its business plan and ultimately to achieve profitable operations. (See Note 14).

      4. PROPERTY AND EQUIPMENT

      Classifications of property and equipment and accumulated depreciation were as follows at December 31, 2003 and 2002:

                                      2003         2002
                                    ---------    ---------
Furniture, fixtures and equipment   $ 681,511    $  73,359
Accumulated depreciation              (98,836)      (7,336)
                                    ---------    ---------
Property and equipment, net         $ 582,675    $  66,023
                                    =========    =========

      For the years ending December 31, 2003 and 2002, we recognized $91,500 and $7,336 of depreciation expense, respectively.

      5. INTANGIBLES

      Classification of intangible assets and accumulated amortization at December 31 were as follows:

        USURF AMERICA, INC. AND SUBSIDIARIES COLORADO SPRINGS, COLORADO
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002


                               2003        2002
                            ---------    ---------
Contracts                   $ 201,622    $ 201,604
Right of entry agreements      40,000
Customer base                  79,613
Website and graphics           86,000
Software                      541,582
                            ---------    ---------
                              948,817      201,604
Accumulated amortization      (38,885)           0
                            ---------    ---------
Intangible assets, net      $ 909,932    $ 201,604
                            =========    =========

      For the year ending December 31, 2003, we recognized $38,885 of amortization expense. Additions to intangible assets in 2003 are the result of certain acquisitions (Note 12).

      6. LICENSES AND RIGHTS TO LEASES OF LICENSES

      We own licenses or rights to leases of licenses in the following wireless cable and community television markets:

WIRELESS CABLE MARKET                            EXPIRATION DATE
----------------------                           ----------------
Poplar Bluff, Missouri                           October 16, 2006
Lebanon, Missouri                                October 16, 2006
Sand Point, Idaho                                August 09, 2006
The Dallas, Oregon                               August 09, 2006
Fallon, Nevada                                   August 09, 2006

      Application for renewal of licenses must be filed within a certain period prior to expiration.

      7. NOTES PAYABLE

      In December 2003, we executed a convertible loan agreement under which we could borrow up to $700,000. At December 31, 2003, the balance of the loan was $57,000. The loan(s) are due one year from funding, pay interest at the rate of ten percent (10%) per annum and are convertible into our common stock at a conversion price of $0.15 per share. Additionally, the agreement called for the issuance of two warrants with an exercise price of $0.18 and $0.26 respectively for each share converted. The entire proceeds from the convertible promissory note were allocated to the warrants and the beneficial conversion feature based on a calculation using the Black-Scholes model. As of December 31, 2003 interest expense related to the accretion of the convertible promissory note to its face value for $44,200 was recorded as the notes are convertible immediately. Subsequent to year end, we borrowed an additional $543,000 under the agreement bringing the balance to $600,000. This amount was converted into 5,000,000 shares of common stock. In connection with the conversion, the conversion price and the exercise price of the warrants were reduced to $0.12 per share.

      In connection with an acquisition made by us in 2003, our balance sheet reflects a note payable obligation of $111,300 (see Note 12).

      In connection with an acquisition made by us in 2002, our balance sheet reflected a note payable obligation of the acquired subsidiary. At December 31, 2002, the balance of this note was $87,604. In August 2003, the note holder agreed to exchange the note and accrued interest for 600,000 shares of our common stock.

        USURF AMERICA, INC. AND SUBSIDIARIES COLORADO SPRINGS, COLORADO
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002


      8. NOTE PAYABLE TO STOCKHOLDER

2003 2002

      Note payable to stockholder, interest accrues at 8%, due on demand and unsecured, without collateral $ 0 $1,000

      9. INCOME TAXES

      The significant components of deferred tax assets and liabilities were as follows at December 31:

                                          2003           2002
                                       -----------    -----------
Deferred tax assets
    Net operating loss carryforwards   $ 7,231,000    $ 5,950,000
    Less - valuation allowance          (7,231,000)    (5,950,000)
                                       -----------    -----------
                                       $         0    $         0
                                       -----------    ===========

      The increase in the valuation allowance was approximately $1,281,000 and $1,361,000 for the years ended December 31, 2003 and 2002, respectively. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.

      We have net operating loss carryforwards of approximately $21,300,000 and $17,500,000 for 2003 and 2002, respectively. These losses are available to offset future income for income tax reporting purposes and will begin to expire in 2011.

      During 2002, there was an equity purchase and change in management. This resulting ownership change could limit the availability of the net loss carryforwards under federal tax law section 382. We do not anticipate any limitations of these losses, but a formal analysis has not been performed to date.

      10. CONCENTRATIONS

      We rely, in part, on local telephone companies and other companies to provide certain telecommunications services. Although management believes alternative telecommunications facilities could be found in a timely manner, any disruption of these services could have an adverse effect on operating results.

      11. STOCKHOLDERS' EQUITY

COMMON AND PREFERRED STOCK

      At the 2003 annual meeting of shareholders, the Articles of Incorporation were amended to increase the number of authorized shares of common stock to 400,000,000 and to authorize 100,000,000 shares of preferred stock. The Board of Directors has been authorized to fix the number of shares in series, and the designations, preferences, relative, participating, optional or other special rights, and qualifications, limitations and restrictions thereof as well as increase or decrease the number of shares of any series.

2002 STOCK OWNERSHIP PLAN

      In March 2002, the Board adopted a stock ownership plan for officers, directors and consultants known as the 2002 Stock Ownership Plan, as amended and restated in December 2002 (the "2002 Plan").

      The 2002 Plan was established by the Board as a means to promote the success and enhance the value by linking the personal interests of participants to those of our shareholders, and by providing participants with an incentive for outstanding performance. The 2002 Plan is further intended to attract and retain the services of persons upon whose judgment, interest and special efforts we are dependant upon for success. Persons who are either officers, directors or consultants are eligible to participate in the 2002 Plan. The Board may, at any time and from time to time, grant shares of our common stock in such amounts and upon such terms and conditions as it may determine to include the granting of shares of Company common stock and the granting of options to purchase shares of Company common stock. 23,000,000 shares of Company common stock were reserved for issuance under the 2002 Plan and a Registration Statement on Form S-8 (SEC File No. 333-102167) relating to the 2002 Plan, as amended, has been filed with the SEC. Under the 2002 Plan, at December 31, 2003, a total of 21,939,480 shares had been issued to consultants.

STOCK COMPENSATION

      During 2003 and 2002, we issued a total of 4,525,000 shares and 6,436,000 shares in payment of salaries in the total amount of $284,750 and $594,520, respectively, the fair value of the common stock on the respective dates of issue.

STOCK FOR SETTLEMENT OF DEBT

      In 2002, we issued a total of 4,404,000 shares of common stock in payment of $291,450 in accrued salary of certain of its officers and former officers, in connection with the equity purchase and change in control. These shares were valued at $.07 per share, the closing price of the Common Stock, as reported by AMEX, on the date of issuance. In connection with the same transaction in 2002, we issued 1,596,000 shares of common stock as payment for all loans outstanding from a former officer.

OTHER TRANSACTIONS

      During 2003, we issued 6,994,865 shares of common stock for cash of $1,007,000 based on the market price at the time of issuance.

      During 2003 and 2002 we issued 15,299,783 and 16,524,500 shares of common stock, respectively to consultants and professionals for services to be performed during 2002, 2003 and 2004. The stock price was determined to be market price on the date of issuance. As of December 31, 2003 and 2002, $1,608,373 and $370,000, respectively, of services were not performed and are shown as a reduction to stockholders' equity.

WARRANT EXERCISES

      During 2003 and 2002, we issued 12,244,250 and 2,700,000 shares, respectively to non-employees upon the exercise of warrants for a total consideration of $1,258,232 and $148,000 in cash.

      The following table is a table of warrants issued during 2003 and 2002:

Warrants Outstanding, January 1, 2002       4,899,727
    Warrants issued                        10,569,000
    Warrants exercised                     (2,700,000)
    Warrants expired                         (210,000)
                                          -----------
Warrants Outstanding, December 31, 2002    12,558,727
    Warrants issued                         8,162,250
    Warrants exercised                    (12,244,250)
    Warrants expired                                0
                                          -----------
Warrants Outstanding, December 31, 2003     8,476,727
                                          ===========

        USURF AMERICA, INC. AND SUBSIDIARIES COLORADO SPRINGS, COLORADO
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002


      Warrants for 8,162,250 and 10,569,000 shares were granted in 2003 and 2002. The weighted average remaining contractual life for all warrants as of December 31, 2003, was approximately 2.4 years. At December 31, 2003, all outstanding warrants were fully vested and exercisable.

      If not previously exercised, warrants outstanding December 31, 2003, will expire as follows:

                                                     WEIGHTED
               RANGE                  NUMBER          AVERAGE
     -----------------------            OF            EXERCISE
     YEAR      LOW     HIGH          WARRANTS          PRICE
     ----     -----    -----         ---------         -----
     2004     $0.15    $0.30         2,785,477         $0.22
     2006     $0.19    $0.45         3,661,250         $0.19
     2008     $0.05    $0.30         2,030,000         $0.16
                                     8,476,727         $0.19

      For the years ended December 31, 2003 and 2002, we recognized $325,258 and $396,604 of compensation expense related to issuance of warrants to non-employees in accordance with SFAS No. 123. During 2002 we repriced certain warrants, which resulted in a charge to earnings of $106,609. This amount is included in the compensation expense of $396,604 recognized in 2002.

OPTIONS

      During 2003 and 2002 no options were granted to employees, officers or directors.

      12. 2003 ACQUISITION

PIPELINE NETWORKS OF COLORADO, LLC

      On August 25, 2003, through our subsidiary, USURF Communications, Inc., acquired the customer base and substantially all of the tangible and intangible assets and rights used in connection with the Internet services business operated by Pipeline Networks of Colorado, LLC ("Pipeline"). This purchase was entered into to add customers and agreements to offer services in areas that we had not previously been providing service. The acquisition was effected pursuant to an Asset Purchase Agreement (the "APA"), dated August 25, 2003 and modified effective December 15, 2003. The members of Pipeline were paid a total of $312,600, comprised of the following: $45,000 in cash, a promissory note for $111,300 due December 15, 2003, and $156,300 in stock due December 15, 2003. Effective December 15, 2003, we entered into a Modification and Extension Agreement (the"MEA") amending the original terms of the APA. The MEA changed the interest rate to 18%, the due date on the note to March 15, 2004 and the stock due date to April 13, 2004. The note and accrued interest were paid in cash in February 2004 and the shares were issued in April 2004.

      The following table summarized the assets acquired and liabilities assumed by us in the transaction:

      Property and Equipment                                  $       207,177
      Intangibles: Customer Base                              $        79,613
      Intangibles: Right-of Entry Agreements                  $        40,000
      Customer Deposits                                       $       (14,190)

      The preliminary estimate of assets represents management's best estimate based on currently available information; however, such estimate may be revised within the one-year period following the acquisition date. Intangibles will be amortized using the straight line method over 7 years.

      The following proforma condensed statements of operations assumes the Pipeline acquisition occurred on January 1, 2003 and presents proforma financial information for the year ended December 31, 2003. In the opinion of management, all adjustments necessary to present fairly such proforma condensed statements of operations have been made.

        USURF AMERICA, INC. AND SUBSIDIARIES COLORADO SPRINGS, COLORADO
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

                                                                                         PROFORMA             PROFORMA
                                            COMPANY              PIPELINE               ADJUSTMENTS           COMBINED
                                       -----------------    -----------------      ---------------------   --------------
Revenues                               $         403,764    $         154,091                              $      557,855
   Expenses
      Internet access cost                       493,504              106,985                                     600,489
      Depreciation and amortization              130,384               54,410       (1)           12,073          196,867
      General and administrative               3,363,336              218,256                                   3,581,592
                                       -----------------    -----------------       --------------------   --------------
   Total Operating Expenses                    3,987,224              379,651                     12,073        4,378,948

Operating loss                                (3,583,460)            (225,560)                   (12,073)      (3,821,093)
Other Income (expense)                           (70,846)              24,281       (2)            3,642          (42,973)
                                       ------------------   -----------------       --------------------   ---------------
Net loss                               $      (3,654,356)   $        (201,279)                    (8,431)  $   (3,864,066)
                                       ==================   ==================      =====================  ===============

Net loss per common share              $         (0.041)                                                   $      (0.041)
Weighted average shares outstanding           89,186,106                                                       89,186,106

(1) To record amortization of intangible assets
(2) To eliminate interest expense related to the purchase

      The following proforma condensed statements of operations assumes the Pipeline acquisition occurred on January 1, 2002 and presents proforma financial information for the year ended December 31, 2002. In the opinion of management, all adjustments necessary to present fairly such proforma condensed statements of operations have been made.

                                                                                          PROFORMA            PROFORMA
                                            COMPANY             PIPELINE                 ADJUSTMENTS          COMBINED
                                       -----------------    -----------------       --------------------   --------------
Revenues                               $               0    $          98,276                              $       98,276
   Expenses
      Internet access cost                                            107,995                                     107,995
      Inventory write down                       132,031                                                          132,031
      Depreciation and amortization                7,336               57,979       (1)           21,495           86,810
      General and administrative               3,830,181              256,535                                   4,086,716
                                       -----------------    -----------------       --------------------   --------------
   Total Operating Expenses                    3,969,548              422,509                     21,495        4,413,552

Operating loss                                (3,969,548)            (324,233)                   (21,495)      (4,315,276)
Other Income (expense)                          (190,874)               1,654                                    (189,220)
                                       ------------------   -----------------       --------------------   ---------------
Net loss                               $      (4,160,422)   $        (322,579)                   (21,495)  $   (4,504,496)
                                       ==================   ==================      =====================  ===============

Net loss per common share              $         (0.092)                                                   $      (0.100)
Weighted average shares outstanding           45,008,651                                                       45,008,651

(1) To record amortization of intangible assets

CHILDREN'S TECHNOLOGY GROUP, INC.

      In September 2003, we acquired certain assets of Children's Technology Group, Inc. ("CTG") a provider of content-filtering Internet services for a total of $682,548, consisting primarily of $150,000 in cash and 2,800,000 shares of common stock. The content-filtering software and related assets were acquired to complement our Internet services product offerings

        USURF AMERICA, INC. AND SUBSIDIARIES COLORADO SPRINGS, COLORADO
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002


      The following table summarized the assets acquired in the transaction and the amount attributable to cost in excess of assets acquired:

      Property and Equipment                                  $        54,966
      Intangibles:  Website and graphics                      $        86,000
      Intangibles:  Content Filtering Software                $       541,582

      The preliminary estimate of assets represents management's best estimate based on currently available information; however, such estimate may be revised within the one-year period following the acquisition date. Intangibles will be amortized using the straight line method over 7 years.

      In October 2003, we entered into an agreement to license certain software acquired in the CTG purchase. The terms of the agreement called for a license fee payment of $485,000 paid with a combination of $25,000 cash and two million shares of stock. The agreement also calls for a monthly fee, based upon sales, with a minimum of $4,000 per month. The license fee has been recorded as deferred revenue and is being amortized over the two year term of the agreement using the straight line method. The balance of deferred revenue at December 31, 2003 was $403,333.

OTHERS

      In 2003, we issued 775,000 shares of stock for investment in two entities, totaling approximately $54,000. During 2003, the value of these investments was impaired and the carrying value was reduced by $50,000.

      13. CONTINGENCIES

      A. INVOLUNTARY BANKRUPTCY

      On September 29, 2000, three creditors of CyberHighway filed an involuntary petition in the Idaho Federal Bankruptcy Court, styled In Re:
CyberHighway, Inc. In December 2000, CyberHighway and the petitioning creditors filed a joint motion to dismiss this proceeding. However, some of CyberHighway's creditors objected to the joint motion to dismiss and the motion failed.

      At December 31, 2003 and 2002, approximately $953,561 of accounts payable of CyberHighway are not reflected on the balance sheet. As a result of the bankruptcy, this subsidiary is not consolidated.

      B. LITIGATION

      We have been involved in lawsuits and other claims. We assess the likelihood of any adverse judgments or outcomes to these matters as well as the potential range of probable losses. A determination of the amount of accrual required, if any, for these contingencies is made after careful analysis of each matter. The required accrual may change in the future due to new developments in any matter or changes in approach (such as a change in settlement strategy) in dealing with these matters. As noted in footnote 15. below, we settled certain litigation early 2004. The liabilities related to these matters were accrued at December 31, 2003 and 2002 in the amounts of $42,235 and $126,048, respectively. Management is unaware of any other existing or potential litigation or judgment and has made no litigation-related accruals at December 31, 2003

      C. LEASES

      We sublease office space in Colorado Springs, Colorado, through 2004. The future rental payments for 2004 are approximately $66,000, but do not include the proportionate obligation of property taxes (approximately $2,500 per month for the term of the sublease agreement). We have a small office in Denver during 2004 as well as leased space for communications equipment located in co-locations facilities, on towers and roofs of various buildings. These leases are generally on a month to month basis.

        USURF AMERICA, INC. AND SUBSIDIARIES COLORADO SPRINGS, COLORADO
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002


      Rent expense for the years ended December 31, 2003 and 2002, was $113,517 and $20,051, respectively.

      14. SEGMENT DISCLOSURE

      We adopted SFAS No. 131 "Disclosures about Segments of an Enterprise and Related Information," during the fourth quarter of 2000. SFAS No. 131 established standards for reporting information about operating segments in annual financial statements and requires selected information about operating segments in interim financial reports issued to stockholders. It also established standards for related disclosures about products and services and geographic areas. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by chief operating decision makers or decision making groups, in deciding how to allocate resources and in assessing performance. Through December 31, 2003, our operations contained no individual segments that are required to be reported pursuant to SFAS 131.

      15. SUBSEQUENT EVENTS

      A. AMERICAN STOCK EXCHANGE LISTING

      On March 5, we were notified by the American Stock Exchange ("AMEX") that, following a hearing on March 4, 2004, a Listing Qualifications Panel of the AMEX Committee on Securities affirmed a decision by the AMEX staff to delist our common stock. On March 9, 2004, AMEX suspended trading of our common stock. On March 10, 2004, our common stock began trading on the "pink sheets" and on March 22, 2004, began trading "over the counter" under the symbol "USUR".

      B. LITIGATION SETTLEMENTS

      In July 2002, an adverse arbitration decision was rendered against us in favor of one of our former employees, Christopher L. Weibelt. The decision arose out of a claim by Mr. Weibelt of wrongful termination under his employment agreement. The arbitration matter was styled: USURF America, Inc. versus Christopher L. Weibelt, American Arbitration Association, Case No. 71-160-00087-01. In September 2003, judgment was entered by a Louisiana District Court on the arbitration award, plus accrued interest and attorneys fees totaling approximately $124,000. In February 2004, we entered into a settlement agreement with Mr. Weibelt under which we agreed to satisfy the judgment by making an initial payment of $30,000 and six equal monthly payments of $15,700 thereafter for the balance. Under the settlement agreement, the judgment will be fully satisfied in August 2004. All settlement amounts have been accrued as of December 31, 2003.

      In June 2001, a default judgment in the amount of $23,666 was entered against us in the matter styled: Marcus, Merrick, Montgomery, Christian & Hardee, LLP vs. USURF America, Inc., District Court of the Fourth Judicial District of the State of Idaho, in and for the County of Ada, Case No. CV OC 0101693D. The lawsuit, filed by a law firm in Boise, Idaho, arose out of a dispute regarding legal fees and went unchallenged as a result of administrative error. In February of 2004, we settled this matter for the amount of $39,404. Counsel for the plaintiff has filed with the court an acknowledgment of full satisfaction of the judgment.

      In March 2004, we became aware of a default judgment in the amount of $12,963, rendered against us on November 13, 2001 in the matter styled Teletronics International, Inc. v. USURF America, Inc.; Cause No. 0108-07513-D; in the City Court of Baton Rouge, Louisiana. The lawsuit arose out of a dispute regarding a vendor invoice and went unchallenged as a result of administrative error. In March 2004, we settled this matter for the amount of $17,217. Counsel for the plaintiff will file appropriate documents with the court to acknowledgment full satisfaction of the judgment.

      C. FINANCING ACTIVITIES (UNAUDITED)

      In January 2004, we entered into an agreement with Atlas Capital Services, LLC ("Atlas") to provide financing directly or indirectly to us. Under the terms of the agreement, we will pay to Atlas a fee equal to 10% of the principal amount of the transaction amount to be paid as proceeds are received by us from each transaction.

        USURF AMERICA, INC. AND SUBSIDIARIES COLORADO SPRINGS, COLORADO
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002


      In March 2004, Atlas arranged for us to complete the closing of a private placement totaling $3,100,000. The placement consisted of $1,000,000 in common stock at $0.10 per share, $2,100,000 in convertible debentures convertible into common stock at $0.10 per share, and 125% warrant coverage at an exercise price of $0.12 per share. Under the terms of the private placement, the investors have the right to purchase up to an amount equal to, at the election of such investors, $3,000,000 principal amount of additional debentures. Any additional investment will be on terms identical those set forth in the private placement, except that, the conversion price of any additional convertible debentures shall be $0.12 per share.

      D. ACQUISITIONS (UNAUDITED)

      SUNWEST COMMUNICATIONS, INC.

      In February, 2004, we signed a definitive agreement to acquire the assets of SunWest Communications, Inc. ("SunWest"). The assets include SunWest's telecommunications network of fiber optic lines covering over 100 linear miles, state-of-the-art operations facilities and equipment (including a Lucent 5ESS switch). SunWest provides PUC licensed telecommunications services to approximately 7,500 residential and commercial customers in the state of Colorado. This acquisition provides us with an integral component in its business plan to offer a complete voice, video and data service package.

      SunWest is based in Colorado Springs, CO and currently generates over $5.0 million (unaudited) in annual revenues and has delivered high quality telecommunications services for nearly seven years. SunWest serves primarily the growing southern Colorado market, including Colorado Springs (population 517,000), Pueblo (147,000) and Canon City (45,000). The transaction is subject to the approval of the Colorado Public Utilities Commission.

      APOLLO COMMUNICATIONS, INC.

      In October 2003, we announced the signing of a Letter of Intent to acquire the assets of Apollo Communications, Inc. of Colorado Springs ("Apollo"). Apollo provides data and high-speed Internet access services as well as local and long distance telephone services. Apollo has over 5,500 (unaudited) customers and generates $4.0 million (unaudited) in annual revenues. The transaction is subject to the approval of the Colorado Public Utilities Commission.

      CONNECT PAGING, INC. D/B/A GET A PHONE

      In March 2004, we signed a letter of intent to acquire Connect Paging, Inc., doing business as Get A Phone ("GAP"). The purchase price consists of $2,000,000 in cash and 15,000,000 shares of common stock. GAP operates as a competitive local exchange carrier (CLEC) in Texas offering local and long distance telephone services. GAP has acquired approximately 14,000 customers (unaudited) that will generate over $8.0 million (unaudited) in annual revenues. The transaction is subject to the approval of the Texas Public Utilities Commission.

                      USURF AMERICA, INC. AND SUBSIDIARIES
                           COLORADO SPRINGS, COLORADO
                           CONSOLIDATED BALANCE SHEET
                             AND SEPTEMBER 30, 2004

                               ASSETS                (UNAUDITED)
                                                       9/30/04
                                                     -----------
CURRENT ASSETS
   Cash and cash equivalents                         $   260,795
   Marketable securities                                 200,000
   Securities receivable                                 440,000
   Accounts receivable                                   253,707
   Financing Costs net of $210,183 of amortization       492,217
   Inventory                                              31,795
   Deposits and other assets                              52,075
                                                     -----------
     Total Current Assets                              1,730,589
                                                     -----------
PROPERTY AND EQUIPMENT
   Cost                                                1,309,863
   Less: accumulated depreciation                       (312,056)
                                                     -----------
     Total Property and Equipment                        997,807
                                                     -----------
INTANGIBLES                                            3,981,416
                                                     -----------
OTHER LONG TERM ASSETS                                    20,000
                                                     -----------
TOTAL ASSETS                                         $ 6,729,812


  The accompanying notes are an integral part of these consolidated financial statements.

                      USURF AMERICA, INC. AND SUBSIDIARIES
                           COLORADO SPRINGS, COLORADO
                           CONSOLIDATED BALANCE SHEET
                             AND SEPTEMBER 30, 2004

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                              (UNAUDITED)
                                                                                9/30/04
                                                                              ------------
CURRENT LIABILITIES
   Notes payable, current portion (Net of unamortized discount of $225,383)   $  1,869,617
   Accounts payable                                                                717,468
   Accrued liabilities and payroll                                                 186,660
   Other current liabilities                                                       393,759
   Customer deposits                                                                14,270
   Deferred Revenues                                                               259,971
                                                                              ------------
     Total Current Liabilities                                                   3,441,745
                                                                              ------------

LONG TERM LIABILITIES
   Notes payable (Net of unamortized discount of $134,932)                       2,190,068
                                                                              ------------
     Total Long Term Liabilities                                                 2,190,068
                                                                              ------------
STOCKHOLDERS' EQUITY
   Preferred stock, $.0001 par value; Authorized: 100,000,000, none
       Outstanding
   Common stock, $.0001 par value; Authorized: 400,000,000 shares;
     Issued and outstanding: 177,861,835 at September 30, 2004                      17,787
   Additional paid-in capital                                                   57,632,847
   Accumulated deficit                                                         (56,310,384)
   Deferred consulting                                                             (62,251)
   Other comprehensive loss                                                       (180,000)
                                                                              ------------
     Total Stockholders' Equity                                                  1,097,999
                                                                              ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                    $  6,729,812
                                                                              ============

The accompanying notes are an integral part of these consolidated financial statements.

                      USURF AMERICA, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                  NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003
                                   (UNAUDITED)

                      USURF AMERICA, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                  NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003
                                   (UNAUDITED)

                                                                    NINE MONTHS ENDED
                                                                       SEPTEMBER 30
                                                            ----------------------------------
                                                                2004                 2003
                                                             (Unaudited)          (Unaudited)
                                                            -------------        -------------
REVENUES

Revenues                                                    $   5,098,714        $     236,448
Internet access costs, cost of goods sold                      (2,471,969)            (131,070)
                                                            -------------        -------------
Gross profit                                                    2,626,745              105,378
                                                            -------------        -------------
OPERATING EXPENSES
Professional fees                                               4,283,727              754,837
Salaries and commissions                                        1,030,871              582,086
Rent                                                               95,001               78,033
Depreciation and amortization                                     717,293               67,902
Other general and administrative                                2,993,418              604,588
                                                            -------------        -------------
Total Operating Expenses                                        9,120,309            2,087,446
                                                            -------------        -------------
LOSS FROM OPERATIONS                                           (6,493,565)          (1,982,068)
                                                            -------------        -------------
OTHER (EXPENSE)
  Accretion of interest expense on convertible debt              (990,036)                 -0-
Other expense                                                     (55,112)                 556
Write off of other assets and reclassification of
  related expenses                                             (3,273,258)                 -0-
Gain (loss) on debt modification                               (1,568,688)                 -0-
Gain (loss) on disposition of asset                                75,613                  -0-
Interest expense                                                 (143,494)              (9,283)
                                                            -------------        -------------
Total Other Expense                                            (5,954,974)              (8,727)
                                                            -------------        -------------
NET LOSS                                                      (12,448,539)          (1,990,795)
                                                            -------------        -------------
Imputed dividend attributable to rights applicable to
  certain shareholders                                           (850,000)                 -0-
                                                            -------------        -------------
NET LOSS APPLICABLE TO OTHER SHAREHOLDERS                   $ (13,298,539)       $  (1,990,795)
                                                            -------------        -------------
Net loss per common share                                   $     (0.0853)       $     (0.0240)
                                                            -------------        -------------
Weighted average number of shares outstanding                 155,878,255           83,109,557
                                                            -------------        -------------

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                      USURF AMERICA, INC. AND SUBSIDIARIES
                           COLORADO SPRINGS, COLORADO
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                  NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003

                                                                                Nine Months Ended September 30,
                                                                                    2004            2003
                                                                                 (Unaudited)     (Unaudited)
                                                                                ------------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                                                     $(12,448,539)   $ (1,990,795)
   Adjustments to reconcile net loss to net cash used in operating activities
     Depreciation and amortization                                                   717,292          67,902
     Consulting and other fees paid with stock                                     4,249,931       1,183,511
     Accretion of interest expense on convertible debt                               990,036             -0-
     Loss on debt modification                                                     1,568,688             -0-
     Write off advances                                                            1,830,000             -0-
      Loss on Sale of assets for securities                                          (99,847)            -0-

   Changes in operating assets and liabilities
     Accounts receivable                                                            (184,502)        (66,342)
     Marketable Securities and Securities Receivable                                 (80,000)            -0-
     Inventory                                                                        40,111          (1,383)
     Accounts payable                                                                287,514         130,996
     Accrued Payroll                                                                 (73,640)            -0-
     Accrued Interest                                                                140,475             -0-
     Deferred revenue                                                               (198,312)            -0-
     Other assets and  liabilities                                                  (485,894)         12,268
       Net cash used in operating activities                                      (3,190,063)       (663,843)

CASH FLOWS FROM INVESTING ACTIVITIES
    Capital expenditures for property and equipment                                 (709,412)       (384,715)
    Cash paid for other assets                                                    (1,045,000)            -0-
    Cash paid for intangibles and other long term assets                          (1,319,028)        (28,434)
                                                                                ------------     -----------
     Net cash used in investing activities                                        (3,073,440)       (413,149)

CASH FLOWS FROM FINANCING ACTIVITIES
   Disbursement for notes receivable                                                (111,300)       (332,000)
   Payments on subscriptions receivable                                                  -0-        (468,875)
   Proceeds from notes payable                                                     4,963,000          (1,000)
   Issuance of common stock for cash                                               1,600,000       1,433,876
   Warrants exercised                                                                    -0-         593,732
                                                                                ------------     -----------
     Net cash provided by financing activities                                     6,451,700       1,225,733

     Net increase in cash and cash equivalents                                       188,198         148,741
   Cash and cash equivalents, beginning of period                                     72,597         111,568
   Cash and cash equivalents, end of period                                     $    260,795    $    260,309
                                                                                ------------     -----------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Cash paid for interest                                                       $      3,019            $-0-
   Stock issued for acquisition of assets                                       $  2,656,999    $    531,720
                                                                                ------------     -----------

The accompanying notes are an integral part of these consolidated financial statements.

SUPPLEMENTAL DISCLOSURE
OF NON-CASH INVESTING AND
OTHER CASH FLOW INFORMATION

 NINE MONTHS ENDED SEPTEMBER 30, 2004

In January 2004, we issued 57,550 shares under a consulting agreement, which shares were valued at $13,812.00.

In January 2004, we issued 55,380 shares under a consulting agreement, which shares were valued at $13,291.00.

In January 2004, we issued 28,000 shares under a consulting agreement, which shares were valued at $7,840.00.

In January 2004, we issued 246,000 shares under a consulting agreement, which shares were valued at $59,040.00.

t 6 0 In January 2004, we issued 130,000 shares under a consulting agreement, which shares were valued at $24,000.00.

In January 2004, we issued 273,000 shares under a consulting agreement, which shares were valued at $65,520.00.

In January 2004, we issued 320,000 shares under a consulting agreement, which shares were valued at $76,800.00.

In January 2004, we issued 300,000 shares under a consulting agreement, which shares were valued at $72,000.00.

In January 2004, we issued 175,000 shares under a consulting agreement, which shares were valued at $43,750.00.

In January 2004, we issued 61,000 shares under a consulting agreement, which shares were valued at $14,640.00.

In January 2004, we issued 61,000 shares under a consulting agreement, which shares were valued at $14,640.00.

In January 2004, we issued 612,350 shares under a consulting agreement, which shares were valued at $89,490.00.

In January 2004, we issued 66,500 shares under a consulting agreement, which shares were valued at $11,280.00.

In January 2004, we issued 134,000 shares to a new employee as an inducement to employment, which shares were valued at $36,180.00.

In February 2004, we issued 49,150 shares under a consulting agreement, which shares were valued at $13,762.00.

In February 2004, we issued 34,000 shares under a consulting agreement, which shares were valued at $9,520.00.

In February 2004, we issued 25,000 shares under a consulting agreement, which shares were valued at $7,000.00.

In February 2004, we issued 81,600 shares under a consulting agreement, which shares were valued at $22,848.00.

In February 2004, we issued 73,500 shares under a consulting agreement, which shares were valued at $20,580.00.

In February 2004, we issued 75,000 shares to an employee as compensation for services rendered, which shares were valued at $5,250.00.

In February 2004, we issued 50,000 shares to an employee as compensation for services rendered, which shares were valued at $11,000.00.

In February 2004, we issued 60,000 shares to an employee as compensation for services rendered, which shares were valued at $9,600.00.

In February 2004, we issued 250,000 shares under a one-year consulting agreement for services rendered during 2003, which shares were valued at $17,500.00.

In February 2004, we issued 300,000 shares under a one-year consulting agreement for services rendered during 2004, which shares were valued at $72,000.00.

In February 2004, we issued 600,000 shares as full payment of principal and accrued interest under a promissory note, which shares were valued at $96,000.00.

In February 2004, we issued 1,514,500 shares to a new employee as an inducement to employment, which shares were valued at $302,900.00.

In February 2004, we issued 1,514,500 shares to a new employee as an inducement to employment, which shares were valued at $302,900.00.

In February 2004, we issued 160,000 shares to a new employee as an inducement to employment, which shares were valued at $32,000.

In February 2004, we issued 120,000 shares to a new employee as an inducement to employment, which shares were valued at $24,000.00.

In February 2004, we issued 120,000 shares to a new employee as an inducement to employment, which shares were valued at $24,000.00.

In February 2004, we issued 200,000 shares to a new employee as an inducement to employment, which shares were valued at $40,000.00.

In February 2004, we issued 431,818 shares to acquire certain assets, which shares were valued at $95,000.

In February 2004, we issued 1,188,679 shares to acquire certain assets, which shares were valued at $199,698.

In February 2004, we issued 282,031 shares to acquire certain assets, which shares were valued at $47,381.

In February 2004, we issued 39,189 shares to acquire certain assets, which shares were valued at $6,584.

In February 2004, we issued 849,786 shares to acquire certain assets, which shares were valued at $142,764.

In February 2004, we issued 494,482 shares to acquire certain assets, which shares were valued at $83,073.

In March 2004, we issued 50,000 shares to a vendor as payment for services rendered or to be rendered, which shares were valued at $3,000.

In April 2004, we issued 1,333,334 shares to obtain exclusive licensing rights in certain intellectual property, which shares were valued at $200,000.

In April 2004, we issued 14,250,000 shares to acquire a business, which shares were valued at $1,425,000.

In April 2004, we issued 450,000 shares to an employee as compensation for services rendered, which shares were valued at $27,000.

In April 2004, we issued 375,000 shares to an employee as compensation for services rendered, which shares were valued at $22,500.

In April 2004, we issued 250,000 shares to a former employee as compensation for services rendered, which shares were valued at $15,000.

In April 2004, we issued 125,000 shares to an employee as compensation for services rendered, which shares were valued at $7,500.

In April 2004, we issued 175,000 shares to an employee as compensation for services rendered, which shares were valued at $10,500.

In April 2004, we issued 1,250,000 shares to acquire a business, which shares were valued at $90,000.

In May 2004, we issued 1,000,000 shares under a consulting agreement for services to be rendered during 2004, which shares were valued at $120,000.

In May 2004, we issued 1,000,000 shares to a new employee as an inducement to employment, which shares were valued at $100,000.

In May 2004, we issued 1,000,000 shares to a new employee as an inducement to employment, which shares were valued at $100,000.

In May 2004, we issued 1,000,000 shares to a new employee as an inducement to employment, which shares were valued at $100,000.

In May 2004, we issued 400,000 shares to an employee as compensation for services rendered, which shares were valued at $40,000.

In May 2004, we issued 50,000 shares for professional services to be rendered during 2004, which shares were valued at $5,000.

In May 2004, we issued 625,000 shares for consulting services rendered in connection with a business acquisition, which shares were valued at $75,000.

In June 2004, we issued 122,000 shares to a vendor as payment for services rendered or to be rendered, which shares were valued at $12,200.

In June 2004, we issued 475,000 shares for consulting services rendered in connection with a financing transaction, which shares were valued at $47,500.

In June 2004, we issued 250,000 shares for consulting services rendered in connection with a financing transaction, which shares were valued at $25,000.

In June 2004, we issued 275,000 shares for consulting services rendered in connection with a financing transaction, which shares were valued at $27,500.

In June 2004, we issued 100,000 shares to an employee as bonus compensation for services rendered in 2003, which shares were valued at $10,000.

In June 2004, we issued 25,000 shares to an employee as bonus compensation for services rendered in 2003, which shares were valued at $2,500.

In June 2004, we issued 15,000 shares to an employee as bonus compensation for services rendered in 2003, which shares were valued at $1,500.

In June 2004, we issued 50,000 shares to an employee as bonus compensation for services rendered in 2003, which shares were valued at $5,000.

In June 2004, we issued 15,000 shares to an employee as bonus compensation for services rendered in 2003, which shares were valued at $1,500.

In June 2004, we issued 15,000 shares to an employee as bonus compensation for services rendered in 2003, which shares were valued at $1,500.

In June 2004, we issued 600,000 shares for professional services to be rendered during 2004, which shares were valued at $60,000.

In June 2004, we issued 950,000 shares for consulting services rendered in connection with a business acquisition, which shares were valued at $95,000.

In June 2004, we issued 750,000 shares for consulting services rendered in connection with a business acquisition, which shares were valued at $75,000.

In June 2004, we issued 2,000,000 shares under a consulting agreement for services to be rendered during 2004, which shares were valued at $200,000.

In June 2004, we issued 250,000 shares for consulting services rendered in connection with a business acquisition, which shares were valued at $25,000.

In June 2004, we issued 154,000 shares for consulting services rendered in connection with a business acquisition, which shares were valued at $15,030.

In June 2004, we issued 175,000 shares to a vendor for services to be rendered during the next twelve months, which shares were valued at $17,500.

In June 2004, we issued 175,000 shares to a vendor for services to be rendered during the next twelve months, which shares were valued at $17,500.

In June 2004, we issued 280,000 shares to an employee as compensation for services rendered during the first half of 2004, which shares were valued at $21,000.

In June 2004, we issued 480,000 shares to an employee as compensation for services rendered during the first half of 2004, which shares were valued at $36,000.

In June 2004, we issued 200,000 shares to an employee as compensation for services rendered during the fourth quarter of 2003 and the first quarter of 2004, which shares were valued at $40,000.

In July 2004, we issued 80,000 shares for consulting services, which shares were valued at $5,600.

In September 2004, we issued 75,000 shares for consulting services, which shares were valued at $13,500.

In September 2004, we issued 2,200,000 shares for consulting services, which shares were valued at $132,000.

In September 2004, we issued 1,200,000 shares for consulting services, which shares were valued at $72,000.


NINE MONTHS ENDED SEPTEMBER 30, 2003

In March 2003, we issued 2,500,000 shares as a commitment fee under a common stock purchase agreement, which shares were valued at $75,000.

In July 2003, we issued 75,000 shares under a consulting agreement, which shares were valued at $14,250.

In July 2003, we issued 100,000 shares under a consulting agreement, which shares were valued at $17,000.

In August 2003, we issued 3,000,000 shares under an amended one-year consulting agreement, which shares were valued at $480,000.

In August 2003, we issued 333,333 shares in payment of a $4,800 account payable and $45,200 of future services, which shares were valued at $50,000.

In September 2003, we issued 1,650,000 shares to certain directors, in lieu of cash, in payment of directors' fees, which shares were valued at $141,500.

In September 2003, we issued 75,000 shares under a consulting agreement, which shares were valued at $14,250.

In September 2003, we issued 100,000 shares under a consulting agreement, which shares were valued at $17,000.

In September 2003, we issued a total of 4,475,000 shares of stock to certain officers, in lieu of cash compensation, pursuant to their respective employment agreements, which shares were valued at $281,750.

In September 2003, we issued 2,800,000 shares to acquire certain assets, which shares were valued at $532,000.

In September 2003, we issued 600,000 shares in payment of a note payable and related accrued interest, which shares were valued at $96,000.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      NINE MONTHS ENDED SEPTEMBER 30, 2004
                                   (UNAUDITED)


NOTE 1.  INTERIM CONSOLIDATED FINANCIAL STATEMENTS

In the opinion of management, the accompanying consolidated financial statements as of September 30, 2004 and for the nine months ended September 30, 2004 and 2003, reflect all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the financial condition, results of operations and cash flows of USURF, including subsidiaries, and include the accounts of USURF and all of its subsidiaries. All material inter-company transactions and balances are eliminated.

The financial statements included herein have been prepared by USURF, without audit, pursuant to the rules and regulations of the SEC. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States have been condensed or omitted pursuant to such rules and regulations. These unaudited financial statements should be read in conjunction with the financial statements and notes thereto included in USURF's Annual Report on Form 10-KSB for the year ended December 31, 2003, as filed with the SEC. Certain reclassifications and adjustments may have been made to the financial statements for the comparative period of the prior fiscal year to conform with the 2003 presentation. The results of operations for the interim periods are not necessarily indicative of the results to be obtained for the entire year.

NOTE 2.  CRITICAL ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include all the accounts of USURF and all wholly-owned subsidiaries. Inter-company transactions and balances have been eliminated in the consolidation.

STOCK-BASED COMPENSATION

Transactions in equity instruments with non-employees for goods or services are accounted for on the fair value method, as described in SFAS No. 123. No options were granted to employees, officers or directors during 2003. During 2004, certain directors, officers and employees were granted a total of 6,650,000 options and 17,500,000 warrants to purchase an equivalent number of shares of our stock.

STOCK FOR SERVICES

We have issued stock pursuant to various consulting agreements. Deferred consulting costs which are valued at the stock price on the date of a particular agreement are recorded as a reduction of stockholders' equity and are amortized over the useful lives of the respective agreements.

REVENUE RECOGNITION

We charge our video and data customers monthly service fees and recognizes the revenue in the month the services are provided or equipment is sold. We bill monthly for voice (telephone) services in advance and generally receive payments during the month in which the services are provided. To the extent that revenue is received, but not earned, we record these amounts as deferred revenue.

BAD DEBT

We estimate the amount of uncollectible accounts receivable and records an allowance for bad debt. Uncollectible accounts receivable are then charged against this allowance.

LOSS PER COMMON SHARE

The loss per common share is presented in accordance with the provisions of SFAS No. 128, Earnings Per Share. Basic loss per common share has been computed by dividing the net loss available to the common stockholder by the weighted average number of shares of common stock outstanding for the period. The effect of considering all potential dilutive securities is not presented as the effects would be anti-dilutive.

MARKETABLE SECURITIES AND SECURITIES RECEIVABLE

In May 2004, we sold Children's Technology Group, Inc., dba MomsandDads, to ZKID Network Company (OTCBB: ZKID). The terms of the sale provided for ZKID to pay us $600,000 in stock consideration (the "Purchase Price'). At closing we received 4,000,000 shares of ZKID common stock valued at $0.15 per share. The terms of the purchase and sale agreement provide that if the shares issued to us do not have a market value of at least $600,000, then ZKID would issue additional shares to us for the difference. At September 30, 2004 the market value of the shares was $160, 000 and therefore we recorded a $440,000 securities receivable.

NOTE 3.  STOCK, OPTION AND WARRANT ISSUANCES

During the nine months ended September 30, 2004, we issued shares of common stock and common stock purchase warrants, as follows:

23,485,985 shares to acquire various businesses or business assets;

19,000,000 shares for cash;

21,191,364 shares in exchange for consulting and other services; and

56,488,312 warrants (350,000 w/exercise price of $0.20 per share; 1,000,000
w/exercise price of $0.18 per share; 2,500,000 w/exercise price of $0.15 per share; 39,419,562 w/exercise price of $0.12 per share; 1,968,750 w/exercise price of $0.08 per share; 7,500,000 w/exercise price of $0.12 per share; 3,750,000 w/exercise price of $0.12 per share) were issued.

During the quarter ended September 30, 2004 the Board of Directors granted options to certain key employees and consultants totaling 6,650,000. The options have an exercise price of $0.10 per share and are exercisable in three installments, each of which become exercisable when the market price for common share of our stock reaches $0.15 per share, $0.22 per share and $0.30 per share respectively. We used the BlackScholes method to calculate the fair market value of the options given to consultants as $43,499; this amount was recorded as an expense.

Additionally, the Board granted warrants for the purchase of 17,500,000 shares of our common stock to the new Chairman. The exercise price for the warrants is $0.07 per share and the warrants are exercisable in whole or in part through September 30, 2006.

We use the intrinsic value method for accounting for employee stock based compensation. Under the intrinsic value method, the compensation cost, if any, is the excess of the quoted market price of the stock over the exercise price. All of the warrants and options were granted with an exercise price in excess of market at the date of grant and therefore no compensation expense is recognized in the financial statements. For years ended after December 31, 2004, the Financial Accounting Standards Board may require the use of the fair value method. Had we used the fair value method for the quarter ended September 30, 2004 we would have recognized an additional expense of $149,348 for the options granted employees and $615,638 in additional expense for the warrants. Below is the proforma net loss and earnings per share if we used the fair value method.


                                                       THREE MONTHS ENDED SEPTEMBER 30,       NINE MONTHS ENDED SEPTEMBER 30,
                                                           2004               2003                2004               2003
                                                       (UNAUDITED)         (UNAUDITED)        (UNAUDITED)         (UNAUDITED)
                                                    ------------------- ------------------ ------------------- ------------------
NET LOSS                                                 $ (7,098,037)         $(772,008)       $(12,448,539)       $(1,990,795)

FAIR VALUE OF OPTIONS AND WARRANTS GRANTED                   (764,986)                              (764,986)
                                                    ------------------- ------------------ ------------------- ------------------
PROFORMA NET LOSS                                         $(7,863,023)         $(772,008)       $(13,213,525)       $(1,990,795)
                                                    =================== ================== =================== ==================
PROFORMA NET LOSS PER COMMON SHARE                            ($0.045)           ($0.008)            ($0.085)           ($0.024)
                                                    =================== ================== =================== ==================

 NOTE 4.  FINANCING TRANSACTIONS

In December 2003, we executed a convertible loan agreement under which we could borrow up to $700,000. At December 31, 2003, the balance of the loan was $57,000. The loan(s) are due one year from funding, pay interest at the rate of ten percent (10%) per annum and are convertible into common stock at a conversion price of $0.15 per share. Additionally, the agreement called for the issuance of two warrants with an exercise price of $0.18 and $0.26 respectively for each share converted. During the first quarter of 2004, we borrowed an additional $543,000 under the agreement bringing the balance to $600,000. This amount was converted into 5,000,000 shares of common stock. In connection with the conversion, the conversion price and the exercise price of the warrants were reduced to $0.12 per share. The entire proceeds from the convertible promissory note were allocated to the warrants and the beneficial conversion feature based on a calculation using the Black-Scholes model. As of September 30, 2004 interest expense related to the accretion of the convertible promissory note to its face value and price reduction for $555,800 was recorded as the notes are convertible immediately.

In January 2004, we entered into an agreement with Atlas Capital Services, LLC ("Atlas") to provide financing directly or indirectly to us. Under the terms of the agreement, we will pay to Atlas a fee equal to 10% of the principal amount of the Transaction Amount to be paid as proceeds are received by us from each Transaction.

In March 2004, Atlas arranged for us to complete the closing of a private placement totaling $3,095,000. The placement consisted of $1,000,000 in common stock at $0.10 per share, $2,095,000 in convertible debentures convertible into common stock at $0.10 per share, with 125% warrant coverage at an exercise price of $0.12 per share. The convertible debentures, if not converted, are due September 15, 2005 and bear interest at six percent (6%) payable quarterly. Under the terms of the private placement, the investors have the right to purchase up to an amount equal to, at the election of such investors, $3,000,000 principal amount of additional debentures. Any additional investment will be on terms identical those set forth in the private placement. The entire proceeds from the convertible debentures were allocated to the warrants and the beneficial conversion feature based on a calculation using the Black-Scholes model. The interest expense related to the accretion of the convertible debentures to their face value totals $934,798 and will be amortized over eighteen months, the term of the convertible note. As of September 30, 2004 interest expense of $207,733 was amortized and recorded as additional interest expense.

During the second quarter of 2004, Atlas arranged for us to complete the closing of an additional private placements totaling $1,575,000, consisting of $1,575,000 in convertible debentures convertible into common stock at $0.08 per share, with 75% warrant coverage at an exercise price of $0.12 per share. The convertible debentures, if not converted, are due June, 2006 and bears interest at eight percent (8.0%) payable quarterly. Under the terms of these private placements, the investors have the right to purchase up to an amount equal to, at the election of such investors, $1,500,000 principal amount of additional debentures. Any additional investment will be on terms identical those set forth in the private placements. The entire proceeds from the convertible debentures were allocated to the warrants and the beneficial conversion feature based on a calculation using the Black-Scholes model. The interest expense related to the accretion of the convertible debentures to their face value totals $491,830 and will be amortized over 24 months, the term of the convertible note. As of September 30, 2004 interest expense of $20,493 was amortized and recorded as additional interest expense.

During the third quarter of 2004, Atlas arranged for us to complete the closing of two additional private placements totaling $750,000, consisting of $750,000 in convertible debentures convertible into common stock at $0.05 per share. The convertible debentures, if not converted, are due June, 2006 and bear interest at twelve percent (12.0%) payable quarterly. Under the terms of these private placements, the investors have the right to purchase up to an amount equal to, at the election of such investors, $750,000 principal amount of additional debentures. Any additional investment will be on terms identical those set forth in the private placements. The proceeds from the convertible debentures were allocated to notes payable and the beneficial conversion feature based on intrinsic value. The debt discount related to the beneficial conversion feature totals $435,000 and will be amortized over 24 months, the term of the convertible notes. As of September 30, 2004 interest expense of $58,123 was amortized and recorded as additional interest expense.

Additionally in July 2004, we repriced the purchase price and conversion price of the above first and second quarter transactions to $0.05 per share. As a result, we will issue an additional 17,000,000 shares for shares purchased under a securities purchase agreement and certain notes, previously converted, and have reserved an additional 32,762,500 shares to be issued upon conversion of the outstanding convertible debentures. We recognized $850,000 as an imputed dividend to these shareholders for this right. This amount is subtracted from net loss to determine the net loss to the other shareholders. According to FASB Statement Number 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities" and FASB's EITF Issue 96-19 "Debtor's Accounting for a Modification or Exchange of Debt Instruments" the repricing of the conversion price results in the deemed extinguishment of the convertible debt and replacement with new convertible debt. As a result, we recorded $1,568,688 as loss on debt modification. In addition $396,050 of debt discount and $284,487 of debt premium was recorded in connection with the deemed new convertible debt according to the guidelines suggested in FASB's EITF Issue 00-27 regarding the application of issue No. 98-5, "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios" and will be amortized over the remaining life of the debentures. The debt discount and premium respectively will be amortized over the remaining lives months of the debentures. The net interest expense for the quarter ended September 30, 2004 for these debentures is $46,074.

At September 30, 2004 total short term notes payable under the above is $2,095,000, the debt discount of $225,383 is netted with the total resulting in a balance of $1,869,617. The total long term notes payable under the above is $2,325,000, the debt discount of $380,625 and debt premium of $245,693 are netted with the total resulting in a balance of $2,190,068 for the balance sheet presentation.

NOTE 5.  IMPACT OF RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

SFAS No. 123(r), on October 13, 2004, the FASB concluded that Statement 123R, "Share-Based Payment, an Amendment of FASB Statements No. 123 and 95" (SFAS
123R), which would require all companies to measure compensation cost for all shared-based payments (including employee stock options) at fair value, would be effective for public companies for interim or annual periods beginning after June 15, 2005. This Statement would eliminate the ability to account for stock-based compensation transactions using APB 25 and, generally, would require instead that such transactions be accounted for using a fair-value based method, with a binomial or lattice model preferred to the Black-Scholes valuation model. The FASB's current plan is to issue a final Statement on or around December 15, 2004. This will have an effect on stock options granted employees in future periods.

SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity, was issued in May 2003 and requires issuers to classify as liabilities (or assets in some circumstances) three classes of freestanding financial instruments that embody obligations for the issuer. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS No. 150 did not have a material impact on its financial position or results of operations.

NOTE 6.  ACQUISITIONS AND PRO FORMAS

Effective April 20, 2004, USURF signed a definitive agreement to acquire all of the issued and outstanding common stock of Connect Paging, Inc., (formerly Extel Enteprises, Inc.) a Texas Corporation ("CPI"), doing business as Get A Phone. This acquisition was effected pursuant to a Stock Purchase Agreement dated April 20, 2004 by and between Usurf, and Brandon Young, Brian Young and Byron Young the shareholders of all the outstanding shares of the capital stock of CPI. Usurf paid the shareholders of CPI a total of $2,000,000 in cash and a total of 14,250,000 shares of USURF $.0001 par-value common stock.

The transaction was be accounted for as a purchase. The purchase price was be allocated to the acquired assets and assumed liabilities based upon fair market values on the date of acquisition.

The following table summarizes the assets acquired and liabilities assumed by Usurf in the transaction and the amount attributable to cost in excess of assets acquired:

Property and Equipment                    $   45,000
Intangibles (Customer List)               $1,566,686
Intangibles (Goodwill)                    $1,955,814

The preliminary estimate of assets represents management's best estimate based on currently available information; however, such estimate may be revised within the one-year period following the acquisition date.

The following unaudited proforma condensed statements of operations assumes the CPI acquisition occurred on January 1, 2002 and presents proforma financial information for the year ended December 31, 2002. In the opinion of management, all adjustments necessary to present fairly such unaudited proforma condensed statements of operations have been made.

                                        --------------------------------------------------------
                                                                  2002
                                        --------------------------------------------------------
                                                                       PROFORMA        PROFORMA
                                           USURF           CPI        ADJUSTMENTS      COMBINED
                                        -----------    ----------- -- -----------    -----------
Revenues                                         --      1,188,703                     1,188,703

Expenses
        Cost of Sales                                    1,474,018                     1,474,018

        Inventory write down                132,031             --                       132,031
        Depreciation and amortization         7,336                (1)    328,337        335,673
        General and administrative        3,830,181        493,877                     4,324,058
        Other operating expenses                            34,407                        34,407
                                        -----------    -----------    -----------    -----------
Total Operating Expenses                  3,969,548      2,002,302        328,337      6,300,188
                                        -----------    -----------    -----------    -----------

Operating loss                           (3,969,548)      (813,599)      (328,337)    (5,111,485)
Other Income (expense)                     (190,874)        (6,978)(2)    (80,000)      (277,852)
                                        -----------    -----------    -----------    -----------
Net loss                                 (4,160,422)      (820,577)      (408,337)    (5,389,337)
                                        ===========    ===========    ===========    ===========

Net loss per common share                     (0.09)                                       (0.12)
Weighted average shares outstanding      45,008,651                                   45,008,651
                                        ===========                                  ===========


(1) To record Depreciation for equipment and amortization of intangible assets.
(2) To record interest on loan to acquire CPI.

The following unaudited proforma condensed statements of operations assumes the CPI acquisition occurred on January 1, 2002 and presents proforma financial information for the year ended December 31, 2003. In the opinion of management, all adjustments necessary to present fairly such unaudited proforma condensed statements of operations have been made.

                                        --------------------------------------------------------
                                                                  2003
                                        --------------------------------------------------------
                                                                       PROFORMA        PROFORMA
                                           USURF           CPI        ADJUSTMENTS      COMBINED
                                        -----------    ----------- -- -----------    -----------
Revenues                                    403,764      6,266,744                     6,670,508

Expenses
        Internet access cost                493,504                                      493,504
        Cost of Sales                                    5,409,966                     5,409,966
        Depreciation and amortization       130,384                (1)    328,337        458,721
        General and administrative        3,363,336      1,745,179                     5,108,515
        Other operating expenses                            86,353                        86,353
                                        -----------    -----------    -----------    -----------
Total Operating Expenses                  3,987,224      7,241,498        328,337     11,557,059
                                        -----------    -----------    -----------    -----------
Operating loss                           (3,583,460)      (974,754)      (328,337)    (4,886,551)
Other Income (expense)                      (70,896)          (907)(2)    (80,000)      (151,803)
                                        -----------    -----------    -----------    -----------
Net loss                                 (3,654,356)      (975,661)      (408,337)    (5,038,354)
                                        ===========    ===========    ===========    ===========

Net loss per common share                     (0.04)                                       (0.06)
Weighted average shares outstanding      89,186,106                                   89,186,106
                                        ===========                                  ===========


(1) To record Depreciation for equipment and amortization of intangible assets.
(2) To record interest on loan to acquire CPI.


NOTE 7.  SUBSEQUENT EVENT

Subsequent to September 30, 2004, we executed a Subscription Agreement (the "Agreement) with Monarch Pointe Fund, Ltd. and Mercator Advisory Group, LLC (collectively referred to as "Purchasers"), whereby us agreed to issue and sell to the Purchasers, 10,000 shares of Series A Convertible Preferred Stock ("Series A Stock") at $100.00 per share, for a total consideration of $1,000,000. In connection with the purchase and sale of the Series A Stock, the Purchasers will receive Warrants to purchase up to an aggregate of 7,000,000 shares of our common stock, at an exercise price of $0.075 per share subject to certain adjustment.

The Series A Stock is convertible into our common stock at a conversion price ranging from $0.05 to $0.075 as calculated in accordance with the Certificate of Designation. Generally, the conversion price per share for the Series A Stock shall be equal to eighty-five percent (85%) of the Market Price provided, however, that subject to certain provisions, in no event shall the conversion price be less than $0.05 per share (the "Floor Price") or exceed $0.075 (the "Ceiling Price").


ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following information should be read in conjunction with the consolidated financial statements, including the notes thereto, included elsewhere in this Form 10-QSB, and the Management's Discussion and Analysis of Financial Condition and Results of Operations included in our 2003 Annual Report on Form 10-KSB filed with the Securities and Exchange Commission.

FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISKS

This report contains forward-looking statements. In addition, when used in this filing, the words "believes," "anticipates," "intends," "in anticipation of," and similar words are intended to identify certain forward-looking statements. These forward-looking statements are based on our expectations and are subject to a number of risks and uncertainties, many of which are beyond our control. Actual results could differ materially from these forward-looking statements as a result of changes in trends in the economy and our industry, reductions in the availability of financing and other factors. In light of these risks and uncertainties, the forward-looking statements contained in this report may not occur. Except to fulfill our obligation under the United States securities laws, we do not undertake any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

OVERVIEW OF OUR BUSINESS

During 2003 and through September 30, 2004, we continued to implement and expand our business plan beyond solely offering wireless Internet access service. We currently operate as a provider of video (cable television) and data (Internet) services to business and residential customers and since the completion of the acquisition of Connect Paging Inc. d/b/a/ Get-A-Phone, we also offer additional telecommunications services including local, long distance and enhanced telephone (voice) services. Our current business plan involves obtaining, through internal growth, as many, voice, video and data customers as possible offering various combinations of bundled packages of communications services. Our growth strategy also includes acquisitions of telecommunications-related businesses and/or properties which would provide an immediate or potential customer base for our services.

SUNWEST COMMUNICATIONS, INC. AND APOLLO COMMUNICATIONS, INC.

In October 2003, we signed a Letter of Intent to acquire the assets of Apollo Communications, Inc. of Colorado Springs ("Apollo"). Apollo provides data and high-speed Internet access services as well as local and long distance telephone services. Additionally, in February, 2004, we signed a definitive agreement to acquire the assets of SunWest Communications, Inc. ("SunWest"). The assets included SunWest's network of fiber optic lines, its operations facilities and equipment and, subject to Colorado Public Utility Commission approval, its customer base.

Through September 30, 2004 we advanced a combined total of $1,830,000 to SunWest and Apollo and recorded this amount as "other long term assets". Through September 30, 2004 we supported through its operations $1,443,257.71 of customer care and related expenses of SunWest and Apollo. During the quarter ended September 30, 2004 the senior secured lenders of SunWest and Apollo foreclosed on the assets of these companies. As a result, we have written off the balance of other assets of $1,830,000 and reclassified the related expenses of $1,443,257.71 as write off of other assets and reclassification of related expenses. We have not made a determination whether to seek legal recourse to recover damages as a result of the foreclosure.

GOING CONCERN

Our auditor stated in its report on our financial statements for the period ended December 31, 2003 and 2002 that we have experienced recurring losses and operated with negative working capital and, as a result, there exists substantial doubt about our ability to continue as a going concern. For the nine months ended September 30, 2004 and 2003, we incurred a net loss of $12,448,539 and $1,990,795, respectively. As of September 30, 2004, USURF had an accumulated deficit of $56,310,384. We are actively seeking customers for our services. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event we cannot continue in existence. These factors raise substantial doubt about our ability to continue as a going concern.

CRITICAL ACCOUNTING POLICIES

Management's Discussion and Analysis discusses the results of operations and financial condition as reflected in our consolidated financial statements, which have been prepared in accordance with accounting principals generally accepted in the United States. The preparation of financial statements in conformity with accounting principals generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. On an ongoing basis, management evaluates its estimates and judgments, including those related to accounts receivable, inventory valuation, amortization and recoverability of long-lived assets, including goodwill, litigation accruals and revenue recognition. These critical accounting policies are described in more detail under item 6 in the section titled "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-KSB for the year ended December 31,2003 filed with the Securities and Exchange Commission. Management bases its estimates and judgments on its historical experience and other relevant factors, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

While we believe that the historical experience and other factors considered provide a meaningful basis for the accounting policies applied in the preparation of our consolidated financial statements, we cannot guarantee that our estimates and assumptions will be accurate. If such estimates and assumptions prove to be inaccurate, we may be required to make adjustments to these estimates in future periods.

RESULTS OF OPERATIONS

      NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003

      REVENUES

For the nine months ended September 30, 2004 and 2003, USURF had $5,098,714 and $236,448, respectively in revenue, an increase of $4,862,266. This increase is primarily due to the acquisition of Connect Paging, Inc. d/b/a Get-A-Phone in April 2004. During the nine months ended September 30, 2004, USURF's revenues were derived primarily from the sale of telecommunication services, Internet access services, telecommunications-related hardware and services and satellite-based CATV access services. These revenues are recognized and recorded as services are performed.

OPERATING EXPENSES

For the nine months ended September 30, 2004 and 2003, operating expenses were $9,120,309 and $2,087,446, respectively. During the nine months ended September 30, 2004, operating expenses consisted primarily of professional and consulting fees of $4,283,727, of which $4,249,931 was paid in stock, salaries and commissions of $1,030,871, and other general and administrative expenses of $2,993,418 consisting primarily of bad debt related to Get-A-Phone accounts receivable ($1,516,788), right of entry expense ($336,278), software expense ($127,054) and insurance expense ($122,516).

NET LOSS

For the nine months ended September 30, 2004, we had a net loss of $12,448,539, or $0.0799 per share. In the comparable period of the prior year, we had a net loss of $1,990,795, or $0.0240 per share.


LIQUIDITY

At September 30, 2004, USURF had a net working capital deficit of $1,711,155, compared to a net working capital deficit of $757,040 at December 31 2003. A net working capital deficit means that current liabilities exceeded current assets. Current assets are generally assets that can be converted into cash within one year and can be used to pay current liabilities.

Currently, we believe we have sufficient cash from the sale of securities and commitments from Atlas Capital financing transactions to continue current business operations through December 31, 2004. During the nine months ended September 30, 2004, we received approximately $1,600,000 from the sale of securities, $543,000 in debt from Evergreen that was converted to securities and $4,420,000 in debt from the Atlas Capital financing transaction. At September 30, 2004, we had cash on hand of $260,795.

Subsequent to September 30, 2004, we executed a Subscription Agreement whereby us agreed to issue and sell to the Purchasers, 10,000 shares of Series A Convertible Preferred Stock ("Series A Stock") at $100.00 per share, for a total consideration of $1,000,000. In connection with the purchase and sale of the Series A Stock, the Purchasers will receive Warrants to purchase up to an aggregate of 7,000,000 shares of our common stock, at an exercise price of $0.075 per share subject to certain adjustment.

We anticipate that our capital needs will be met through financing transactions arranged by Atlas Capital. We will also seek other sources of financing to fund operations, although we may not be successful in such efforts. We may not be able to secure adequate capital as we need it. Without additional capital, we would be forced to curtail or cease our operations.

CASH USED IN OPERATING ACTIVITIES

During the nine months ended September 30, 2004, our operations used cash of $3,190,063 compared to $663,843 used during the same period in 2003. In each period reported, the use of cash was a direct result of the increase in net loss. During the nine months ended September 30, 2004, $990,036 of accreted interest expense and $1,568,688 loss on debt modification was recorded in relation to our notes payable with beneficial conversion features; during the same period in 2003 we did not incur any accreted interest expense or debt modification expense.

CASH USED IN INVESTING ACTIVITIES

During the first three quarters of 2004, we engaged in a significant amount of capital investment activity, primarily through the acquisition of business assets from other companies. The total value of capital investments for the period was $1,045,000 compared to only $413,149 for the same period in 2003. During the 2004 period, capital assets were also acquired through the issuance of stock valued at $2,656,998.

CASH PROVIDED BY FINANCING ACTIVITIES

During the first three quarters of 2004, the total value of our financing activities was $6,451,700 compared to a value of $1,225,733 provided during the same period in 2003. During the 2004 period, $1,600,000 of cash was provided through the sale of stock and $4,420,000 (presented as $4,059,685 net of unamortized discount of $360,315) was provided through debt issuance.

OFF-BALANCE SHEET FINANCING ACTIVITIES

We do not have any off-balance sheet arrangements that have, or are reasonably likely to a current or future effect on our financial condition, changes in financial condition, revenue or expenses, results of operations, liquidity, capital expenditures or capital resources that are material.

IMPACT OF RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

SFAS No. 123(r), on October 13, 2004, the FASB concluded that Statement 123R, "Share-Based Payment, an Amendment of FASB Statements No. 123 and 95" (SFAS
123R), which would require all companies to measure compensation cost for all shared-based payments (including employee stock options) at fair value, would be effective for public companies for interim or annual periods beginning after June 15, 2005. This Statement would eliminate the ability to account for stock-based compensation transactions using APB 25 and, generally, would require instead that such transactions be accounted for using a fair-value based method, with a binomial or lattice model preferred to the Black-Scholes valuation model. The FASB's current plan is to issue a final Statement on or around December 15, 2004. This will have an effect on stock options granted employees in future periods.

SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity, was issued in May 2003 and requires issuers to classify as liabilities (or assets in some circumstances) three classes of freestanding financial instruments that embody obligations for the issuer. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS No. 150 did not have a material impact on its financial position or results of operations.


                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

      USURF America is a Nevada corporation. Section 78.751 of Nevada Revised Statutes (the "Nevada Act") empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity as directors and officers. The Nevada Act further provides that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's bylaws, any agreement, vote of the shareholders or otherwise.

      Section VIII of Registrant's Bylaws, included as Exhibit 3.2 filed herewith, which provides for the indemnification of directors and officers, is incorporated herein by reference.

      Registrant has purchased no insurance for indemnification of its officers and directors, agents, etc., nor has there been any specific agreement for indemnification made between Registrant and any of its officers and directors, or others, with respect to indemnification for them arising out of their duties to Registrant.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933, the Securities Exchange Act of 1934 or the rules and regulations of the Securities and Exchange Commission thereunder may be permitted under said indemnification provisions of the law, or otherwise, Registrant has been advised that, in the opinion of the Securities and Exchange Commission, any such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Nevada Act and will be governed by the final adjudication of such issue.


ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      Estimated expenses payable by us in connection with the registration of common stock covered by this prospectus are as follows:

SEC registration fee                                              $         784
Printing and related expenses                                     $       2,500*
Legal fees and expenses                                           $      50,000
Accounting fees and expenses                                      $      10,000*
Blue Sky fees and expenses                                        $           0
Transfer agent and registrar fees and expenses                    $           0
Miscellaneous                                                     $      6,716*
Total                                                             $      70,000*

* Estimate.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

      1. (a) Securities Sold. In January 2002, 120,000 shares of Company Common Stock were issued.

            (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Fusion Capital Fund II, LLC.

            (c) Consideration. Such shares of Common Stock were issued pursuant to a consulting agreement and were valued at $12,000.

            (d)  Exemption  from Registration   Claimed.  We  relied  upon  the
exemption from registration afforded by Section 4(2) of the Securities Act of 1933 and Rule 506 thereunder. This purchaser was an accredited investor.

      2. (a) Securities Sold. In February 2002, 86,500 shares of Company Common Stock were issued.

            (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Shelter Capital Ltd.

            (c) Consideration. Such shares of Common Stock were issued as a finder's fee.

            (d) Exemption from Registration Claimed. These securities were sold to a single non-U.S. purchaser and are exempt from registration under the Securities Act of 1933, pursuant to the provisions of Regulation S thereunder.

      3. (a) Securities Sold. In February 2002, 160,000 common stock purchase warrants were issued.

            (b) Underwriter or Other Purchasers. Such warrants were issued to Shelter Capital Ltd.

            (c) Consideration. Such warrants were issued as a finder's fee.

            (d) Exemption from Registration Claimed. These securities were sold to a single non-U.S. purchaser and are exempt from registration under the Securities Act of 1933, pursuant to the provisions of Regulation S thereunder.

            (e) Terms of Conversion or Exercise. Exercise price of the warrants is $.10 per share and exercisable for a period of three years from issuance.

      4. (a) Securities Sold. In February 2002, 266,000 common stock purchase warrants were issued.

            (b) Underwriter or Other Purchasers. Such warrants were issued to Shelter Capital Ltd.

            (c) Consideration. Such warrants were issued as a finder's fee.

            (d) Exemption from Registration Claimed. These securities were sold to a single non-U.S. purchaser and are exempt from registration under the Securities Act of 1933, pursuant to the provisions of Regulation S thereunder.

            (e) Terms of Conversion or Exercise. Exercise price of the warrants is $.20 per share and exercisable for a period of three years from issuance.

      5. (a) Securities Sold. In February 2002, 93,000 common stock purchase warrants were issued.

            (b) Securities Sold. In February 2002, 93,000 common stock purchase warrants were issued. Underwriter or Other Purchasers. Such warrants were issued to Shelter Capital Ltd.

            (c) Consideration. Such warrants were issued as a finder's fee.

            (d) Exemption from Registration Claimed. These securities were sold to a single non-U.S. purchaser and are exempt from registration under the Securities Act of 1933, pursuant to the provisions of Regulation S thereunder.

            (e) Terms of Conversion or Exercise. Exercise price of the warrants is $.30 per share and exercisable for a period of three years from issuance.

      6. (a) Securities Sold. In February 2002, 300,000 shares of Company Common Stock were issued.

            (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Peter Rochow.

            (c) Consideration. Such shares of Common Stock were issued pursuant to a consulting agreement and were value at $30,000.

            (d) Exemption from Registration Claimed. These securities were sold to a single non-U.S. purchaser and are exempt from registration under the Securities Act of 1933, pursuant to the provisions of Regulation S thereunder.

      7. (a) Securities Sold. In March 2002, 400,000 shares of Company Common Stock were issued.

            (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Peter Rochow.

            (c) Consideration. Such shares of Common Stock were issued as a finder's fee.

            (d) Exemption from Registration Claimed. These securities were sold to a single non-U.S. purchaser and are exempt from registration under the Securities Act of 1933, pursuant to the provisions of Regulation S thereunder.

      8. (a) Securities Sold. In March 2002, 400,000 common stock purchase warrants were issued.

            (b) Underwriter or Other Purchasers. Such warrants were issued to Peter Rochow.

            (c) Consideration. Such warrants were issued as a finder's fee.

            (d) Exemption from Registration Claimed. These securities were sold to a single non-U.S. purchaser and are exempt from registration under the Securities Act of 1933, pursuant to the provisions of Regulation S thereunder.

            (e) Terms of Conversion or Exercise. Exercise price of the warrants is $.10 per share and exercisable for a period of three years from issuance.

      9. (a) Securities Sold. In March 2002, 400,000 common stock purchase warrants were issued.

            (b) Underwriter or Other Purchasers. Such warrants were issued to Peter Rochow.

            (c) Consideration. Such warrants were issued as a finder's fee.

            (d) Exemption from Registration Claimed. These securities were sold to a single non-U.S. purchaser and are exempt from registration under the Securities Act of 1933, pursuant to the provisions of Regulation S thereunder.

            (e) Terms of Conversion or Exercise. Exercise price of the warrants is $.20 per share and exercisable for a period of three years from issuance.

      10. (a) Securities Sold. In March 2002, 200,000 common stock purchase warrants were issued.

            (b) Underwriter or Other Purchasers. Such warrants were issued to Shelter Capital Ltd.

            (c) Consideration. Such warrants were issued as a finder's fee.

            (d) Exemption from Registration Claimed. These securities were sold to a single non-U.S. purchaser and are exempt from registration under the Securities Act of 1933, pursuant to the provisions of Regulation S thereunder.

            (e) Terms of Conversion or Exercise. Exercise price of the warrants is $.049 per share and exercisable for a period of three years from issuance.

      11. (a) Securities Sold. In April 2002, 200,000 common stock purchase warrants were issued.

            (b) Underwriter or Other Purchasers. Such warrants were issued to Shelter Capital Ltd.

            (c) Consideration. Such warrants were issued as a finder's fee.

            (d) Exemption from Registration Claimed. These securities were sold to a single non-U.S. purchaser and are exempt from registration under the Securities Act of 1933, pursuant to the provisions of Regulation S thereunder.

            (e) Terms of Conversion or Exercise. Exercise price of the warrants is $.049 per share and exercisable for a period of three years from issuance.

      12. (a) Securities Sold. In April 2002, 500,000 shares of Company Common Stock were issued.

            (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Newlan & Newlan.

            (c) Consideration. Such shares of Common Stock were issued as a bonus, at a price of $.10 per share.

            (d) Exemption from Registration Claimed. We relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933 and Rule 506 thereunder. This purchaser was a sophisticated investor capable of evaluating an investment in us.

      13. (a) Securities Sold. In April 2002, 75,000 shares of Company Common Stock were issued.

            (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Patrick F. McGrew.

            (c) Consideration. Such shares of Common Stock were issued as a bonus, at a price of $.10 per share.

            (d) Exemption from Registration Claimed. We relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933 and Rule 506 thereunder. This purchaser was a sophisticated investor capable of evaluating an investment in us.

      14. (a) Securities Sold. In April 2002, 500,000 shares of Company Common Stock were issued.

            (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Heyer Capital Fund.

            (c) Consideration. Such shares of Common Stock were issued as a finder's fee.

            (d) Exemption from Registration Claimed. These securities were sold to a single non-U.S. purchaser and are exempt from registration under the Securities Act of 1933, pursuant to the provisions of Regulation S thereunder.

      15. (a) Securities Sold. In April 2002, 200,000 shares of Company Common Stock were issued.

            (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Employer Support Services.

            (c) Consideration. Such shares of Common Stock were issued in payment of a trade payable and were valued at a price of $20,000.

            (d) Exemption from Registration Claimed. We relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933 and Rule 506 thereunder. This purchaser was a sophisticated investor capable of evaluating an investment in us.

      16. (a) Securities Sold. In April 2002, a total of 9,000,000 shares of Company Common Stock were issued.

            (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Douglas O. McKinnon (3,000,000 shares), David M. Loflin (2,000,000 shares), Waddell D. Loflin (2,000,000 shares) and James Kaufman (2,000,000 shares).

            (c) Consideration. Such shares of Common Stock were issued in pursuant to the terms of employment-related agreements and were valued at approximately $930,000, in the aggregate.

            (d) Exemption from Registration Claimed. We relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933 and Rule 506 thereunder. Messrs. Loflin, Loflin and McKinnon were accredited investors. Mr. Kaufman was a sophisticated investor capable of evaluating an investment in us.

      17. (a) Securities Sold. In April 2002, 1,562,500 shares of Company Common Stock were issued.

            (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Evergreen Venture Partners, LLC.

            (c) Consideration. Such shares of Common Stock were issued pursuant to a securities purchase agreement, at a price of $.08 per share.

            (d) Exemption from Registration Claimed. We relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933 and Rule 506 thereunder. This purchaser was a sophisticated investor capable of evaluating an investment in us.

      18. (a) Securities Sold. In April 2002, 1,562,500 common stock purchase warrants were issued.

            (b) Underwriter or Other Purchasers. Such warrants were issued to Evergreen Venture Partners, LLC.

            (c) Consideration. Such warrants were issued for no additional consideration pursuant to securities purchase agreement.

            (d) Exemption from Registration Claimed. We relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933 and Rule 506 thereunder. This purchaser was a sophisticated investor capable of evaluating an investment in us.

            (e) Terms of Conversion or Exercise. Exercise price of the warrants is $.15 per share and exercisable for a period of three years from issuance.

      19. (a) Securities Sold. In April 2002, 1,562,500 common stock purchase warrants were issued.

            (b) Underwriter or Other Purchasers. Such warrants were issued to Evergreen Venture Partners, LLC.

            (c) Consideration. Such warrants were issued for no additional consideration pursuant to securities purchase agreement.

            (d) Exemption from Registration Claimed. We relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933 and Rule 506 thereunder. This purchaser was a sophisticated investor capable of evaluating an investment in us.

            (e) Terms of Conversion or Exercise. Exercise price of the warrants is $.30 per share and exercisable for a period of three years from issuance.

      20. (a) Securities Sold. In April 2002, 900,000 shares of Company Common Stock were issued.

            (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Allen & Company Business Communications.

            (c) Consideration. Such shares of Common Stock were issued pursuant to a consulting agreement and were valued at $90,000.

            (d) Exemption from Registration Claimed. We relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933 and Rule 506 thereunder. This purchaser was a sophisticated investor capable of evaluating an investment in us.

      21. (a) Securities Sold. In April 2002, 250,000 shares of Company Common Stock were issued.

            (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to B. Edward Haun & Company.

            (c) Consideration. Such shares of Common Stock were issued pursuant to a consulting agreement and were valued at $25,000.

            (d) Exemption from Registration Claimed. We relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933 and Rule 506 thereunder. This purchaser was a sophisticated investor capable of evaluating an investment in us.

      22. (a) Securities Sold. In April 2002, 250,000 shares of Company Common Stock were issued.

            (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Summit Venture Partners, LLC.

            (c) Consideration. Such shares of Common Stock were issued pursuant to a consulting agreement and were valued at $25,000.

            (d) Exemption from Registration Claimed. We relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933 and Rule 506 thereunder. This purchaser was a sophisticated investor capable of evaluating an investment in us.

      23. (a) Securities Sold. In April 2002, 150,000 shares of Company Common Stock were issued.

            (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Barker Design, Inc.

            (c) Consideration. Such shares of Common Stock were issued pursuant to a consulting agreement and were valued at $15,000.

            (d) Exemption from Registration Claimed. We relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933 and Rule 506 thereunder. This purchaser was a sophisticated investor capable of evaluating an investment in us.

      24. (a) Securities Sold. In May 2002, 900,000 shares of Company Common Stock were issued.

            (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Newlan & Newlan.

            (c) Consideration. Such shares of Common Stock were issued in payment of legal services, at a price of $.06 per share.

            (d) Exemption from Registration Claimed. We relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933 and Rule 506 thereunder. This purchaser was a sophisticated investor capable of evaluating an investment in us.

      25. (a) Securities Sold. In June 2002, 2,083,333 shares of Company Common Stock were issued.

            (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Evergreen Venture Partners, LLC.

            (c) Consideration. Such shares of Common Stock were issued pursuant to a securities purchase agreement, at a price of $.08 per share.

            (d) Exemption from Registration Claimed. We relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933 and Rule 506 thereunder. This purchaser was a sophisticated investor capable of evaluating an investment in us.

      26. (a) Securities Sold. In June 2002, 1,562,500 common stock purchase warrants were issued.

            (b) Underwriter or Other Purchasers. Such warrants were issued to Evergreen Venture Partners, LLC.

            (c) Consideration. Such warrants were issued for no additional consideration pursuant to securities purchase agreement.

            (d) Exemption from Registration Claimed. We relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933 and Rule 506 thereunder. This purchaser was a sophisticated investor capable of evaluating an investment in us.

            (e) Terms of Conversion or Exercise. Exercise price of the warrants is $.15 per share and exercisable for a period of three years from issuance.

      27. (a) Securities Sold. In June 2002, 1,562,500 common stock purchase warrants were issued.

            (b) Underwriter or Other Purchasers. Such warrants were issued to Evergreen Venture Partners, LLC.

            (c) Consideration. Such warrants were issued for no additional consideration pursuant to securities purchase agreement.

            (d) Exemption from Registration Claimed. We relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933 and Rule 506 thereunder. This purchaser was a sophisticated investor capable of evaluating an investment in us.

            (e) Terms of Conversion or Exercise. Exercise price of the warrants is $.30 per share and exercisable for a period of three years from issuance.

      28. (a) Securities Sold. In July 2002, 300,000 shares of Company Common Stock were issued.

            (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Regency Capital, LLC.

            (c) Consideration. Such shares of Common Stock were issued pursuant to a consulting agreement and were valued at $15,000.

            (d) Exemption from Registration Claimed. We relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933 and Rule 506 thereunder. This purchaser was a sophisticated investor capable of evaluating an investment in us.

      29. (a) Securities Sold. In July 2002, 300,000 shares of Company Common Stock were issued.

            (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Peter Rochow.

            (c) Consideration. Such shares of Common Stock were issued pursuant to a consulting agreement and were valued at $15,000.

            (d) Exemption from Registration Claimed. These securities were sold to a single non-U.S. purchaser and are exempt from registration under the Securities Act of 1933, pursuant to the provisions of Regulation S thereunder.

      30. (a) Securities Sold. In August 2002, 300,000 shares of Company Common Stock were issued.

            (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to JF Mills/Worldwide.

            (c) Consideration. Such shares of Common Stock were issued pursuant to a consulting agreement and were valued at $21,000.

            (d) Exemption from Registration Claimed. We relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933 and Rule 506 thereunder. This purchaser was a sophisticated investor capable of evaluating an investment in us.

      31. (a) Securities Sold. In August 2002, 600,000 shares of Company Common Stock were issued.

            (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Kenneth J. Upcraft.

            (c) Consideration. Such shares of Common Stock were issued as a signing bonus pursuant to an employment agreement and were valued at $36,000.

            (d) Exemption from Registration Claimed. We relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933 and Rule 506 thereunder. This purchaser was a sophisticated investor capable of evaluating an investment in us.

      32. (a) Securities Sold. In August 2002, 375,000 shares of Company Common Stock were issued.

            (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Precise Directions, LLC.

            (c) Consideration. Such shares of Common Stock were issued pursuant to a consulting agreement and were valued at $18,750.

            (d) Exemption from Registration Claimed. We relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933 and Rule 506 thereunder. This purchaser was a sophisticated investor capable of evaluating an investment in us.

      33. (a) Securities Sold. In August 2002, 1,000,000 shares of Company Common Stock were issued.

            (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Peter Rochow.

            (c) Consideration. Such shares of Common Stock were issued pursuant to a consulting agreement and were valued at $60,000.

            (d) Exemption from Registration Claimed. These securities were sold to a single non-U.S. purchaser and are exempt from registration under the Securities Act of 1933, pursuant to the provisions of Regulation S thereunder.

      34. (a) Securities Sold. In August 2002, 400,000 common stock purchase warrants were issued.

            (b) Underwriter or Other Purchasers. Such warrants were issued to Heyer Capital Fund.

            (c) Consideration. Such warrants were issued pursuant to a consulting agreement.

            (d) Exemption from Registration Claimed. These securities were sold to a single non-U.S. purchaser and are exempt from registration under the Securities Act of 1933, pursuant to the provisions of Regulation S thereunder.

            (e) Terms of Conversion or Exercise. Exercise price of the warrants is $.15 per share and exercisable for a period of three years from issuance.

      35. (a) Securities Sold. In August 2002, 400,000 common stock purchase warrants were issued.

            (b) Underwriter or Other Purchasers. Such warrants were issued to Heyer Capital Fund.

            (c) Consideration. Such warrants were issued pursuant to a consulting agreement.

            (d) Exemption from Registration Claimed. These securities were sold to a single non-U.S. purchaser and are exempt from registration under the Securities Act of 1933, pursuant to the provisions of Regulation S thereunder.

            (e) Terms of Conversion or Exercise. Exercise price of the warrants is $.20 per share and exercisable for a period of three years from issuance.

      36. (a) Securities Sold. In August 2002, 400,000 common stock purchase warrants were issued.

            (b) Underwriter or Other Purchasers. Such warrants were issued to Heyer Capital Fund.

            (c) Consideration. Such warrants were issued pursuant to a consulting agreement.

            (d) Exemption from Registration Claimed. These securities were sold to a single non-U.S. purchaser and are exempt from registration under the Securities Act of 1933, pursuant to the provisions of Regulation S thereunder.

            (e) Terms of Conversion or Exercise. Exercise price of the warrants is $.25 per share and exercisable for a period of three years from issuance.

      37. (a) Securities Sold. In August 2002, 400,000 common stock purchase warrants were issued.

            (b) Underwriter or Other Purchasers. Such warrants were issued to Heyer Capital Fund.

            (c) Consideration. Such warrants were issued pursuant to a consulting agreement.

            (d) Exemption from Registration Claimed. These securities were sold to a single non-U.S. purchaser and are exempt from registration under the Securities Act of 1933, pursuant to the provisions of Regulation S thereunder.

            (e) Terms of Conversion or Exercise. Exercise price of the warrants is $.30 per share and exercisable for a period of three years from issuance.

      38. (a) Securities Sold. In August 2002, 400,000 common stock purchase warrants were issued.

            (b) Underwriter or Other Purchasers. Such warrants were issued to Heyer Capital Fund.

            (c) Consideration. Such warrants were issued pursuant to a consulting agreement.

            (d) Exemption from Registration Claimed. These securities were sold to a single non-U.S. purchaser and are exempt from registration under the Securities Act of 1933, pursuant to the provisions of Regulation S thereunder.

            (e) Terms of Conversion or Exercise. Exercise price of the warrants is $.35 per share and exercisable for a period of three years from issuance.

      39. (a) Securities Sold. In August 2002, 400,000 common stock purchase warrants were issued.

            (b) Underwriter or Other Purchasers. Such warrants were issued to Heyer Capital Fund.

            (c) Consideration. Such warrants were issued pursuant to a consulting agreement.

            (d) Exemption from Registration Claimed. These securities were sold to a single non-U.S. purchaser and are exempt from registration under the Securities Act of 1933, pursuant to the provisions of Regulation S thereunder.

            (e) Terms of Conversion or Exercise. Exercise price of the warrants is $.40 per share and exercisable for a period of three years from issuance.

      40. (a) Securities Sold. In September 2002, 1,000,000 shares of Company Common Stock were issued.

            (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Newlan & Newlan.

            (c) Consideration. Such shares of Common Stock were issued in payment of legal services, at a price of $.07 per share.

            (d) Exemption from Registration Claimed. We relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933 and Rule 506 thereunder. This purchaser was a sophisticated investor capable of evaluating an investment in us.

      41. (a) Securities Sold. In September 2002, 135,000 shares of Company Common Stock were sold.

            (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Christopher K. Brenner and Janice B. Brenner.

            (c) Consideration. Such shares of Common Stock were sold for cash, at a price of $.045 per share.

            (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. These purchasers, together, were accredited investors.

      42. (a) Securities Sold. In September 2002, 1,000,000 shares of Company Common Stock were sold.

            (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to the John Pritzlaff Irrevocable Trust.

            (c) Consideration. Such shares of Common Stock were sold for cash, at a price of $.06 per share.

            (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was an accredited investor.

      43. (a) Securities Sold. In September 2002, 300,000 shares of Company Common Stock were issued.

            (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Philip A. Samuels.

            (c) Consideration. Such shares of Common Stock were issued pursuant to a consulting agreement and were valued at $18,000.

            (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in us.

      44. (a) Securities Sold. In November 2002, 2,000,000 shares of Company Common Stock were issued.

            (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Michael Woods (1,600,000 shares) and Homesync Corporation (400,000 shares).

            (c) Consideration. Such shares of Common Stock were issued pursuant to an agreement and plan of reorganization and were valued at $100,000.

            (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in us.

      45. (a) Securities Sold. In November 2002, 200,000 shares of Company Common Stock were issued.

            (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to George Coon (100,000 shares) and Richard Vorwaller (100,000 shares).

            (c) Consideration. Such shares of Common Stock were issued pursuant to a stock purchase agreement and were valued at $14,000.

            (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in us.

      46. (a) Securities Sold. In December 2002, 1,000,000 shares of Company Common Stock were sold.

            (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to the John Pritzlaff Irrevocable Trust.

            (c) Consideration. Such shares of Common Stock were issued for $60,000 in cash, pursuant to a stock purchase agreement.

            (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in us.

      47. (a) Securities Sold. In December 2002, 1,000,000 shares of Company Common Stock were issued.

            (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Eton Financial.

            (c) Consideration. Such shares of Common Stock were issued pursuant to a letter agreement and were valued at $80,000.

            (d) Exemption from Registration Claimed. These securities were sold to a single non-U.S. purchaser and are exempt from registration under the Securities Act of 1933, pursuant to the provisions of Regulation S thereunder.

      48. (a) Securities Sold. In December 2002, 1,500,000 shares of Company Common Stock were issued.

            (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Financial Capital Consultants.

            (c) Consideration. Such shares of Common Stock were issued pursuant to a consulting agreement and were valued at $120,000.

            (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in us.

      49. (a) Securities Sold. In December 2002, a total of 4,654,000 shares of Company Common Stock were issued.

            (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Douglas O. McKinnon (1,450,000 shares), Kenneth J. Upcraft (996,000 shares), Waddell D. Loflin (600,000 shares), David M. Loflin (618,000 shares), James Kaufman (600,000 shares), Christopher K. Brenner (140,000 shares), Corey McDanial (125,000 shares) and Shaunna Spears (125,000 shares).

            (c) Consideration. Such shares of Common Stock were issued in payment of accrued salaries and/or consulting fees of each issuee and were valued at $.08 per share, an aggregate value of $372,320.

            (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in us.

      50. (a) Securities Sold. In December 2002, 3,500,000 shares of Company Common Stock were issued.

            (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Newlan & Newlan, Attorneys at Law.

            (c) Consideration. Such shares of Common Stock were issued in payment of future legal services and were valued at $280,000.

            (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in us.

      51. (a) Securities Sold. In January 2003, 375,000 shares of Company Common Stock were issued.

            (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to DMJ Communications, Inc.

            (c) Consideration. Such shares of Common Stock were issued pursuant to a stock purchase agreement and were valued at $30,000.

            (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in us.

      52. (a) Securities Sold. In February 2003, 400,000 shares of Company Common Stock were issued.

            (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Associated Equipment Specialists, Inc.

            (c) Consideration. Such shares of Common Stock were issued pursuant to an asset purchase agreement and were valued at $28,000.

            (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in us.

      53. (a) Securities Sold. In February 2003, 1,000,000 common stock options were issued.

            (b) Underwriter or Other Purchasers. Such warrants were issued to FMF Investments, Ltd.

            (c) Consideration. Such options were issued pursuant to a consulting agreement.

            (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in us.

            (e) Terms of Conversion or Exercise. Exercise price of the options is $.05 per share and are exercisable for a period of one year from issuance.

      54. (a) Securities Sold. In February 2003, 540,000 common stock purchase warrants were issued.

            (b) Underwriter or Other Purchasers. Such warrants were issued to Shelter Capital Ltd.

            (c) Consideration. Such warrants were issued pursuant to a letter agreement.

            (d) Exemption from Registration Claimed. These securities were sold to a single non-U.S. purchaser and are exempt from registration under the Securities Act of 1933, pursuant to the provisions of Regulation S thereunder.

            (e) Terms of Conversion or Exercise. Exercise price of the warrants is $.049 per share and are exercisable for a period of five years from issuance.

      55. (a) Securities Sold. In February 2003, 213,368 common stock purchase warrants were issued.

            (b) Underwriter or Other Purchasers. Such warrants were issued to Shelter Capital Ltd.

            (c) Consideration. Such warrants were issued pursuant to a letter agreement.

            (d) Exemption from Registration Claimed. These securities were sold to a single non-U.S. purchaser and are exempt from registration under the Securities Act of 1933, pursuant to the provisions of Regulation S thereunder.

            (e) Terms of Conversion or Exercise. Exercise price of the warrants is $.10 per share and are exercisable for a period of five years from issuance.

      56. (a) Securities Sold. In February 2003, 885,954 common stock purchase warrants were issued.

            (b) Underwriter or Other Purchasers. Such warrants were issued to Shelter Capital Ltd.

            (c) Consideration. Such warrants were issued pursuant to a letter agreement.

            (d) Exemption from Registration Claimed. These securities were sold to a single non-U.S. purchaser and are exempt from registration under the Securities Act of 1933, pursuant to the provisions of Regulation S thereunder.

            (e) Terms of Conversion or Exercise. Exercise price of the warrants is $.20 per share and are exercisable for a period of five years from issuance.

      57. (a) Securities Sold. In February 2003, 266,710 common stock purchase warrants were issued.

            (b) Underwriter or Other Purchasers. Such warrants were issued to Shelter Capital Ltd. (c) Consideration. Such warrants were issued pursuant to a letter agreement.

            (d) Exemption from Registration Claimed. These securities were sold to a single non-U.S. purchaser and are exempt from registration under the Securities Act of 1933, pursuant to the provisions of Regulation S thereunder.

            (e) Terms of Conversion or Exercise. Exercise price of the warrants is $.25 per share and are exercisable for a period of five years from issuance.

      58. (a) Securities Sold. In February 2003, 123,968 common stock purchase warrants were issued.

            (b) Underwriter or Other Purchasers. Such warrants were issued to Shelter Capital Ltd.

            (c) Consideration. Such warrants were issued pursuant to a letter agreement.

            (d) Exemption from Registration Claimed. These securities were sold to a single non-U.S. purchaser and are exempt from registration under the Securities Act of 1933, pursuant to the provisions of Regulation S thereunder.

            (e) Terms of Conversion or Exercise. Exercise price of the warrants is $.30 per share and are exercisable for a period of five years from issuance.

      59. (a) Securities Sold. In March 2003, 2,500,000 shares of Company Common Stock were issued.

            (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Fusion Capital Fund II, LLC.

            (c) Consideration. Such shares of Common Stock were issued pursuant to a common stock purchase agreement and were valued at $150,000.

            (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in us.

      60. (a) Securities Sold. In April 2003, 200,000 shares of Company Common Stock were issued.

            (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Richard E. Wilson.

            (c) Consideration. Such shares of Common Stock were issued as a bonus and were valued at $10,000.

            (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in us.

      61. (a) Securities Sold. In June 2003, 1,500,000 common stock options were issued.

            (b) Underwriter or Other Purchasers. Such options were issued to Peter Rochow.

            (c) Consideration. Such warrants were issued pursuant to a consulting agreement.

            (d) Exemption from Registration Claimed. These securities were sold to a single non-U.S. purchaser and are exempt from registration under the Securities Act of 1933, pursuant to the provisions of Regulation S thereunder.

            (e) Terms of Conversion or Exercise. Exercise price of the options is $.14 per share and are exercisable for a period of one year from issuance.

      62. (a) Securities Sold. In June 2003, 132,500 shares of Company Common Stock were sold.

            (b) Underwriter or Other Purchasers. Such shares of Common Stock were sold to Three Point Properties, LLC.

            (c) Consideration. Such shares of Common Stock were sold for $26,500 in cash, pursuant to a securities purchase agreement.

            (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in us.

      63. (a) Securities Sold. In June 2003, 132,500 common stock purchase warrants were issued.

            (b) Underwriter or Other Purchasers. Such warrants were issued to Three Point Properties, LLC.

            (c) Consideration. Such warrants were issued pursuant to a securities purchase agreement for no additional consideration.

            (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in us.

            (e) Terms of Conversion or Exercise. Exercise price of the warrants is $.20 per share and are exercisable for a period of three years from issuance.

      64. (a) Securities Sold. In March 2003, 2,500,000 shares of common stock were issued.

            (b) Underwriter or Other Purchasers. Such shares of Common Stock were sold to Fusion Capital.

            (c) Consideration. Such shares of Common Stock were valued at $75,000.00, and were issued a commitment fee under a common stock purchase agreement.

            (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof as a transaction not involving a public offering. This purchaser is a sophisticated investor capable of evaluating an investment in us.

      65. (a) Securities Sold. In September 2003, 200,000 shares of common stock were issued.

            (b) Underwriter or Other Purchasers. Such shares of Common Stock were sold to Richard Wilson. .

            (c) Consideration. Such shares of Common Stock were valued at $10,000.00, and were issued to certain directors, in lieu of cash, in payment of directors fees.

            (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof as a transaction not involving a public offering. This purchaser is a sophisticated investor capable of evaluating an investment in us.

      66. (a) Securities Sold. In November 2003, 150,000 shares of common stock were issued.

            (b) Underwriter or Other Purchasers. Such shares of Common Stock were sold to Ross Bravata.

            (c) Consideration. Such shares of Common Stock were valued at $28,500.00, and were issued to certain directors, in lieu of cash, in payment of directors fees.

            (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof as a transaction not involving a public offering. This purchaser is a sophisticated investor capable of evaluating an investment in us.

      67. (a) Securities Sold. In November 2003, 1,300,000 shares of common stock were issued.

            (b) Underwriter or Other Purchasers. Such shares of Common Stock were sold to David Loflin.

            (c) Consideration. Such shares of Common Stock were valued at $75,000.00, and were issued to certain directors, in lieu of cash, in payment of directors fees.

            (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof as a transaction not involving a public offering. This purchaser is a sophisticated investor capable of evaluating an investment in us.

      68. (a) Securities Sold. In November 2003, 1,450,000 shares of common stock were issued.

            (b) Underwriter or Other Purchasers. Such shares of Common Stock were sold to Douglas O. McKinnon.

            (c) Consideration. Such shares of Common Stock were valued at $95,500.00, and were issued to certain officers, in lieu of cash compensation, pursuant to their respective employment agreements.

            (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof as a transaction not involving a public offering. This purchaser is a sophisticated investor capable of evaluating an investment in us.

      69. (a) Securities Sold. In November 2003, 1,150,000 shares of common stock were issued.

            (b) Underwriter or Other Purchasers. Such shares of Common Stock were sold to Kenneth Upcraft.

            (c) Consideration. Such shares of Common Stock were valued at $74,000.00, and were issued to certain officers, in lieu of cash compensation, pursuant to their respective employment agreements.

            (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof as a transaction not involving a public offering. This purchaser is a sophisticated investor capable of evaluating an investment in us.

      70. (a) Securities Sold. In November 2003, 1,100,000 shares of common stock were issued.

            (b) Underwriter or Other Purchasers. Such shares of Common Stock were sold to Christopher K. Brenner.

            (c) Consideration. Such shares of Common Stock were valued at $66,500.00, and were issued to certain officers, in lieu of cash compensation, pursuant to their respective employment agreements.

            (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof as a transaction not involving a public offering. This purchaser is a sophisticated investor capable of evaluating an investment in us.

      71. (a) Securities Sold. In November 2003, 825,000 shares of common stock were issued.

            (b) Underwriter or Other Purchasers. Such shares of Common Stock were sold to Mike Woods.

            (c) Consideration. Such shares of Common Stock were valued at $48,750.00, and were issued to certain officers, in lieu of cash compensation, pursuant to their respective employment agreements.

            (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof as a transaction not involving a public offering. This purchaser is a sophisticated investor capable of evaluating an investment in us.

      72. (a) Securities Sold. In September 2003, 2,800,000 shares of common stock were issued.

            (b) Underwriter or Other Purchasers. Such shares of Common Stock were sold to Children's Technology Group.

            (c) Consideration. Such shares of Common Stock were valued at $532,000.00, and were issued to acquire certain assets.

            (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof as a transaction not involving a public offering. This purchaser is a sophisticated investor capable of evaluating an investment in us.

      73. (a) Securities Sold. In September 2003, 600,000 shares of common stock were issued.

            (b) Underwriter or Other Purchasers. Such shares of Common Stock were sold to Meyer M. Saltzman.

            (c) Consideration. Such shares of Common Stock were valued at $96,000.00, and were issued in payment of a note payable and related accrued interest.

            (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof as a transaction not involving a public offering. This purchaser is a sophisticated investor capable of evaluating an investment in us.

      74. (a) Securities Issued. In October 2003, 50,000 shares of our common stock were issued.

            (b) Underwriter, Purchaser or Recipient. Such shares of stock were issued to Kenneth J. Upcraft.

            (c) Consideration. Such shares were issued pursuant to an employment agreement.

            (d) Exemption from Registration. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser is a sophisticated investor capable of evaluating an investment in us.

            (e) Terms of Conversion or Exercise. Exercise price of the options is $.128 per share and the options are exercisable for a period of two years from issuance.

      75. (a) Securities Sold. In February 2004, 75,000 shares of common stock were issued.

            (b) Underwriter or Other Purchasers. Such shares of Common Stock were sold to Denise Hoover.

            (c) Consideration. Such shares of Common Stock were valued at $5,250.00, and were issued to an employee as compensation for services rendered.

            (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof as a transaction not involving a public offering. This purchaser is a sophisticated investor capable of evaluating an investment in us.

      76. (a) Securities Sold. In February 2004, 50,000 shares of common stock were issued.

            (b) Underwriter or Other Purchasers. Such shares of Common Stock were sold to Reda Habib.

            (c) Consideration. Such shares of Common Stock were valued at $11,000.00, and were issued to an employee as compensation for services rendered.

            (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof as a transaction not involving a public offering. This purchaser is a sophisticated investor capable of evaluating an investment in us.

      77. (a) Securities Sold. In February 2004, 60,000 shares of common stock were issued.

            (b) Underwriter or Other Purchasers. Such shares of Common Stock were sold to Dale Tapp.

            (c) Consideration. Such shares of Common Stock were valued at $9,600.00, and were issued to an employee as compensation for services rendered.

            (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof as a transaction not involving a public offering. This purchaser is a sophisticated investor capable of evaluating an investment in us.

      78. (a) Securities Sold. In February 2004, 250,000 shares of common stock were issued.

            (b) Underwriter or Other Purchasers. Such shares of Common Stock were sold to J.F. Mills Worldwide.

            (c) Consideration. Such shares of Common Stock were valued at $17,500.00, and were issued under a one-year consulting agreement for services rendered during 2003.

            (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof as a transaction not involving a public offering. This purchaser is a sophisticated investor capable of evaluating an investment in us.

      79. (a) Securities Sold. In February 2004, 300,000 shares of common stock were issued.

            (b) Underwriter or Other Purchasers. Such shares of Common Stock were sold to J.F. Mills. .

            (c) Consideration. Such shares of Common Stock were valued at $72,000.00, and were issued under a one-year consulting agreement for services rendered during 2004.

            (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof as a transaction not involving a public offering. This purchaser is a sophisticated investor capable of evaluating an investment in us.

            (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof as a transaction not involving a public offering. This purchaser is a sophisticated investor capable of evaluating an investment in us.

      80. (a) Securities Sold. In February 2004, 431,818 shares of common stock were issued.

            (b) Underwriter or Other Purchasers. Such shares of Common Stock were sold to Integrity.

            (c) Consideration. Such shares of Common Stock were valued at $95,000.00, and were issued to acquire certain assets.

            (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof as a transaction not involving a public offering. This purchaser is a sophisticated investor capable of evaluating an investment in us.

      81. (a) Securities Sold. In February 2004, 1,188,679 shares of common stock were issued.

            (b) Underwriter or Other Purchasers. Such shares of Common Stock were sold to Sovereign Companies, LLC.

            (c) Consideration. Such shares of Common Stock were valued at $199,698.00, and were issued to acquire certain assets.

            (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof as a transaction not involving a public offering. This purchaser is a sophisticated investor capable of evaluating an investment in us.

      82. (a) Securities Sold. In February 2004, 282,031 shares of common stock were issued.

            (b) Underwriter or Other Purchasers. Such shares of Common Stock were sold to Mountain View at T-Bone LLC.

            (c) Consideration. Such shares of Common Stock were valued at $47,381.00, and were issued to acquire certain assets.

            (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof as a transaction not involving a public offering. This purchaser is a sophisticated investor capable of evaluating an investment in us.

      83. (a) Securities Sold. In February 2004, 39,189 shares of common stock were issued.

            (b) Underwriter or Other Purchasers. Such shares of Common Stock were sold to Pinnacle T-Bone LLC.

            (c) Consideration. Such shares of Common Stock were valued at $6,584.00, and were issued to acquire certain assets.

            (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof as a transaction not involving a public offering. This purchaser is a sophisticated investor capable of evaluating an investment in us..

      84. (a) Securities Sold. In February 2004, 849,786 shares of common stock were issued.

            (b) Underwriter or Other Purchasers. Such shares of Common Stock were sold to Wentworth Telecom Services LLC.

            (c) Consideration. Such shares of Common Stock were valued at $142,764.00, and were issued to acquire certain assets.

            (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof as a transaction not involving a public offering. This purchaser is a sophisticated investor capable of evaluating an investment in us..

      85. (a) Securities Sold. In February 2004, 494,482 shares of common stock were issued.

            (b) Underwriter or Other Purchasers. Such shares of Common Stock were sold to Settlers Chase Development LLC.

            (c) Consideration. Such shares of Common Stock were valued at $83,073.00, and were issued to acquire certain assets.

            (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof as a transaction not involving a public offering. This purchaser is a sophisticated investor capable of evaluating an investment in us..

      86. (a) Securities Issued. In April 2004, we issued 666,667 shares of our common stock.

            (b) Underwriter or Other Purchasers. Such shares of stock were issued to NetUnwired, LLC to obtain exclusive licensing rights in certain intellectual property.

            (c) Consideration. Such shares were issued pursuant to the terms of a licensing agreement.

            (d) Exemption from Registration. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof as a transaction not involving a public offering. This purchaser is a sophisticated investor capable of evaluating an investment in us.

      87. (a) Securities Issued. In April 2004, we issued 666,667 shares of our common stock.

            (b) Underwriter or Other Purchasers. Such shares of stock were issued to Robert Letson to obtain exclusive licensing rights in certain intellectual property.

            (c) Consideration. Such shares were issued pursuant to the terms of a licensing agreement. (d) (e) Exemption from Registration. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof as a transaction not involving a public offering. This purchaser is a sophisticated investor capable of evaluating an investment in us.

      87. (a) Securities Issued. In April 2004, we issued 4,750,000 shares of our common stock.

            (b) Underwriter or Other Purchasers. Such shares of stock were issued to Brandon Young.

            (c) Consideration. Such shares were issued to acquire a business pursuant to the terms of a stock purchase agreement.

            (d) Exemption from Registration. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof as a transaction not involving a public offering. This purchaser is a sophisticated investor capable of evaluating an investment in us.

      88. (a) Securities Issued. In April 2004, we issued 4,750,000 shares of our common stock.


            (b) Underwriter or Other Purchasers. Such shares of stock were issued to Brian Young.

            (c) Consideration. Such shares were issued to acquire a business pursuant to the terms of a stock purchase agreement.

            (d) Exemption from Registration. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof as a transaction not involving a public offering. This purchaser is a sophisticated investor capable of evaluating an investment in us.

      89. (a) Securities Issued. In April 2004, we issued 4,750,000 shares of our common stock.


            (b) Underwriter or Other Purchasers. Such shares of stock were issued to Byron Young.

            (c) Consideration. Such shares were issued to acquire a business pursuant to the terms of a stock purchase agreement.

            (d) Exemption from Registration. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof as a transaction not involving a public offering. This purchaser is a sophisticated investor capable of evaluating an investment in us.

      90. (a) Securities Issued. In April 2004, we issued 450,000 shares of our common stock.

            (b) Underwriter or Other Purchasers. Such shares of stock were issued to Douglas O. McKinnon.

            (c) Consideration. Such shares were issued as compensation for services rendered to us during the fourth quarter of 2003.

            (d) Exemption from Registration. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof as a transaction not involving a public offering. This purchaser is a sophisticated investor capable of evaluating an investment in us.

      91. (a) Securities Issued. In April 2004, we issued 375,000 shares of our common stock.

            (b) Underwriter or Other Purchasers. Such shares of stock were issued to Kenneth J. Upcraft.

            (c) Consideration. Such shares were issued as compensation for services rendered to us during the fourth quarter of 2003.

            (d) Exemption from Registration. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof as a transaction not involving a public offering. This purchaser is a sophisticated investor capable of evaluating an investment in us.

      92. (a) Securities Issued. In April 2004, we issued 250,000 shares of our common stock.


            (b) Underwriter or Other Purchasers. Such shares of stock were issued to Christopher K. Brenner.

            (c) Consideration. Such shares were issued to a former employee as compensation for services rendered to us during the fourth quarter of 2003.

            (d) Exemption from Registration. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof as a transaction not involving a public offering. This purchaser is a sophisticated investor capable of evaluating an investment in us.

      93. (a) Securities Issued. In April 2004, we issued 125,000 shares of our common stock.

            (b) Underwriter or Other Purchasers. Such shares of stock were issued to Michael T. Woods.

            (c) Consideration. Such shares were issued as compensation for services rendered to us during the fourth quarter of 2003.

            (d) Exemption from Registration. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof as a transaction not involving a public offering. This purchaser is a sophisticated investor capable of evaluating an investment in us.

      94. (a) Securities Issued. In April 2004, we issued 175,000 shares of our common stock.

            (b) Underwriter or Other Purchasers. Such shares of stock were issued to Ronald Bass.

            (c) Consideration. Such shares were issued as compensation for services rendered to us during the fourth quarter of 2003.

            (d) Exemption from Registration. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof, as a transaction not involving a public offering. These purchasers are accredited or sophisticated investor capable of evaluating an investment in us.

      95. (a) Securities Issued. In April 2004, we issued 1,250,000 shares of our common stock.

            (b) Underwriter or Other Purchasers. Such shares were issued to Palmer Wells, LLC.

            (c) Consideration. Such shares were issued to acquire a business pursuant to a membership interest purchase agreement.

            (d) Exemption from Registration. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof, as a transaction not involving a public offering. This purchaser is a sophisticated investor capable of evaluating an investment in us.

      96. (a) Securities Issued. In April 2004, we issued 2,500,000 warrants to purchase shares of our common stock.

            (b) Underwriter or Other Purchasers. Such warrants were issued to Palmer Wells, LLC.

            (c) Consideration. Such warrants were issued pursuant to a membership interest purchase agreement.

            (d) Exemption from Registration. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof, as a transaction not involving a public offering. This purchaser is a sophisticated investor capable of evaluating an investment in us.

            (e) Terms of Conversion or Exercise. Exercise price of the warrants is $0.15 per share and the warrants are exercisable for a period of two years.

      97. (a) Securities Issued. In April 2004, we issued 4,000,000 shares of our common stock.

            (b) Underwriter or Other Purchasers. Such shares of stock were issued to John Pritzlaff, III.

            (c) Consideration. Such shares were issued for cash pursuant to a stock purchase agreement.

            (d) Exemption from Registration. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof, as a transaction not involving a public offering. This purchaser is a sophisticated investor capable of evaluating an investment in us.

      98. (a) Securities Issued. In April 2004, we issued 1,000,000 warrants to purchase shares of our common stock.

            (b) Underwriter or Other Purchasers. Such warrants were issued to John Pritzlaff, III.

            (c) Consideration. Such warrants were issued pursuant to a stock purchase agreement.

            (d) Exemption from Registration. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof, as a transaction not involving a public offering. This purchaser is a sophisticated investor capable of evaluating an investment in us.

            (e) Terms of Conversion or Exercise. Exercise price of the warrants is $0.18 per share and the warrants are exercisable for a period of two years.

      99. (a) Securities Issued. In June 2004, we issued 475,000 shares of our common stock.

            (b) Underwriter or Other Purchasers. Such shares were issued to Atlas Capital Services, LLC.

            (c) Consideration. Such shares were issued pursuant to a consulting agreement.

            (d) Exemption from Registration. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof, as a transaction not involving a public offering. This purchaser is a sophisticated investor capable of evaluating an investment in us.

      100. (a) Securities Issued. In June 2004, we issued 753,598 warrants to purchase shares of our common stock.

            (b) Underwriter or Other Purchasers. Such warrants were issued to Atlas Capital Services, LLC.

            (c) Consideration. Such warrants were issued pursuant to a consulting agreement.

            (d) Exemption from Registration. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof, as a transaction not involving a public offering. This purchaser is a sophisticated investor capable of evaluating an investment in us.

            (e) Terms of Conversion or Exercise. Exercise price of the warrants is $0.08 per share and the warrants are exercisable for a period of seven years.

      101. (a) Securities Issued. In June 2004, we issued 1,574,792 warrants to purchase shares of our common stock.

            (b) Underwriter or Other Purchasers. Such warrants were issued to Atlas Capital Services, LLC.

            (c) Consideration. Such warrants were issued pursuant to a consulting agreement.

            (d) Exemption from Registration. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof, as a transaction not involving a public offering. This purchaser is a sophisticated investor capable of evaluating an investment in us.

            (e) Terms of Conversion or Exercise. Exercise price of the warrants is $0.12 per share and the warrants are exercisable for a period of seven years

      102. (a) Securities Issued. In June 2004, we issued 250,000 shares of our common stock.

            (b) Underwriter or Other Purchasers. Such shares of stock were issued to Marc Berger.

            (c) Consideration. Such shares were issued pursuant to a consulting agreement.

            (d) Exemption from Registration. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof, as a transaction not involving a public offering. This purchaser is a sophisticated investor capable of evaluating an investment in us.

      103. (a) Securities Issued. In June 2004, we issued 285,938 warrants to purchase shares of our common stock.

            (b) Underwriter or Other Purchasers. Such warrants were issued to Marc Berger.

            (c) Consideration. Such warrants were issued pursuant to a consulting agreement.

            (d) Exemption from Registration. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof, as a transaction not involving a public offering. This purchaser is a sophisticated investor capable of evaluating an investment in us.

            (e) Terms of Conversion or Exercise. Exercise price of the warrants is $0.08 per share and the warrants are exercisable for a period of seven years.

      104. (a) Securities Issued. In June 2004, we issued 610,417 warrants to purchase shares of our common stock.

            (b) Underwriter or Other Purchasers. Such warrants were issued to Marc Berger.

            (c) Consideration. Such warrants were issued pursuant to a consulting agreement.

            (d) Exemption from Registration. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof, as a transaction not involving a public offering. This purchaser is a sophisticated investor capable of evaluating an investment in us.

            (e) Terms of Conversion or Exercise. Exercise price of the warrants is $0.12 per share and the warrants are exercisable for a period of seven years

      105. (a) Securities Issued. In June 2004, we issued 275,000 shares of our common stock.

            (b) Underwriter or Other Purchasers. Such shares were issued to Steven Pollan.

            (c) Consideration. Such shares were issued pursuant to a consulting agreement.

            (d) Exemption from Registration. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof, as a transaction not involving a public offering. This purchaser is a sophisticated investor capable of evaluating an investment in us.

      106. (a) Securities Issued. In June 2004, we issued 929,214 warrants to purchase shares of our common stock.

            (b) Underwriter or Other Purchasers. Such warrants were issued to Steven Pollan.

            (c) Consideration. Such warrants were issued pursuant to a consulting agreement.

            (d) Exemption from Registration. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof, as a transaction not involving a public offering. This purchaser is a sophisticated investor capable of evaluating an investment in us.

            (e) Terms of Conversion or Exercise. Exercise price of the warrants is $0.08 per share and the warrants are exercisable for a period of seven years.

      107. (a) Securities Issued. In June 2004, we issued 951,458 warrants to purchase shares of our common stock.

            (b) Underwriter or Other Purchasers. Such warrants were issued to Steven Pollan.

            (c) Consideration. Such warrants were issued pursuant to a consulting agreement.

            (d) Exemption from Registration. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof, as a transaction not involving a public offering. This purchaser is a sophisticated investor capable of evaluating an investment in us.

            (e) Terms of Conversion or Exercise. Exercise price of the warrants is $0.12 per share and the warrants are exercisable for a period of seven years.

      108. (a) Securities Issued. In September 2004, 75,000 shares of our common stock were issued.

            (b) Underwriter or Other Purchasers. Such shares of stock were issued to Ed Basquez.

            (c) Consideration. Such shares were issued pursuant to the terms of a consulting agreement.

            (d) Exemption from Registration. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof, as a transaction not involving a public offering. This purchaser is a sophisticated investor capable of evaluating an investment in us.

      109. (a) Securities Issued. In November 2004, 10,000 shares of our series A convertible preferred stock were issued.

            (e) Underwriter or Other Purchasers. Such shares of stock were issued to Monarch Pointe Fund Ltd.

            (f) Consideration. Such shares were issued pursuant to the terms of a subscription agreement.

            (g) Exemption from Registration. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof, as a transaction not involving a public offering. This purchaser is a sophisticated investor capable of evaluating an investment in us.



ITEM 27.  EXHIBITS

EXHIBIT NO.   DESCRIPTION
-----------   -----------
              2.01(1)      Stock Purchase Agreement, dated April 20, 2004 by
                           and among USURF America, Inc. and Brandon Young, Brian Young and Byron Young, as shareholders of Connect Paging, Inc.

*             3.1          Articles of Incorporation of Registrant.

**            3.2          Bylaws of Registrant, as amended.

***           3.5          Articles of Amendment to Articles of Incorporation
                           of Registrant.

****          3.6          Articles of Amendment to Articles of Incorporation
                           of Registrant.

**            4.1          Specimen Common Stock Certificate.

              5.1          Legality Opinion of Richardson & Patel LLP.
                           Financial Statements of Connect Paging, Inc.
                           (successor to Extel Enterprises, Inc.)

#             21.1         Subsidiaries of Registrant.

#             23.1         Consent of Hein + Associates LLP, independent
                           auditors.

              23.2         Consent of Lewis B. Fox, independent auditors.

              23.3         Consent of Christopher K. Brenner P.C. (included in
                           Exhibit 5.1)

              24.1 Power of Attorney (included on page F-70 of this Registration Statement)

(1) Incorporated by reference to Exhibit 10.1 to Registrant's Current Report on Form 8-K filed with the SEC on May 5, 2004.

(2) Incorporated by reference to Exhibit 4.1 and Exhibit 4.2 to Registrant's Quarterly Report on Form 10-QSB filed with the SEC on August 23, 2004.

(3) Incorporated by reference to Exhibit 10.1 to Registrant's Current Report on Form 8-K filed with the SEC on November 5, 2004.

#     Filed herewith.

* Incorporated by reference from Registrant's Registration Statement on Form S-1, Commission File No. 333-26385.

** Incorporated by reference from Registrant's Registration Statement on Form S-1, Commission File No. 333-96027.

*** Incorporated by reference from Registrant's Current Report on Form 8-K, date of event, July 21, 1998.

**** Incorporated by reference from Registrant's Current Report on Form 8-K, date of event, July 6, 1999.

% Incorporated by reference from Registrant's Current Report on Form 8-K, date of event: March 10, 2003.

ITEM 28.  UNDERTAKINGS

      The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To included any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act);

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

           In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in the City of Broomfield, State of Colorado, on December 23, 2004.


                                                   USURF AMERICA, INC.


                                                   By: /S/ Douglas O. McKinnon
                                                     ---------------------------
                                                     Douglas O. McKinnon
                                                     President and Chief
                                                     Executive Officer

                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Douglas O. McKinnon as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do them in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their or his substitute or substitutes, shall do or cause to be done by virtue hereof.

      In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


SIGNATURES                         TITLE                                        DATE
-------------------------------    -------------------------------------------  ------------------

  /S/ Douglas O. McKinnon
-------------------------------    President and Chief Executive Officer        December 23, 2004
Douglas O. McKinnon                (Principal Executive Officer) and Director

 /S/ David A. Weisman
-------------------------------    Director and Chairman of the Board           December 23, 2004
David A. Weisman

 /S/ Ronald Bass
-------------------------------    Principal Accounting Officer                 December 23, 2004
Ronald Bass

 /S/ Byron Young
-------------------------------    Director                                     December 23, 2004
Byron Young

 /S/ Richard E. Wilson
-------------------------------    Director                                     December 23, 2004
Richard E. Wilson

 /S/ Ed Garneau
-------------------------------    Director                                     December 23, 2004
Ed Garneau
